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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)
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SUPPLEMENT DATED NOVEMBER 29, 2011 TO PROXY STATEMENT DATED AUGUST 31, 2011

NOTICE OF ADJOURNED SPECIAL MEETING OF SHAREHOLDERS TO BE RECONVENED
ON JANUARY 13, 2012

TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street, 40th Floor Chicago, Illinois 60602 312-630-1900
November 29, 2011

Dear Fellow Shareholders:

        This Supplement describes certain changes to proposals included in the Notice of Special Meeting and Proxy Statement dated August 31, 2011, which we refer to as the "Proxy Statement," of Telephone and Data Systems, Inc., which we refer to as "TDS." This Supplement also provides notice of the date of the adjourned Special Meeting at which the revised proposals will be considered, which we refer to as the "Adjourned Special Meeting," and discloses a change to the record date of shareholders entitled to vote on such proposals at the Adjourned Special Meeting. Capitalized terms used but not otherwise defined herein are used as defined in the Proxy Statement.

        The TDS Board believed that the original proposal of a one-to-one reclassification of the Special Common Shares into Common Shares as set forth in the Proxy Statement was appropriate under the circumstances and consistent with precedent transactions. In accordance with good corporate governance principles, the TDS Board conditioned approval of the Share Consolidation upon ratification and approval by a majority of the outstanding Common Shares and Special Common Shares (excluding shares held by the TDS Voting Trust and certain other persons affiliated with TDS), each voting separately as a class. At the Special Meeting of shareholders held on October 6, 2011, TDS did not have sufficient votes from holders of Common Shares to approve the Share Consolidation.

        As a result and after careful consideration and consultation with its advisors, the TDS Board, including all of the independent directors, is now proposing a new reclassification ratio to accomplish the goal of simplifying TDS' capital structure. The TDS Board believes that its new Share Consolidation proposal addresses the concerns raised by certain holders of its Common Shares while at the same time being fair to the holders of the Special Common Shares. The TDS Board believes that the Share Consolidation is highly valuable to TDS' future and that the proposed reclassification of the Special Common Shares as Common Shares and the related proposals described below and in the Proxy Statement are in the best interests of TDS and the holders of each class of its outstanding shares of capital stock. The TDS Board would like the holders of each class of TDS' outstanding shares to recognize, because each separate class has to approve the Share Consolidation, that the Share Consolidation has to be as fair as possible to each class of shares and that no one class can benefit unduly to the detriment of another class.

        Pursuant to the Share Consolidation, as revised, each Special Common Share would be reclassified as one Common Share, each Common Share would be reclassified as 1.087 Common Shares and each Series A Common Share would be reclassified as 1.087 Series A Common Shares. The primary purpose of this change is to recognize the fact that the Common Shares have generally traded at a premium to the Special Common Shares. Based on a review of the historical average premium, the TDS Board determined that the holders of Common Shares should receive 8.7% additional shares as compared to the holders of Special Common Shares in the Share Consolidation. Also, because the Series A Common Shares are convertible into Common Shares on a one-for-one basis, the TDS Board determined that the holders of Series A Common Shares should receive 8.7% additional shares as compared to the holders of Special Common Shares in the Share Consolidation.

        As more fully described in this Supplement, the TDS Board believes the Share Consolidation Amendment as revised offers several potential advantages as compared to other alternatives considered by the TDS Board. In particular, the revised Share Consolidation Amendment addresses the concerns raised by certain holders of Common Shares by recognizing the historical average trading premium of the Common Shares, results in less dilution of the voting power of the Common Shares in matters other than the election of directors, and increases the total dividends payable to TDS shareholders without reducing the dividends payable to holders of Special Common Shares.

        As disclosed in the Proxy Statement, TDS had scheduled a Special Meeting of shareholders on October 6, 2011 to vote on the proposals described in the Proxy Statement. This meeting was initially adjourned until October 20, 2011, was adjourned again until November 15, 2011, and then was adjourned until further notice. This Supplement provides notice that the Adjourned Special Meeting to vote on the revised proposals will be held on Friday, January 13, 2012, at 11:00 a.m. Chicago time, at the Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

        The Proxy Statement was previously sent to shareholders of record at the close of business on August 18, 2011. Due to the delays resulting from the adjournments of the Special Meeting as well as the changes to the proposals, the TDS Board has determined to change the record date of shareholders that will be entitled to vote at the Adjourned Special Meeting on January 13, 2012. Accordingly, the record date was changed to the close of business on December 9, 2011. Because of the new record date, we are re-circulating the Proxy Statement as well as new proxy cards together with this Supplement. These materials will be distributed to shareholders shortly after the new record date of December 9, 2011 on or about December 12, 2011.

        In evaluating the revised Share Consolidation Amendment, the TDS Board received and considered a revised opinion of Citigroup Global Markets Inc., which we refer to as "Citi," to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth therein, Citi's work described in this Supplement and other factors Citi deemed relevant, the reclassification ratio of one new Common Share for each outstanding Special Common Share and 1.087 new Common Shares for each outstanding Common Share was fair, from a financial point of view, to both the holders of Common Shares and the holders of Special Common Shares (solely in their capacity as holders of Common Shares or holders of Special Common Shares, as the case may be, and disregarding any interest any holder of Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of TDS), as described in the enclosed Supplement and in the opinion attached to the enclosed Supplement.

        In addition, the independent directors of TDS were advised by Credit Suisse Securities (USA) LLC, which we refer to as "Credit Suisse," and independent legal counsel in connection with the foregoing changes.

        A copy of the TDS Charter, marked to show the changes that would be made by the Charter Amendments, including the revised Share Consolidation Amendment, is attached hereto as Exhibit A. Exhibit A also highlights revisions to the Charter Amendments made since the date of the Proxy Statement. The primary change from the version that was attached to the Proxy Statement is that Paragraph A.1 of Article IV has been changed to provide that each Special Common Share would be reclassified as one Common Share, each Common Share would be reclassified as 1.087 Common Shares and each Series A Common Share would be reclassified as 1.087 Series A Common Shares.

        Certain clarifying changes are also being proposed to the Vote Amendment, and certain changes are also being proposed to the Incentive Plan Adoption proposal and the Adjournment Proposal, as discussed herein.

        The TDS Board, including the independent directors, has unanimously approved the proposals as revised, believes that the adoption of such proposals is in the best interests of TDS and holders of each class of its outstanding shares of capital stock and unanimously recommends that you vote "FOR" such proposals.

        As a result of the changes to the proposals and the record date, all proxies and broker votes previously submitted will be deemed null and void. YOU MUST SIGN AND RETURN A NEW PROXY CARD OR ATTEND THE ADJOURNED MEETING FOR YOUR VOTE TO BE COUNTED AT THE ADJOURNED SPECIAL MEETING ON JANUARY 13, 2012.

        YOUR PROXY IS VERY IMPORTANT. The trustees of the Voting Trust that holds a majority of the voting power of all shares of capital stock of TDS, which we refer to as the "TDS Voting Trust", have advised TDS that they intend to vote FOR the revised proposals. However, because the TDS Voting Trust and its trustees and beneficiaries have an interest in the implementation of the proposals and related transactions as discussed in this Supplement and the enclosed Proxy Statement, the TDS Board has also determined to voluntarily submit the revised Share Consolidation Amendment and the Vote Amendment for ratification and approval by a majority of the outstanding Common Shares and Special Common Shares (excluding shares held by the TDS Voting Trust and certain other persons affiliated with TDS), each voting separately as a class. Accordingly, please sign and mail your proxy in the enclosed self-addressed envelope or vote by proxy on the Internet or by phone in accordance with the instructions set forth on the proxy card(s).

        YOU SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY CARD AND YOU SHOULD RETAIN ALL CERTIFICATES WHICH REPRESENT TDS SHARES. IF THE PROPOSALS ARE APPROVED AND BECOME EFFECTIVE, SPECIAL COMMON SHARE CERTIFICATES WILL THEREAFTER REPRESENT AN EQUIVALENT NUMBER OF COMMON SHARES. COMMON SHARE CERTIFICATES AND SERIES A COMMON SHARE CERTIFICATES WILL CONTINUE TO REPRESENT THE NUMBER OF COMMON SHARES AND SERIES A COMMON SHARES IDENTIFIED ON THE CERTIFICATES AND, IF THE PROPOSALS ARE APPROVED AND BECOME EFFECTIVE, HOLDERS OF COMMON SHARES WILL ALSO RECEIVE 0.087 ADDITIONAL COMMON SHARES WITH RESPECT TO EACH COMMON SHARE AND CASH IN LIEU OF FRACTIONAL SHARES, AS DESCRIBED BELOW, AND HOLDERS OF SERIES A COMMON SHARES WILL ALSO RECEIVE 0.087 ADDITIONAL SERIES A COMMON SHARES WITH RESPECT TO EACH SERIES A COMMON SHARE AND CASH IN LIEU OF FRACTIONAL SHARES AS A RESULT OF THE SHARE CONSOLIDATION, AS DESCRIBED BELOW.

        If you have any questions, please call TDS' information agent, MacKenzie Partners, Inc., at 1-800-322-2885. We look forward with pleasure to visiting with you at the Adjourned Special Meeting.

Very truly yours,

Walter C.D. Carlson Chairman of the Board	LeRoy T. Carlson, Jr. President and Chief Executive Officer

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TELEPHONE AND DATA SYSTEMS, INC.
SUPPLEMENT DATED NOVEMBER 29, 2011
TO
PROXY STATEMENT DATED AUGUST 31, 2011

        At the Adjourned Special Meeting, shareholders will be asked to vote on the following proposals:

  1.
  To consider and approve an amendment, which we refer to as the "Share Consolidation Amendment," to the Restated Certificate of Incorporation of TDS, which we refer to as the "TDS Charter," to reclassify each Special Common Share as one Common Share, reclassify (and subdivide) each Common Share as 1.087 Common Shares and reclassify (and subdivide) each Series A Common Share as 1.087 Series A Common Shares, which we refer to as the "Share Consolidation," and to also add 165,000,000 authorized Common Shares to the 100,000,000 already authorized Common Shares, for a consolidated total of 265,000,000 authorized Common Shares, as more fully described in the Proxy Statement and as revised by this Supplement, by the statutory votes required pursuant to Section 242(b) of the Delaware General Corporation Law as described in the Proxy Statement. We refer to Proposal 1 as the "Share Consolidation Amendment—Statutory Vote."

  2.
  To ratify and approve the Share Consolidation Amendment, and the TDS Board's decision to approve such amendment, based on a non-waivable condition voluntarily established by the TDS Board, by (i) approval by a majority of the outstanding Common Shares (excluding Common Shares held by Affiliated Persons), voting separately as a class, and (ii) approval by a majority of the outstanding Special Common Shares (excluding Special Common Shares held by Affiliated Persons), voting separately as a class. We refer to Proposal 2 as the "Share Consolidation Amendment—Ratification Vote."

  3.
  To consider and approve an amendment, which we refer to as the "Vote Amendment," to the TDS Charter to fix the total percentage voting power of the Series A Common Shares, on the one hand, and Common Shares, on the other hand, in matters other than the election of directors at the aggregate percentage of the voting power of the Series A Common Shares and Common Shares, respectively, immediately prior to the effective time of the foregoing reclassification, subject to adjustment due to changes in the number of outstanding Series A Common Shares, as more fully described in the Proxy Statement and as revised by this Supplement, by the statutory votes required pursuant to Section 242(b) of the Delaware General Corporation Law as described in the Proxy Statement. We refer to Proposal 3 as the "Vote Amendment—Statutory Vote."

  4.
  To ratify and approve the Vote Amendment, and the TDS Board's decision to approve such amendment, based on a non-waivable condition voluntarily established by the TDS Board, by (i) approval by a majority of the outstanding Common Shares (excluding Common Shares held by Affiliated Persons), voting separately as a class, and (ii) approval by a majority of the outstanding Special Common Shares (excluding Special Common Shares held by Affiliated Persons), voting separately as a class. We refer to Proposal 4 as the "Vote Amendment—Ratification Vote."

  5.
  To consider and approve a proposal to amend and restate the TDS Charter, which we refer to as the "Ancillary Amendment," to eliminate obsolete and inoperative provisions relating to series of Preferred Shares that are no longer outstanding and relating to Tracking Stock, which has never been issued and which the TDS Board no longer has any intention of issuing, as more fully described in the Proxy Statement, by the statutory votes required pursuant to Section 242(b) of the Delaware General Corporation Law as described in the Proxy Statement.

  6.
  To consider and approve the adoption of the Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan, which we refer to as the "Incentive Plan Adoption," related to the Share Consolidation Amendment, as more fully described in the Proxy Statement and as revised by this Supplement, by the vote described in the Proxy Statement.

v

  7.
  To consider and approve the adoption of an amendment and restatement of the Telephone and Data Systems, Inc. Compensation Plan for Non-Employee Directors, which we refer to as the "Director Plan Amendment," related to the Share Consolidation Amendment, as more fully described in the Proxy Statement, by the vote described in the Proxy Statement.

  8.
  To approve a proposal to adjourn the Adjourned Special Meeting, if needed, to solicit additional votes in favor of Proposals 1, 2, 3 and 4, as described in this Supplement, by the vote described in the Proxy Statement. We refer to Proposal 8 as the "Adjournment Proposal."

  9.
  To transact such other business as may properly be brought before the Adjourned Special Meeting or any and all adjournments thereof by or at the direction of the TDS Board.

        The TDS Board has directed that the foregoing Proposals 1-8, as revised in the manner described in this Supplement, be brought before the Adjourned Special Meeting for approval by the shareholders of TDS.

QUESTIONS AND ANSWERS

        The following describes changes to the information included in the Proxy Statement as a result of the change to the reclassification ratio in the Share Consolidation Amendment and the adjournment of the Special Meeting. This information revises and supplements the Proxy Statement and should be read with the more detailed information contained in the Proxy Statement and in the Supplement below. You may obtain the information incorporated by reference in the Proxy Statement as supplemented hereby without charge by following the instructions under "Where You Can Find More Information" below.

Why am I receiving this Supplement?

        The TDS Board has approved changes to the proposals included in the Proxy Statement. These changes are described more fully below in this Supplement.

        In particular, the TDS Board has approved a change to the Share Consolidation Amendment in Proposals 1 and 2. As revised, each Special Common Share would be reclassified as one Common Share, each Common Share would be reclassified as 1.087 Common Shares and each Series A Common Share would be reclassified as 1.087 Series A Common Shares. The primary purpose of this change is to recognize the fact that the Common Shares have generally traded at a premium to the Special Common Shares. Based on a review of the historical average premium, the TDS Board determined that the holders of Common Shares should receive 8.7% additional shares as compared to the holders of Special Common Shares in the Share Consolidation. In addition, because the Series A Common Shares are convertible into Common Shares on a one-for-one basis, the TDS Board determined that the holders of Series A Common Shares should receive 8.7% additional shares as compared to the holders of Special Common Shares in the Share Consolidation. See "Revised Share Consolidation Amendment" below.

        In addition, certain clarifying changes (not substantive in nature) are being made to the Vote Amendment as originally described in the Proxy Statement. See "Revised Vote Amendment" below.

        In addition, the changes to the Share Consolidation Amendment and the adjournments of the Special Meeting discussed above have an effect on Proposal 6, which we refer to as the "Incentive Plan Adoption," relating to the adoption of the Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan, which we refer to as the "2011 Incentive Plan." Accordingly, certain changes have been made to Proposal 6 that was included in the Proxy Statement and to the 2011 Incentive Plan, which was attached as Exhibit C to the Proxy Statement.

        See "Changes to Proposal 6—Adoption of Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan" below.

        In addition, TDS has revised Proposal 8, the Adjournment Proposal, so that it applies to the Adjourned Special Meeting, as defined below. See "Changes to Proposal 8—Adjournment Proposal" below.

What does the TDS Board recommend?

        The TDS Board, including the independent directors, has unanimously approved each proposal, including the revised Share Consolidation Amendment, the revised Vote Amendment, the revised Incentive Plan Adoption and the revised Adjournment Proposal, believes that the adoption of each proposal is in the best interests of TDS and its shareholders and unanimously recommends that you vote "FOR" each of the proposals, as revised by this Supplement.

What is the date, time and place of the Adjourned Special Meeting?

        The adjourned Special Meeting to vote on the revised proposals described in this Supplement, which we refer to as the "Adjourned Special Meeting," will be held on Friday, January 13, 2012, at 11:00 a.m. Chicago time at the Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

What is the new record date for the Adjourned Special Meeting?

        The record date for shareholders to vote at the Adjourned Special Meeting on January 13, 2012 has been changed from the close of business on August 18, 2011 to the close of business on December 9, 2011.

What do I need to do now?

        As a result of the changes to the proposals and the record date, all proxies and broker votes previously submitted will be deemed null and void. YOU MUST SIGN AND RETURN A NEW PROXY CARD OR ATTEND THE ADJOURNED SPECIAL MEETING AND VOTE IN PERSON FOR YOUR VOTE TO BE COUNTED AT THE ADJOURNED SPECIAL MEETING ON JANUARY 13, 2012.

        If you do not expect to be present and vote in person at the Adjourned Special Meeting, please sign and mail the enclosed proxy in the enclosed self-addressed envelope to Computershare Trust Company, N.A., P.O. Box 43126, Providence, Rhode Island 02940-5138, or vote by proxy on the Internet or by phone in accordance with the instructions on the proxy card.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the closing of polls at the Adjourned Special Meeting (by written notice to the Secretary of TDS, by submitting a later dated proxy or by attendance and voting in person at the Adjourned Special Meeting). Once the polls are closed, however, proxies may not be retroactively revoked.

What happens to the vote I previously submitted via proxy or broker instruction?

        All proxies and broker votes previously submitted with respect to the proposals in the Proxy Statement will be deemed null and void. A new proxy card is enclosed to enable you to vote on the proposals listed above at the Adjourned Special Meeting. YOUR VOTE IS IMPORTANT. Whether or not you are able to attend the Adjourned Special Meeting in person, it is important that your shares be represented. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote can be changed if you attend the Adjourned Special Meeting, withdraw your proxy, and vote in person. Please vote as soon as possible.

What are the changes to the Share Consolidation Amendment in Proposals 1 and 2?

        The Share Consolidation Amendment originally contemplated that each issued Special Common Share would be reclassified as one Common Share. The Share Consolidation Amendment did not originally contemplate reclassification of Common Shares or Series A Common Shares as a greater number of such shares.

        As revised, each Special Common Share would be reclassified as one Common Share, each Common Share would be reclassified as 1.087 Common Shares and each Series A Common Share would be reclassified as 1.087 Series A Common Shares. The purpose of this change is to recognize the fact that the Common Shares have generally traded at a premium to the Special Common Shares. Based on a review of the historical average premium, the TDS Board determined that the holders of Common Shares should receive 8.7% additional shares as compared to the holders of Special Common Shares in the Share Consolidation. Also, because the Series A Common Shares are convertible into Common Shares on a one-for-one basis, the TDS Board determined that the holders of Series A Common Shares should receive 8.7% additional shares as compared to the holders of Special Common Shares in the Share Consolidation. See "Revised Share Consolidation Amendment" below.

        The following shows certain information about the status quo, the original Share Consolidation proposal and the revised Share Consolidation proposal based on shares outstanding as of September 30, 2011 and assuming the Charter Amendments became effective on such date:

1.     Reclassification Ratio

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Common for Special	—	1.000	1.000
Common for Common	—	1.000	1.087
Series A for Series A	—	1.000	1.087

2.     Common Stock Outstanding (in millions)

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Special Common Shares—Status Quo
(Common Shares—Pro Forma)	46.9	46.9	46.9
Common Shares	50.0	50.0	54.3

Subtotal	96.9	96.9	101.2
Series A Common Shares	6.5	6.5	7.1

Total	103.4	103.4	108.3

3.     Percentage of Outstanding Common Stock

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Special Common Shares—Status Quo
(Common Shares—Pro Forma)	45.4%	45.4%	43.3%
Common Shares	48.3%	48.3%	50.1%

Subtotal	93.7%	93.7%	93.4%
Series A Common Shares	6.3%	6.3%	6.6%

Total	100.0%	100.0%	100.0%

4.     Percentage Voting Power in Matters Other than Election of Directors

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Special Common Shares—Status Quo
(Common Shares—Pro Forma)	—	21.0%	20.1%
Common Shares	43.3%	22.3%	23.2%

Subtotal	43.3%	43.3%	43.3%
Series A Common Shares	56.7%	56.7%	56.7%

Total	100.0%	100.0%	100.0%

5.     Percentage Outstanding Shares held by TDS Voting Trust

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Special Common Shares—Status Quo
(Common Shares—Pro Forma):	5.9%	5.9%	5.6%
Common Shares	0.0%	0.0%	0.0%
Series A Common Shares	6.0%	6.0%	6.2%

Total	11.9%	11.9%	11.8%

6.     Percentage Voting Power of TDS Voting Trust in Matters Other than Election of Directors

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Special Common Shares—Status Quo
(Common Shares—Pro Forma):	0.0%	2.7%	2.6%
Common Shares	0.0%	0.0%	0.0%
Series A Common Shares	53.6%	53.6%	53.6%

Total	53.6%	56.3%	56.2%

7.     Total Annual Dividends Paid based on Current Dividend Rate (in millions)

	Status Quo	Pro Forma Prior Proposal	Pro Forma Revised Proposal
Special Common Shares—Status Quo
(Common Shares—Pro Forma) (1)	$22.0	$22.0	$22.0
Common Shares	23.5	23.5	25.5

Subtotal	45.5	45.5	47.5
Series A Common Shares (1)	3.1	3.1	3.4

Total	$48.6	$48.6	$50.9

(1)
Although the TDS Voting Trust would have an increase in dividends of approximately $0.3 million per year with respect to its Series A Common Shares, because it currently holds approximately the same number of Special Common Shares, which would decline as a proportion of total equity, the percentage of total dividends paid to the TDS Voting Trust, as a percentage of total dividends paid to all shareholders, would decrease slightly from approximately 11.9% to 11.8%.

        For additional information regarding TDS' current and proposed equity capitalization, see "Summary Comparison of Current Equity Capitalization with Proposed Capitalization, as Revised" below.

What are the changes to the Vote Amendment in Proposals 3 and 4?

        No substantive changes are being made to the Vote Amendment as originally described in the Proxy Statement. Only certain clarifying changes are being made as discussed below. See "Revised Vote Amendment" below.

What are the changes to the Incentive Plan Adoption proposal in Proposal 6?

        The changes to the Share Consolidation Amendment and the adjournments of the Special Meeting discussed above have an effect on Proposal 6 relating to the adoption of the 2011 Incentive Plan. Accordingly, certain changes have been made to Proposal 6 that was included in the Proxy Statement and to the 2011 Incentive Plan, which was attached as Exhibit C to the Proxy Statement. Proposal 6 and the 2011 Incentive Plan have been revised to provide that if the 2011 Incentive Plan is approved by shareholders, the 2011 Incentive Plan will be effective as of the effective date of the Charter Amendments, as revised in the manner described in this Supplement (and will be void and of no effect if the revised Charter Amendments are not effectuated). The revised 2011 Incentive Plan also provides that its terms will govern annual bonus deferrals and related employer match awards for calendar years commencing on or after January 1, 2013, and that such deferrals and match awards for calendar years commencing prior to January 1, 2013 will be governed by the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan.

        See "Changes to Proposal 6—Adoption of Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan" below.

What are the changes to the Adjournment Proposal in Proposal 8?

        Proposal 8 in the Proxy Statement was intended to permit TDS to adjourn the Special Meeting on October 6, 2011, if needed, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve Proposal 1, 2, 3 or 4. TDS has revised Proposal 8 so that it applies to the Adjourned Special Meeting, as defined above. As a result, approval of revised Proposal 8 would authorize TDS to adjourn the Adjourned Special Meeting on January 13, 2012, if needed, to solicit additional proxies if there are insufficient votes at the time of the Adjourned Special Meeting to approve Proposal 1, 2, 3 or 4.

        See "Changes to Proposal 8—Adjournment Proposal" below.

What are the federal income tax consequences of the proposals, as revised?

        No gain or loss is expected to be recognized by any of the holders of Special Common Shares, Common Shares or Series A Common Shares as a result of the Charter Amendments, including the revised Share Consolidation Amendment, except to the extent of cash received in lieu of fractional shares.

        See "Federal Income Tax Consequences" below for a more complete discussion of the federal income tax consequences of the Charter Amendments, including the revised Share Consolidation Amendment. You are strongly urged to consult your tax advisor as to the specific tax consequences to you of the Charter Amendments, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

What will happen if the Charter Amendments become effective?

        The following describes the anticipated effects on holders of Special Common Shares, Common Shares and Series A Common Shares if the Charter Amendments, as revised, become effective.

        The following illustration assumes that you own 100 Special Common Shares.

  •
  Shares: In the Share Consolidation, your 100 Special Common Shares would be reclassified as 100 Common Shares.

  •
  Votes for Directors: The 100 Common Shares would continue to have 100 votes in the election of 25% of the directors plus one additional director (or a total of four directors based on the current TDS Board size of twelve directors). As of September 30, 2011, holders of Special Common Shares have approximately 48.4% of the aggregate voting power in the election of these four directors. After the Share Consolidation, in the aggregate, the current holders of Special Common Shares would have approximately 46.3% of the voting power in the election of these four directors.

  •
  Votes for Other Matters: Although the Special Common Shares currently do not have a vote in matters other than the election of directors, the 100 Common Shares into which such Special Common Shares are reclassified would, as Common Shares, vote in the election of directors and on all other matters. In matters other than the election of directors, the voting power of the 100 new Common Shares would float along with the voting power of all other Common Shares so that the total voting power of all Common Shares after the Charter Amendments are effective would equal approximately 43.3% (based on shares outstanding on September 30, 2011) of the total voting power of all outstanding shares of common stock in matters other than the election of directors (subject to adjustment based on changes in the outstanding Series A Common Shares as discussed below and in the Proxy Statement). As a result of the reclassification of all outstanding Special Common Shares as Common Shares in the Share Consolidation, the initial per share voting power of each Common Share in matters other than the election of directors would be approximately 0.54 votes per share. Accordingly, such 100 Special Common Shares, which currently do not vote in matters other than the election of directors, would initially have approximately 54 votes in matters other than the election of directors after those shares are reclassified as 100 Common Shares in the Share Consolidation, and thereafter would have voting power that would float depending on the number of outstanding Common Shares and Series A Common Shares, as discussed below and in the Proxy Statement.

  •
  Dividends: Subject to declaration or change in the per share dividend rate by the TDS Board, you would continue to receive a quarterly cash dividend of $0.1175 per share with respect to the 100 Common Shares that you receive upon the reclassification of your 100 Special Common Shares, which is the amount of the per share quarterly dividend all holders of common stock currently receive. The amount of the aggregate quarterly dividend that a holder of 100 Special Common Shares currently receives is $11.75, based on the current quarterly dividend rate of $0.1175 per share. The amount of the aggregate quarterly dividend you would receive as a holder of 100 Common Shares would continue to be $11.75, based on the current quarterly dividend rate of $0.1175 per share.

  •
  NYSE: The Common Shares would be traded on the NYSE under the symbol "TDS." The Special Common Shares would no longer be outstanding and would cease to trade on the NYSE.

        The following illustration assumes that you own 100 Common Shares.

  •
  Shares: In the Share Consolidation, your 100 Common Shares would be reclassified as 108 Common Shares and you would receive cash in lieu of 0.7 of a Common Share.

  •
  Votes for Directors: Currently, the 100 Common Shares have 100 votes in the election of 25% of the directors plus one additional director (or a total of four directors based on the current TDS Board size of twelve directors). After the Share Consolidation, the 108 Common Shares would have 108 votes in the election of these four directors. Currently, holders of Common Shares have approximately 51.6% of the aggregate voting power in the election of these four directors. After the Share Consolidation, the current holders of Common Shares would have approximately 53.7% of the aggregate voting power in the election of these four directors.

  •
  Votes for Other Matters: The 108 Common Shares would continue to vote in matters other than the election of directors. However, the Common Shares would no longer have one vote per share in such matters. Instead, the voting power of the Common Shares would float so that the total voting power of all Common Shares after the Charter Amendments are effective would equal approximately 43.3% (based on shares outstanding on September 30, 2011) of the total voting power of all outstanding shares of common stock in matters other than the election of directors (subject to adjustment based on changes in the outstanding Series A Common Shares as discussed below and in the Proxy Statement). As a result of the reclassification of all outstanding Special Common Shares as Common Shares in the Share Consolidation, the initial per share voting power of each Common Share would be approximately 0.54 votes per share. Accordingly, the total voting power of such 108 Common Shares would initially decline from 108 votes to approximately 58 votes in matters other than the election of directors after the Charter Amendments are effective and thereafter would have voting power that would float depending on the number of outstanding Common Shares and Series A Common Shares, as discussed below and in the Proxy Statement.

  •
  Dividends: Subject to declaration or change in the per share dividend rate by the TDS Board, you would continue to receive a quarterly cash dividend of $0.1175 per share with respect to the 108 Common Shares that you receive upon the reclassification of your 100 Common Shares, which is the amount of the per share quarterly dividend all holders of common stock currently receive. The amount of the aggregate quarterly dividend a holder of 100 Common Shares currently receives is $11.75, based on the current quarterly dividend rate of $0.1175 per share. The amount of the aggregate quarterly dividend you would receive as a holder of 108 Common Shares would increase to $12.69, based on the current quarterly dividend rate of $0.1175 per share.

  •
  NYSE: The Common Shares would continue to be traded on the NYSE under the symbol "TDS."

        The following illustration assumes that you own 100 Series A Common Shares.

  •
  Shares: In the Share Consolidation, your 100 Series A Common Shares would be reclassified as 108 Series A Common Shares and you would receive cash in lieu of 0.7 of a Series A Common Share.

  •
  Votes for Directors: The 108 Series A Common Shares would have 1,080 votes in the election of 75% of the directors less one director (or a total of eight directors based on the current TDS Board size of twelve directors). Because the Series A Common Shares currently have almost 100% of the voting power in the election of these eight directors, the increased number of shares would have no practical effect in the election of these directors.

  •
  Votes for Other Matters: The 108 Series A Common Shares would also have 1,080 votes in matters other than the election of directors. However, the voting power of the Series A Common Shares in matters other than the election of directors would be fixed based on shares outstanding immediately prior to the effectiveness of the Charter Amendments (approximately 56.7% based on shares outstanding on September 30, 2011) and thereafter could decrease depending on the number of outstanding Common Shares and Series A Common Shares, as discussed below and in the Proxy Statement. The additional Series A Common Shares issued in the Share Consolidation would not increase the aggregate percentage voting power of the Series A Common Shares in matters other than the election of directors above 56.7% (based on shares outstanding on September 30, 2011).

  •
  Dividends: Subject to declaration or change in the per share dividend rate by the TDS Board, you would continue to receive a quarterly cash dividend of $0.1175 per share with respect to the 108 Series A Common Shares that you receive upon the reclassification of your 100 Series A Common Shares, which is the amount of the per share quarterly dividend all holders of common stock currently receive. The amount of the aggregate quarterly dividend a holder of 100 Series A Common Shares currently receives is $11.75, based on the current quarterly dividend rate of $0.1175 per share. The amount of the aggregate quarterly dividend you would receive as a holder of 108 Series A Common Shares would increase to $12.69, based on the current quarterly dividend rate of $0.1175 per share.

  •
  NYSE: There is no public market for the Series A Common Shares. The 108 Series A Common Shares would no longer be convertible into Special Common Shares, but would continue to be convertible into Common Shares on a share-for-share basis, or into 108 Common Shares. Thus, the Series A Common Shares would continue to be convertible into a class of stock that is listed and traded on the NYSE.

        See "Revised Share Consolidation Amendment" and "Revised Vote Amendment" below.

What will happen to TDS' outstanding stock-based awards as a result of the revised Share Consolidation Amendment?

        If the revised Share Consolidation Amendment becomes effective, TDS will appropriately adjust outstanding options, restricted stock units and other stock awards issued under the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan to reflect the reclassification, and such awards will be settled solely in Common Shares. Such adjustment, including any adjustment to the exercise price of an option or number of Common Shares subject to the award, shall be determined in a manner consistent with requirements of applicable federal tax regulations and other applicable requirements.

Did TDS receive a revised fairness opinion from a financial advisor?

        In deciding to revise the Share Consolidation Amendment, the TDS Board received and considered a revised opinion from Citi to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth therein, Citi's work described below under "Other Information Regarding Revised Charter Amendments—Opinion of Financial Advisor" and other factors Citi deemed relevant, the reclassification ratio of one new Common Share for each outstanding Special Common Share and 1.087 new Common Shares for each outstanding Common Share was fair, from a financial point of view, to both the holders of Common Shares and the holders of Special Common Shares (solely in their capacity as holders of Common Shares or holders of Special Common Shares, as the case may be, and disregarding any interest any holder of Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of TDS). The full text of the revised written opinion of Citi, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included in this Supplement as Exhibit B. We urge you to read the revised opinion in its entirety.

        Citi's advisory services and opinion were provided for the information and assistance of the TDS Board in connection with its consideration of the revised Share Consolidation Amendment. Neither Citi's opinion nor the related analyses constituted a recommendation of the proposed Share Consolidation or the proposed reclassification ratio to the TDS Board. Citi's opinion was not intended to be and does not constitute a recommendation, and Citi does not make any recommendation, as to how any holder of TDS shares should vote with respect to the revised Share Consolidation Amendment or any of the other proposals.

        See "Other Information Regarding Revised Charter Amendments—Opinion of Financial Advisor" below.

Did the independent directors of TDS receive financial and legal advice in connection with the changes to the revised Share Consolidation Amendment?

        In connection with their consideration of the changes to the Share Consolidation Amendment, the independent directors received the advice of Credit Suisse as financial advisor, and Bass, Berry & Sims as legal advisor, to the independent directors.

How does the TDS Voting Trust intend to vote with respect to the revised proposals?

        The TDS Voting Trust has advised TDS that it intends to vote FOR the revised proposals.

        However, approval of the revised Share Consolidation Amendment in Proposals 1 and 2 and the revised Vote Amendment in Proposals 3 and 4 is not assured even if the TDS Voting Trust votes in favor of such proposals, due to the class votes described in the Proxy Statement.

What is the number of outstanding shares and voting power in matters other than the election of directors based on shares outstanding on September 30, 2011?

        Each holder of outstanding Common Shares or Preferred Shares is entitled to one vote for each Common Share or Preferred Share held in such holder's name. Each holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name. The following shows information relating to the outstanding shares, votes per share and total voting power

(for all such shares in total and for each of the Series A Common Shares and Common Shares as a class) of such shares as of September 30, 2011:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power in Matters other than the Election of Directors
Series A Common Shares	6,538,176	10	65,381,760
Common Shares	49,962,745	1	49,962,745
Preferred Shares	8,300	1	8,300

			115,352,805

        The above also shows the individual class voting power of the Series A Common Shares and of the Common Shares based on shares outstanding as of September 30, 2011.

        Also, under the TDS Charter, the holders of Special Common Shares do not vote for matters other than the election of certain directors except as required by law or regulation. However, the holders of Special Common Shares have a statutory class vote under the Delaware General Corporation Law with respect to the Share Consolidation Amendment. In addition, the TDS Board has determined to voluntarily submit the Share Consolidation Amendment and the Vote Amendment for approval and ratification by a majority vote of the holders of Special Common Shares other than Affiliated Persons (voting separately as a class), as well as by a majority vote of the holders of Common Shares other than Affiliated Persons (voting separately as a class). Accordingly, the following shows information relating to the outstanding shares, votes per share and total voting power of the Special Common Shares as of September 30, 2011:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power
Special Common Shares	46,886,045	1	46,886,045

What is the number of shares held by Affiliated Persons as of September 30, 2011?

        In the ratification votes under Proposals 2 and 4, shares held by Affiliated Persons will be excluded. The following shows the number of outstanding Common Shares and Special Common Shares as of September 30, 2011 that are considered to be held by Affiliated Persons for purposes of these votes:

Holders	Common Shares	Special Common Shares
Held by TDS Voting Trust	—	6,096,009
Held by Non-Voting Trust Affiliated Persons	156,892	315,928

Total	156,892	6,411,937

What votes are required for approval of the revised proposals?

        The votes required for approval of the revised proposals are the same as were described in the Proxy Statement, except that, in addition to the votes described in the Proxy Statement, Proposal 1 will also require the approval of the holders of a majority of the voting power of the Series A Common Shares outstanding and entitled to vote thereon, voting as a separate class.

        The vote of the holders of Series A Common Shares, Common Shares and Preferred Shares in Proposal 1 will also serve to satisfy the vote required for the issuance of additional Common Shares and Series A Common Shares upon the reclassification pursuant to Section 312.03 of the NYSE Listed Company Manual.

What is the procedure for effecting the Charter Amendments and the impact on holders of stock certificates?

        If shareholders approve the proposed Charter Amendments, including the revised Share Consolidation Amendment, and the TDS Board determines to implement the proposed Charter

Amendments, TDS will file a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Charter Amendments would become effective at the time and date specified in such Restated Certificate of Incorporation, which we refer to as the "Effective Time."

        Beginning at the Effective Time, without further action by the holders of TDS shares, (i) existing certificates representing Special Common Shares will automatically represent an equal number of Common Shares, (ii) existing certificates representing Common Shares will automatically represent an equal number of Common Shares, and (iii) existing certificates representing Series A Common Shares will automatically represent an equal number of Series A Common Shares. To the extent feasible, certificates will not be distributed with respect to the 0.087 additional shares. Such additional shares will be distributed to record holders in book entry form, to the extent feasible. Following the Effective Time, each holder of Common Shares and Series A Common Shares will receive a statement showing the number of additional shares credited to such holder and a check in payment for any fractional shares.

Should I send in my stock certificates?

        No. You should not send in your existing stock certificates representing shares of TDS. It will not be necessary for holders of Special Common Shares, Common Shares or Series A Common Shares to exchange their existing certificates for new certificates.

        Shareholders should retain all certificates which currently represent Special Common Shares because such certificates will continue to represent Special Common Shares if the Share Consolidation Amendment does not become effective, and will represent Common Shares if the Share Consolidation Amendment becomes effective.

        Shareholders should also retain all certificates representing Common Shares and Series A Common Shares. Such certificates will continue to represent the number of Common Shares or Series A Common Shares, respectively, identified on the certificates, whether or not the Share Consolidation Amendment becomes effective. If the Share Consolidation Amendment becomes effective, Computershare will distribute the additional Common Shares resulting from the Share Consolidation Amendment with respect to outstanding Common Shares and the additional Series A Common Shares resulting from the Share Consolidation Amendment with respect to outstanding Series A Common Shares, and cash in lieu of fractional shares, in the following manner. Holders of Common Shares and Series A Common Shares will not be required to surrender certificates to receive the additional shares or cash in lieu of fractional shares.

        Except as discussed in the answer to the next question, no fractional shares will be issued in connection with the reclassification of each Common Share as 1.087 Common Shares or the reclassification of each Series A Common Share as 1.087 Series A Common Shares. The number of additional Common Shares or Series A Common Shares to which each holder of Common Shares or Series A Common Share is entitled as a result of the Share Consolidation will be determined as follows. The number of Common Shares or Series A Common Shares held of record by each record holder at the Effective Time will be multiplied by 0.087. If the product so obtained is not a whole number, the result will be rounded down to the next smaller whole number and holders of Common Shares or Series A Common Shares will be issued such whole number of Common Shares or Series A Common Shares, respectively. To the extent feasible, certificates will not be distributed with respect to the 0.087 additional shares. Such additional shares will be distributed to record holders in book entry form, to the extent feasible. In lieu of any fractional Common Share or fractional Series A Common Share to which such record holder would have been entitled but for the foregoing rounding, TDS will pay to such record holder an amount in cash equal to the product obtained by multiplying such fraction by the closing price of a Common Share on the NYSE on the last full trading day before the Effective Time.

        If the Share Consolidation Amendment becomes effective, the former holders of Special Common Shares will be able to request Common Share certificates in exchange for the old Special Common Share certificates, but there will be no need to do so. In addition, holders of Common Shares and Series A Common Shares who receive additional shares in book entry form may request certificates for such shares, but there will be no need to do so. You can make such requests by contacting TDS'

transfer agent and registrar, Computershare Trust Company, N.A., which we refer to as "Computershare," at 1-877-337-1575 or online at www.computershare.com.

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee, you should contact such nominee to determine how you will receive your shares and cash in lieu of any fractional shares.

What will happen if I participate in one of the TDS Dividend Reinvestment Plans?

        TDS sponsors a Special Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, which we refer to as the "Special Common Share DRIP," a Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, which we refer to as the "Common Share DRIP," and a Series A Common Share Automatic Dividend Reinvestment Plan, which we refer to as the "Series A DRIP."

        Participants in the Special Common Share DRIP will automatically have all of the Common Shares into which such participant's Special Common Shares in the Special Common Share DRIP have been reclassified credited to the Common Share DRIP in book entry form. Whole and fractional shares will be credited to the accounts of participants. Shareholders can request certificates to be issued as set forth in the Common Share DRIP. The Special Common Share DRIP will be terminated if the Share Consolidation Amendment becomes effective because there will no longer be any Special Common Shares authorized or outstanding.

        Participants in the Common Share DRIP will automatically have the additional Common Shares received in the reclassification credited to the account of such participant in the Common Share DRIP in book entry form. Pursuant to the Common Share DRIP, whole and fractional shares will be credited to the accounts of participants. As a result, participants will be issued fractional shares in lieu of a cash payment. Shareholders can request certificates to be issued as set forth in the Common Share DRIP.

        Participants in the Series A DRIP will automatically have the additional Series A Common Shares received in the reclassification credited to the account of such participant in the Series A DRIP in book entry form. Pursuant to the Series A DRIP, whole and fractional shares will be credited to the accounts of participants. As a result, participants will be issued fractional shares in lieu of a cash payment. Shareholders can request certificates to be issued as set forth in the Series A DRIP.

Do shareholders have dissenters' rights with respect to the revised Share Consolidation Amendment?

        No holders of capital stock of TDS have the right to dissent and receive payment for their shares (sometimes referred to as appraisal rights) under Delaware law in connection with the revised Share Consolidation Amendment or with respect to any of the other proposals.

Do shareholders have additional possible regulatory requirements as a result of the revised Share Consolidation Amendment?

        Shareholders meeting applicable size thresholds who will hold TDS common stock valued at $66 million or more after the Share Consolidation may have a pre-merger notification filing obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, unless the shareholder qualifies for an exemption to the filing requirements under such Act.

Can the Adjourned Special Meeting to be held on January 13, 2012 be further adjourned or postponed?

        Even if a quorum is present, holders of a majority of the voting power of the voting stock of TDS represented in person or by proxy may adjourn or postpone the Adjourned Special Meeting. Because it holds a majority of the voting power of all classes of stock of TDS, the TDS Voting Trust has the voting power to propose and approve an adjournment or postponement.

        In addition, the TDS Board is asking shareholders to approve Proposal 8, as revised, which would give the persons named in the enclosed proxy discretionary authority to further adjourn the Adjourned Special Meeting to solicit additional votes for Proposal 1, 2, 3 or 4.

        Also, the Adjourned Special Meeting could be postponed before it is convened, and any adjournment or postponement can be postponed before it is convened. TDS does not currently have any expectation that the Adjourned Special Meeting would be adjourned or postponed.

Who is soliciting proxies for the Adjourned Special Meeting?

        Your proxy is solicited by the TDS Board and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on its behalf, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. No remuneration, other than regular compensation, will be paid to any such officer, director or employee in connection with such activities. TDS has not engaged any agents to solicit proxies and no commission or other remuneration is being paid or given directly or indirectly for soliciting such proxies.

What do I do if I have additional questions about voting procedures or need additional copies of this Supplement, the Proxy Statement or the Proxy Cards?

        If you have any questions about voting procedures prior to the Adjourned Special Meeting, please contact TDS' information agent, MacKenzie Partners, Inc., at the address, telephone number, fax number or email address indicated below. Any substantive questions about the proposals will be directed to TDS. The services of MacKenzie Partners are ministerial and will not involve any recommendation by MacKenzie Partners with respect to the proposals or encouragement to vote in a particular manner.

        Additional copies of this Supplement, the Proxy Statement or the proxy cards may be obtained from the information agent as follows:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)

or

CALL TOLL-FREE (800) 322-2885
FAX: (212) 929-0308
TDSproxy@mackenziepartners.com

SUMMARY COMPARISON OF CURRENT EQUITY CAPITALIZATION
WITH PROPOSED CAPITALIZATION, AS REVISED

        The following is an updated summary of the differences between the equity capitalization of TDS as of September 30, 2011, under the column captioned "Status Quo," and the equity capitalization of TDS on a pro forma basis as of September 30, 2011, under the column captioned "Pro-Forma," as if the revised Charter Amendments had become effective on that day, reflecting the reclassification ratio of one Common Share per Special Common Share, 1.087 Common Shares per Common Share and 1.087 Series A Common Shares per Series A Common Share. Reference to shares held by "Non-Voting Trust Affiliated Persons" is comprised of shares held by members of the Carlson family outside of the TDS Voting Trust and shares held by directors and executive officers of TDS outside of the TDS Voting Trust. "Other Shareholders" refers to holders of Series A Common Shares, Common Shares or Special Common Shares other than the Affiliated Persons. The following numbers are rounded and assume that fractional shares will be issued rather than redeemed for cash. (Some columns may not total due to rounding.)

        NOTE: Shares that are Special Common Shares in the Status Quo column represent Common Shares in the Pro Forma column following the Share Consolidation.

1.     Authorized Shares

	Status Quo	Pro-Forma
Preferred Shares
Series that remain outstanding	9,577	9,577
Series that are no longer outstanding	269,824	269,824

Total Preferred Shares	279,401	279,401
Undesignated Shares	4,720,599	4,720,599

Preferred Shares and Undesignated Shares	5,000,000	5,000,000

Common Stock:
Series A Common Shares	25,000,000	25,000,000
Special Common Shares	165,000,000	—
Common Shares	100,000,000	265,000,000

Total Shares of Common Stock	290,000,000	290,000,000

Tracking Stock
Telecom Group Shares	90,000,000	—
Cellular Group Shares	140,000,000	—
Aerial Group Shares	95,000,000	—

Total Shares of Tracking Stock	325,000,000	—

Total Shares of Capital Stock	620,000,000	295,000,000

2.     Outstanding Shares

	Status Quo	Pro-Forma
Preferred Shares	8,300	8,300

Series A Common Shares:
Held by TDS Voting Trust	6,186,870	6,725,127
Held by Non-Voting Trust Affiliated Persons	257,170	279,544
Held by Other Shareholders	94,136	102,326

Subtotal Series A Common Shares	6,538,176	7,106,997

Special Common Shares—Status Quo (Common Shares—Pro Forma):
Held by TDS Voting Trust	6,096,009	6,096,009
Held by Non-Voting Trust Affiliated Persons	315,928	315,928
Held by Other Shareholders	40,474,108	40,474,108

Subtotal Special Common Shares	46,886,045

Common Shares:
Held by TDS Voting Trust	—	—
Held by Non-Voting Trust Affiliated Persons	156,892	170,542
Held by Other Shareholders	49,805,853	54,138,962

Subtotal Common Shares	49,962,745	101,195,549

Total Common Stock	103,386,966	108,302,546

3.     Outstanding Shares as a Percent of Common Equity

	Status Quo	Pro-Forma
Series A Common Shares:
Held by TDS Voting Trust	6.0%	6.2%
Held by Non-Voting Trust Affiliated Persons	0.2%	0.3%
Held by Other Shareholders	0.1%	0.1%

Subtotal Series A Common Shares	6.3%	6.6%

Special Common Shares—Status Quo (Common Shares—Pro Forma):
Held by TDS Voting Trust	5.9%	5.6%
Held by Non-Voting Trust Affiliated Persons	0.3%	0.3%
Held by Other Shareholders	39.2%	37.4%

Subtotal Special Common Shares	45.4%

Common Shares:
Held by TDS Voting Trust	—	—
Held by Non-Voting Trust Affiliated Persons	0.1%	0.1%
Held by Other Shareholders	48.2%	50.0%

Subtotal Common Shares	48.3%	93.4%

Total Common Stock	100.0%	100.0%

4.     Votes for Directors

	Status Quo	Pro-Forma
Series A Common Shares and Preferred Shares	Elects 75% of directors less one director (or 8 directors based on 12 directors).	Would continue to vote in the election of 75% of directors less one director (or 8 directors based on 12 directors).
Common Shares	Votes together with holders of Special Common Shares in the election of 25% of directors plus one director (or 4 directors based on 12 directors).	Would continue to vote in the election of 25% of directors plus one director (or 4 directors based on 12 directors).
Special Common Shares	Votes together with holders of Common Shares in the election of 25% of directors plus one director (or 4 directors based on 12 directors).	—

5.     Voting Power in Election of Directors

	Status Quo	Pro-Forma
8 Directors:
Preferred Shares	8,300	8,300
Series A Common Shares:
Held by TDS Voting Trust	61,868,700	67,251,277
Held by Non-Voting Trust Affiliated Persons	2,571,700	2,795,438
Held by Other Shareholders	941,360	1,023,258

Total Preferred Shares and Series A Common Shares	65,390,060	71,078,273

4 Directors:
Special Common Shares—Status Quo (Common Shares—Pro Forma):
Held by TDS Voting Trust	6,096,009	6,096,009
Held by Non-Voting Trust Affiliated Persons	315,928	315,928
Held by Other Shareholders	40,474,108	40,474,108
Common Shares:
Held by TDS Voting Trust	—	—
Held by Non-Voting Trust Affiliated Persons	156,892	170,542
Held by Other Shareholders	49,805,853	54,138,962

Total	96,848,790	101,195,549

6.     Percentage Voting Power in Election of Directors

	Status Quo	Pro-Forma
8 Directors:
Preferred Shares	— (1)	— (1)
Series A Common Shares:
Held by TDS Voting Trust	94.6%	94.6%
Held by Non-Voting Trust Affiliated Persons	3.9%	3.9%
Held by Other Shareholders	1.5%	1.5%

Total	100.0%	100.0%

4 Directors:
Special Common Shares—Status Quo (Common Shares—Pro Forma):
Held by TDS Voting Trust	6.3%	6.0%
Held by Non-Voting Trust Affiliated Persons	0.3%	0.3%
Held by Other Shareholders	41.8%	40.0%
Common Shares:
Held by TDS Voting Trust	—	—
Held by Non-Voting Trust Affiliated Persons	0.2%	0.2%
Held by Other Shareholders	51.4%	53.5%

Total	100.0%	100.0%

(1)
Less than 0.1%

7.     Votes per Share in Matters Other than Election of Directors

	Status Quo	Pro-Forma
Preferred Shares	1 vote per share.	1 vote per share.
Series A Common Shares	10 votes per share.	10 votes per share.
Common Shares	1 vote per share.	Vote per share would float, initially approximately 0.537 votes per share.
Special Common Shares	None except as required by law.	—

8.     Voting Power in Matters Other than Election of Directors (using Pro-Forma voting power per Common Share of approximately 0.53668 assuming Share Consolidation had occurred on September 30, 2011) (2)

	Status Quo	Pro-Forma
Preferred Shares	8,300	8,300

Series A Common Shares:
Held by TDS Voting Trust	61,868,700	67,251,277
Held by Non-Voting Trust Affiliated Persons	2,571,700	2,795,438
Held by Other Shareholders	941,360	1,023,258

Subtotal Series A Common Shares	65,381,760	71,069,973

Special Common Shares—Status Quo (Common Shares—Pro Forma):
Held by TDS Voting Trust	—	3,271,599
Held by Non-Voting Trust Affiliated Persons	—	169,552
Held by Other Shareholders	—	21,721,595
Common Shares:
Held by TDS Voting Trust	—	—
Held by Non-Voting Trust Affiliated Persons	156,892	91,526
Held by Other Shareholders	49,805,853	29,055,232

Subtotal Common Shares	49,962,745	54,309,504

Total	115,352,805	125,387,777

(2)
Unless otherwise required by law, and except with respect to mergers as discussed below, the Preferred Shares, the Series A Common Shares and the Common Shares vote together as a single group in matters other than the election of directors, and the Special Common Shares have no votes in such matters.

9.     Percentage Voting Power in Matters Other than Election of Directors

	Status Quo	Pro-Forma
Preferred Shares	— (3)	— (3)

Series A Common Shares:
Held by TDS Voting Trust	53.6%	53.6%
Held by Non-Voting Trust Affiliated Persons	2.2%	2.2%
Held by Other Shareholders	0.9%	0.9%

Subtotal Series A Common Shares	56.7%	56.7%

Special Common Shares—Status Quo (Common Shares—Pro Forma):
Held by TDS Voting Trust	—	2.6%
Held by Non-Voting Trust Affiliated Persons	—	0.1%
Held by Other Shareholders	—	17.4%
Common Shares:
Held by TDS Voting Trust	—	—
Held by Non-Voting Trust Affiliated Persons	0.1%	0.1%
Held by Other Shareholders	43.2%	23.1%

Subtotal Common Shares	43.3%	43.3%

Total	100.0%	100.0%

(3)
Less than 0.1%

10.  Treasury Shares and Shares held by Subsidiary

	Status Quo	Pro-Forma
Preferred Shares and Undesignated Shares	—	—

Series A Common Shares	—	—

Special Common Shares—Status Quo (Common Shares—Pro Forma):
Treasury Shares	16,072,367	16,072,367
Shares held by Subsidiary	484,012	484,012

Subtotal Special Common Shares	16,556,379

Common Shares:
Treasury Shares	6,645,788	7,223,972
Shares held by Subsidiary	484,012	526,121

Subtotal Common Shares	7,129,800	24,306,472

Total Common Stock	23,686,179	24,306,472

11.  Shares Reserved for Issuance

	Status Quo	Pro-Forma
Preferred Shares and Undesignated Shares	—	—

Series A Common Shares:
Dividend Reinvestment Plan	80,699	80,699

Subtotal Series A Common Shares	80,699	80,699

Special Common Shares—Status Quo (Common Shares—Pro Forma):
Possible Conversion of Series A Common Shares	6,730,000	—	(4)
2004 Long-Term Incentive Plan	9,115,581	9,115,581
Dividend Reinvestment Plan	248,176	248,176
Compensation Plan for Non-Employee Directors	54,524	54,524
Tax Deferred Savings Plan	45,000	45,000

Subtotal Special Common Shares	16,193,281

Common Shares:
Possible Conversion of Series A Common Shares	6,618,875	7,194,717
2004 Long-Term Incentive Plan	1,955,211	1,955,211
Dividend Reinvestment Plan	299,173	299,173
Tax Deferred Savings Plan	45,341	45,341

Subtotal Common Shares	8,918,600	18,957,723

Total Common Stock	25,192,580	19,038,422

(4)
The reserve for possible conversion of Series A Common Shares into Special Common Shares will be eliminated if the Charter Amendments become effective because the Series A Common Shares would thereafter only be convertible into Common Shares, and a reserve for such purposes is included under "Common Shares."

12.  Authorized Shares Available for Issuance based on Shares and Reserves as of September 30, 2011 (Authorized Shares (Item 1) less Outstanding Shares (Item 2) less Treasury Shares and Shares held by Subsidiary (Item 10) and less Shares Reserved for Issuance (Item 11))

	Status Quo	Pro-Forma
Preferred Shares and Undesignated Shares	4,991,700	4,991,700

Series A Common Shares	18,381,125	17,812,304

Special Common Shares—Status Quo (Common Shares—Pro Forma):	85,364,295	92,094,295

Common Shares	33,988,855	28,445,961

Total Common Shares	33,988,855	120,540,256	(5)

(5)
In addition, treasury shares identified above under Item 10 could be used instead of or in addition to issuing such authorized but unissued shares.

13.  Additional Shares to be Reserved for Issuance (per Proposal 6)

	Status Quo	Pro-Forma
Preferred Shares and Undesignated Shares	—	—

Series A Common Shares	—	—

Special Common Shares—Status Quo (Common Shares—Pro Forma):	—	—

Common Shares:
2011 Long-Term Incentive Plan	—	6,000,000

Total Common Shares	—	6,000,000

14.  Authorized Shares Available for Issuance After Deductions of Additional Shares to be Reserved for Issuance (Authorized Shares Available for Issuance based on Shares and Reserves as of September 30, 2011 (Item 12) less Additional Shares to be Reserved for Issuance (Item 13))

	Status Quo	Pro-Forma
Preferred Shares and Undesignated Shares	4,991,700	4,991,700

Series A Common Shares	18,381,125	17,812,304

Special Common Shares—Status Quo (Common Shares—Pro Forma):	85,364,295	92,094,295

Common Shares	33,988,855	22,445,961

Total Common Shares	33,988,855	114,540,256	(6)

(6)
In addition, treasury shares identified above under Item 10 could be used instead of or in addition to issuing such authorized but unissued shares.

15.  Cash Dividends

	Status Quo	Pro-Forma
Preferred Shares	Preferred Shares have a senior preference to all common stock.	Preferred Shares would continue to have a senior preference to all common stock.
Series A Common Shares	Series A Common Shares are entitled to the same or lesser per share dividends than Common Shares and Special Common Shares.	Series A Common Shares are entitled to the same or lesser per share dividends than Common Shares.
Common Shares	Common Shares are entitled to the same per share dividends as the Special Common Shares, and the same or greater per share dividends than Series A Common Shares.	Common Shares are entitled to the same or greater per share dividends than Series A Common Shares.
Special Common Shares	Special Common Shares are entitled to the same per share dividends as Common Shares, and the same or greater per share dividends than Series A Common Shares.	—

16.  Conversion Rights

	Status Quo	Pro-Forma
Preferred Shares	As set forth in designation.	As set forth in designation.
Series A Common Shares	Convertible on a share-for-share basis into Common Shares or Special Common Shares.	Convertible on a share-for-share basis into Common Shares.
Common Shares	Not convertible into any other class of stock.	Not convertible into any other class of stock.
Special Common Shares	Not convertible into any other class of stock.	—

17.  Preemptive Rights

	Status Quo	Pro-Forma
Preferred Shares	As set forth in designation.	As set forth in designation.
Series A Common Shares	Preemptive right to purchase additional Series A Common Shares for cash.	Preemptive right to purchase additional Series A Common Shares for cash.
Common Shares	No preemptive rights to acquire any class of stock.	No preemptive rights to acquire any class of stock.
Special Common Shares	No preemptive rights to acquire any class of stock.	—

18.  Liquidation

	Status Quo	Pro-Forma
Preferred Shares	Preferred Shares have a senior preference to all common stock. Subject to such preference, shares of common stock are entitled to receive the remaining assets of TDS, divided among the holders of common stock in accordance with the per share "Liquidation Units" attributable to each class of common stock.	Preferred Shares will continue to have a senior preference to all common stock. Subject to such preference, shares of common stock are entitled to receive the remaining assets of TDS, divided among the holders of common stock in accordance with the per share "Liquidation Units" attributable to each class of common stock.
Series A Common Shares	Series A Common Shares are entitled to one Liquidation Unit per share.	Series A Common Shares are entitled to one Liquidation Unit per share.
Common Shares	Common Shares are entitled to one Liquidation Unit per share.	Common Shares are entitled to one Liquidation Unit per share.
Special Common Shares	Special Common Shares are entitled to one Liquidation Unit per share.	—

19.  Merger Consideration

	Status Quo	Pro-Forma
Preferred Shares	No specific provision.	No specific provision.
Series A Common Shares	No specific provision.	No specific provision.
Common Shares	Common Shares and Special Common Shares are generally entitled to receive the same per share consideration.	This provision would be deleted because there would no longer be any Special Common Shares.
Special Common Shares	Special Common Shares and Common Shares are generally entitled to receive the same per share consideration.	—

20.  Voting Rights for Mergers

	Status Quo	Pro-Forma
Preferred Shares	No specific provision.	No specific provision.
Series A Common Shares	Holders of Series A Common Shares have a class vote for any merger requiring the approval of TDS shareholders.	Holders of Series A Common Shares will continue to have a class vote for any merger requiring the approval of TDS shareholders.
Common Shares	Holders of Common Shares have a class vote for any merger requiring the approval of TDS shareholders.	Holders of Common Shares will continue to have a class vote for any merger requiring the approval of TDS shareholders.
Special Common Shares	Holders of Special Common Shares have no vote for any merger requiring the approval of TDS shareholders.	—

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND PER SHARE INFORMATION

        Because the Charter Amendments will not have any effect on the business, operations or overall capitalization of TDS, except that shares of common stock will be reclassified as described herein, TDS believes that TDS financial statements and financial information are not material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the Charter Amendments and related proposals. Nevertheless, TDS has incorporated in this Supplement its prior SEC filings which include its annual and interim financial statements and information. In addition, TDS is providing the following selected consolidated financial information and per share information for reference by shareholders. The following table sets forth selected consolidated financial information for TDS for each of the fiscal years in the five-year period ended December 31, 2010 and for the nine months ended September 30, 2011 and 2010. The information for each of the fiscal years in the five-year period ended December 31, 2010 has been derived from the audited consolidated financial statements for such years, as revised. The information for each of the nine-month periods ended September 30, 2011 and 2010 has been derived from TDS' Quarterly Report on Form 10-Q for the period ended September 30, 2011. The following also includes comparative per share earnings, dividends and book value amounts for or as of the end of such periods. The information is only a summary and you should read it in conjunction with the financial statements (and related notes) incorporated by reference herein. See also "Where You Can Find More Information" below.

	September 30,		December 31,
Period/Year Ended	2011	2010	2010	2009	2008	2007	2006
(Dollars and shares in thousands, except per share amounts)	unaudited
Statement of Operations data
Operating revenues	$3,863,744	$3,721,070	$4,986,829	$5,019,943	$5,091,388	$4,822,471	$4,364,180
Operating income (a)	343,152	276,112	296,091	407,844	132,919	511,072	406,909
Gain (loss) on investments and financial instruments	26,103	—	—	—	31,595	81,423	(137,679)
Net income	252,255	170,078	190,586	249,949	120,483	456,360	205,056
Net income attributable to noncontrolling interests, net of tax	45,503	38,373	45,737	58,602	29,817	71,964	44,502
Net income attributable to TDS shareholders	206,752	131,705	144,849	191,347	90,666	384,396	160,554
Net income available to common	$206,715	$131,668	$144,799	$191,296	$90,614	$384,344	$160,389
Basic weighted average shares outstanding	103,672	105,443	105,111	109,339	115,817	117,624	115,904
Basic earnings per share attributable to TDS shareholders from:
Net income available to common	$1.99	$1.25	$1.38	$1.75	$0.78	$3.27	$1.38
Diluted weighted average shares outstanding during the period	104,094	105,800	105,506	109,577	116,255	119,126	116,844
Diluted earnings per share attributable to TDS shareholders from:
Net income available to common	$1.98	$1.24	$1.37	$1.74	$0.78	$3.21	$1.36
Dividends per Common, Special Common and Series A Common Share	$0.3525	$0.3375	$0.4500	$0.4300	$0.4100	$0.3900	$0.3700
Balance Sheet data
Total assets	$8,162,560	$7,654,486	$7,722,568	$7,571,835	$7,632,731	$9,861,993	$10,610,299
Long-term debt, excluding current portion	1,528,350	1,492,022	1,499,862	1,492,908	1,621,422	1,632,226	1,633,308
Common, Special Common & Series A Common Shares, Par Value ($.01 per share)	$1,270	$1,270	$1,270	$1,270	$1,270	$1,268	$1,268
Capital in excess of par value	2,116,063	2,101,882	2,107,929	2,088,807	2,066,597	2,048,110	1,992,597
Treasury and Special Treasury shares at cost	(754,302)	(724,533)	(738,695)	(681,649)	(513,108)	(325,467)	(374,128)
Accumulated other comprehensive income (loss)	(2,923)	(3,395)	(3,208)	(2,710)	(13,391)	515,043	527,669
Retained earnings	2,619,055	2,454,419	2,450,599	2,361,560	2,222,067	1,686,053	1,425,688
Total TDS shareholders' equity	3,979,163	3,829,643	3,817,895	3,767,278	3,763,435	3,925,007	3,573,094
Preferred shares	830	830	830	832	852	860	863
Noncontrolling interests	649,412	661,560	647,013	662,561	647,802	653,218	611,188
Total Equity	$4,629,405	$4,492,033	$4,465,738	$4,430,671	$4,412,089	$4,579,085	$4,185,145
Outstanding shares of common stock at period end	103,387	104,410	103,936	106,022	112,198	117,824	116,592
Common Equity (Book Value) per Share	$38.49	$36.68	$36.73	$35.53	$33.54	$33.31	$30.65

(a)
Includes loss on impairment of intangible assets of $14.0 million in 2009 and $414.4 million in 2008.

 PRO FORMA INFORMATION

Comparative Unaudited Pro Forma Equity and Earnings Per Share Information:

        The following pro forma balance sheet information illustrates the change in TDS shareholders' equity accounts as of September 30, 2011, had the reclassification been in effect as of that date.

(Dollars and shares in thousands, except per share amounts)	Actual September 30, 2011	Pro Forma September 30, 2011
TDS shareholders' equity
Common Shares (authorized 100,000 shares; issued 57,093 shares; and outstanding 49,963 shares)	$571	$—
Special Common Shares (authorized 165,000 shares; issued 63,442 shares; and outstanding 46,886 shares)	634	—
Series A Common Shares (authorized 25,000 shares; issued and outstanding 6,538 shares)	65	—
Common Shares (authorized 265,000 shares; issued 125,502 shares; and outstanding 101,196 shares)	—	1,255
Series A Common Shares (authorized 25,000 shares; issued and outstanding 7,107 shares)	—	71
Capital in excess of par	2,116,063	2,220,469
Treasury shares at cost:
Common Shares (7,130 shares)	(208,808)	—
Special Common Shares (16,556 shares)	(545,494)	—
Common Shares (24,306 shares)	—	(754,302)
Accumulated and other comprehensive loss	(2,923)	(2,923)
Retained earnings	2,619,055	2,514,593

Total TDS shareholders' equity	3,979,163	3,979,163
Preferred shares	830	830
Noncontrolling interest	649,412	649,412

Total equity	$4,629,405	$4,629,405

        The reclassification of $104.5 million from Retained earnings to Capital in excess of par reflects the incremental Common Shares and Series A Common Shares issued to shareholders based on the closing price of TDS Common Shares of $21.25 as of September 30, 2011.

        The following pro forma earnings per share information illustrates the change in our Basic earnings per share and Diluted earnings per share for the nine months ended September 30, 2011 and the full year ended December 31, 2010, had the reclassification been in effect during those periods.

	Nine Months Ended September 30, 2011		Twelve Months Ended December 31, 2010
	Actual	Pro Forma	Actual	Pro Forma
Basic earnings per share attributable to TDS shareholders	$1.99	$1.90	$1.38	$1.32
Diluted earnings per share attributable to TDS shareholders	$1.98	$1.89	$1.37	$1.31
Basic weighted average shares outstanding	103,672	108,586	105,111	110,016
Diluted weighted average shares outstanding	104,094	109,175	105,506	110,488

DIVIDENDS AND PRICE RANGES OF SPECIAL COMMON SHARES AND COMMON SHARES

Special Common Shares

        The following table updates the high and low sales prices of the Special Common Shares on the NYSE as reported by the NYSE, and the dividends paid per Special Common Share during the periods indicated:

	Sales Prices
			Dividends Paid
	High	Low
2011
Third Quarter	$27.61	$19.72	0.1175
Fourth Quarter (through November 25, 2011)	$23.75	$18.24	—	*

*
A dividend of $0.1175 per share was declared on November 17, 2011 payable on December 30, 2011 to shareholders of record on December 19, 2011.

        On November 28, 2011, the trading day immediately before the first announcement of the revised proposals, the closing sale price of the Special Common Shares was $21.57 per share, as reported on the NYSE composite transactions.

Common Shares

        The following table updates the high and low sales prices of the Common Shares on the NYSE as reported by the NYSE, and the dividends paid per Common Share during the periods indicated:

	Sales Prices
			Dividends Paid
	High	Low
2011
Third Quarter	$32.00	$20.30	0.1175
Fourth Quarter (through November 25, 2011)	$26.33	$19.34	—	*

*
A dividend of $0.1175 per share was declared on November 17, 2011 payable on December 30, 2011 to shareholders of record on December 19, 2011.

        On November 28, 2011, the trading day immediately before the first announcement of the revised proposals, the closing sale price of the Common Shares was $24.21 per share, as reported on the NYSE composite transactions.

        On September 30, 2011, there were 1,608 record holders of Special Common Shares, 1,542 record holders of Common Shares, 78 record holders of Series A Common Shares and 14 record holders of Preferred Shares. No public market exists for the Series A Common Shares or Preferred Shares.

        After the Share Consolidation, a current holder of Special Common Shares, Common Shares or Series A Common Shares would continue to receive a per share cash dividend that is equal to the per share cash dividend which such shareholder currently receives from TDS, subject to any future changes in the dividend rate by the TDS Board.

        There would be no change in the per share dividend rate as a result of the Charter Amendments. The per share dividend rate would remain at a quarterly rate of $0.1175 (or an annual rate of $0.47) per share until changed by the TDS Board.

        However, the revised Share Consolidation would result in the issuance of approximately 4.3 million additional Common Shares and approximately 0.6 million additional Series A Common Shares, of which approximately 0.5 million Series A Common Shares would be issued to the TDS Voting Trust, based on shares outstanding at September 30, 2011.

        As a result, the total annual cash dividend paid by TDS would increase by approximately $2.3 million because there will be more Common Shares and Series A Common Shares outstanding. Approximately $2.0 million of this additional amount would be paid to the holders of Common Shares and approximately $0.3 million of this additional amount would be paid to the holders of Series A Common Shares.

        Although the TDS Voting Trust would have an increase in dividends of approximately $0.3 million per year with respect to its Series A Common Shares, because it currently holds approximately the same number of Special Common Shares, which would decline as a proportion of total equity, the percentage of total dividends paid to the TDS Voting Trust would decrease slightly from approximately 11.9% to 11.8%.

BACKGROUND AND REASONS FOR CHANGES TO PROPOSALS; RECOMMENDATION OF TDS BOARD

        As disclosed in the Proxy Statement, on August 7, 2011, the TDS Board, including the independent directors, approved the Charter Amendments and directed that they be submitted to a vote of the shareholders at a special meeting of shareholders.

        TDS disclosed the proposed Charter Amendments by press release and filed a preliminary proxy statement with the SEC on August 8, 2011. TDS proceeded to finalize the preliminary proxy statement and distributed the definitive Proxy Statement dated August 31, 2011.

        Following the announcement of the proposals, TDS had discussions with certain shareholders and with Institutional Shareholder Services, a proxy advisory company, which we refer to as "ISS."

        On September 23, 2011, Glass Lewis & Co., a proxy advisory company, recommended that all shareholders of TDS vote for all proposals in the Proxy Statement.

        On September 26, 2011, ISS issued a split recommendation. The ISS report recommended that holders of Special Common Shares vote for all proposals with respect to which such holders were entitled to vote (Proposals 1, 2 and 4). The ISS report recommended that holders of Common Shares vote against Proposals 1, 2, 3, 4 and 8 and that they vote for Proposals 5, 6 and 7. As a basis for its recommendation that holders of Common Shares vote against Proposals 1, 2, 3 and 4, ISS was critical of the reclassification ratio of one-for-one in the Share Consolidation Amendment, stating that "the long-term average market ratio of approximately 0.92 TDS shares per TDS.S share held—would be more representative of the market's economic view. . ."

        At the Special Meeting on October 6, 2011, TDS did not have sufficient votes from holders of Common Shares to approve Proposals 1, 2, 3 and 4. As a result, the polls were not opened for voting on Proposal 1, 2, 3 or 4. In addition, because Proposals 5, 6 and 7 are conditioned on approval of Proposals 1, 2, 3 and 4, the polls were also not opened for Proposal 5, 6 or 7. TDS opened the polls only with respect to Proposal 8, the Adjournment Proposal, which was approved by the requisite vote. Accordingly, TDS adjourned the Special Meeting until October 20, 2011 to solicit additional votes from holders of Common Shares for Proposals 1, 2, 3 and 4.

        Immediately following the Special Meeting on October 6, 2011, the TDS Board met to discuss the insufficient votes for approval of Proposals 1, 2, 3 and 4. Management and advisors discussed with the TDS Board the insufficient votes and discussed opportunities for obtaining sufficient votes for approval of all proposals at the adjourned meeting on October 20, 2011. In addition, the TDS Board requested management and the advisors to consider possible actions to obtain approval of the proposals.

        On October 14, 2011, the TDS Board met again. At that meeting, TDS management and advisors reported their efforts to obtain the votes required to approve the proposals and discussed possible alternative actions and certain evaluation criteria relating to the proposals with the TDS Board.

        On October 18, 2011, the independent directors of TDS met with their financial and legal advisors to consider the possible alternative actions discussed at the October 14, 2011 TDS Board meeting.

        The TDS Board met again on October 19, 2011. At that meeting, TDS management and advisors continued to discuss possible alternative actions and evaluation criteria with the TDS Board. At that meeting, the TDS Board also authorized the further adjournment of the Special Meeting until November 15, 2011.

        As a result, the adjourned Special Meeting held on October 20, 2011 was convened and adjourned until November 15, 2011.

        In late October and early November 2011, TDS management evaluated alternative actions and had discussions with representatives of the TDS independent directors and their financial and legal advisors, and with TDS' financial and legal advisors. TDS management evaluated certain alternatives in terms of their likelihood of being approved by all three classes of common stock and of being successful in achieving the intended purposes of the original Share Consolidation Amendment.

        The alternatives were intended to address the fact that the Special Common Shares have generally traded at a historical average discount to the Common Shares of approximately 8% or, stated in terms of a premium, that the Common Shares have generally traded at a historical average premium to the Special Common Shares of approximately 8.7%.

        The alternatives included (i) reducing to less than one the amount of Common Shares that would be received for each Special Common Share, (ii) leaving the ratio of Common Shares to Special Common Shares at one-for-one, but also paying a special one-time cash dividend to holders of Common Shares and Series A Common Shares, and (iii) reclassifying each Special Common Share as one Common Share and reclassifying each Common Share and each Series A Common Share as a greater number of Common Shares and Series A Common Shares, respectively.

        Based on these discussions, TDS management determined, on a preliminary basis, to propose to the TDS Board the revised Share Consolidation Amendment, which would reclassify each Special Common Share as one Common Share and reclassify each Common Share and each Series A Common Share as a greater number of Common Shares and Series A Common Shares, respectively. As noted above, based on the historical discount of the Special Common Shares to Common Shares, ISS had stated that "the long-term average market ratio of approximately 0.92 TDS shares per TDS.S share held—would be more representative of the market's economic view. . .". TDS understands that the ratio of 0.92 was based on the historical average of the discount of the closing prices of Special Common Shares to Common Shares between the 2005 Distribution and shortly prior to the announcement of the original proposals on August 8, 2011.

        Accordingly, in order to reflect the historical average prices in the revised Share Consolidation Amendment, TDS management determined, on a preliminary basis, to recommend to the TDS Board that the reclassification ratio be revised so that each Special Common Share would be reclassified as one Common Share, each Common Share would be reclassified as 1.087 Common Shares and each Series A Common Share would be reclassified as 1.087 Series A Common Shares. This is mathematically similar to reclassifying each Special Common Share as 0.92 Common Shares and leaving the holders of Common Shares and Series A Common Shares unchanged.

        TDS management determined, on a preliminary basis, not to recommend the alternative of reducing to less than one the amount of Common Shares that would be received for each Special Common Share because, among other things, this would reduce the amount of the cash dividends that holders of Special Common Shares would receive. Also, TDS management determined, on a preliminary basis, not to recommend the alternative of a special one-time cash dividend to holders of Common Shares and Series A Common Shares because, among other things, it would require the use of a significant amount of cash.

        Reclassifying Special Common Shares on a one-for-one basis would permit the holders of Special Common Shares to continue to receive the same aggregate quarterly dividend that they currently receive based on the current per share dividend rate, subject to declaration by the TDS Board, thereby mitigating part of the impact of the reclassification on the holders of Special Common Shares. In addition, reclassifying each Common Share as 1.087 Common Shares and each Series A Common Share as 1.087 Series A Common Shares would recognize the fact that the Common Shares have generally traded at a historical average premium to the Special Common Shares of approximately 8.7%.

        On October 26, October 27 and November 3, 2011, the independent directors of TDS met with their financial and legal advisors to consider the possible alternative actions and to review discussions with TDS management and TDS' financial and legal advisors.

        The TDS Board met again on November 4, 2011. At that meeting, the TDS Board heard a presentation from TDS management, and considered and discussed TDS management's preliminary recommendation to change the Share Consolidation Amendment. TDS' legal counsel and Citi participated in the meeting, and Bass, Berry & Sims and Credit Suisse participated in the meeting as legal and financial advisors, respectively, to the independent directors. A representative of the TDS Voting Trust indicated that the TDS Voting Trust was interested in management's recommended approach being considered if it were something that the TDS Board decided to pursue and that the TDS Voting Trust would not approve any approach that was not supported by the independent directors of the TDS Board. The representative of the TDS Voting Trust also noted that the existing Schedules 13D of the TDS Voting Trust state that the trustees of the TDS Voting Trust intend to maintain the ability to keep or dispose of the voting control of TDS and that this continues to be the position of the trustees. Following discussion, the TDS Board requested management to proceed to finalize the terms of the proposed changes to the Charter Amendments and related transactions as recommended and to present with respect to these matters to the TDS Board for discussion at a later meeting of the TDS Board.

        At the TDS Board meeting on November 4, 2011, the TDS Board also authorized the further adjournment of the Special Meeting until further notice. Accordingly, on November 15, 2011, the adjourned Special Meeting was convened and adjourned until further notice.

        On November 28, 2011, the TDS Board met to consider the possible changes to the Share Consolidation Amendment presented on a preliminary basis by TDS management at the November 4, 2011 meeting and certain clarifying changes to the Vote Amendment that would be appropriate if the changes to the Share Consolidation Amendment were adopted. Legal counsel to TDS, Citi, Bass, Berry & Sims and Credit Suisse participated in the meeting. A representative of the TDS Voting Trust advised the TDS Board that the trustees of the TDS Voting Trust were prepared to support the revised Share Consolidation Amendment and intended to vote the shares held by the TDS Voting Trust in favor of the revised Share Consolidation Amendment on behalf of the TDS Voting Trust, if the revised Share Consolidation Amendment was supported by the independent directors and approved by the full TDS Board.

        The TDS Board received and considered the revised opinion of Citi to the effect that, as of the date of the revised opinion, and based upon and subject to the considerations and limitations set forth therein, Citi's work described below under "Other Information Regarding Revised Charter Amendments—Opinion of Financial Advisor" and other factors Citi deemed relevant, the reclassification ratio of one new Common Share for each outstanding Special Common Share and 1.087 new Common Shares for each outstanding Common Share was fair, from a financial point of view, to both the holders of Common Shares and the holders of Special Common Shares (solely in their capacity as holders of Common Shares or holders of Special Common Shares, as the case may be, and disregarding any interest any holder of Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of TDS). The full text of the revised written opinion of Citi, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included in this Supplement as Exhibit B. We urge you to read the revised opinion in its entirety. See "Other Information Regarding Revised Charter Amendments—Opinion of Financial Advisor" below.

        Citi's advisory services and opinion were provided for the information and assistance of the TDS Board in connection with its consideration of the revised Share Consolidation Amendment. Neither Citi's opinion nor the related analyses constituted a recommendation of the proposed Share Consolidation or the proposed revised reclassification ratios to the TDS Board. Citi's opinion was not intended to be and does not constitute a recommendation, and Citi does not make any recommendation, as to how any holder of TDS shares should vote with respect to the revised Share Consolidation Amendment or any of the other proposals.

        The TDS Board also considered certain clarifying changes to the Vote Amendment, and certain changes to the Incentive Plan Adoption proposal and the Adjournment Proposal, and reviewed the other prior proposals which were unchanged.

        After a discussion of the matter, on November 28, 2011, the TDS Board, including the independent directors:

  •
  determined that the revised proposals were in the best interests of TDS and in the best interests of each class of shareholders of TDS, including the holders of each of the Common Shares and Special Common Shares;

  •
  adopted and approved and declared the advisability of the revised proposals; and

  •
  directed that the revised proposals be submitted to a vote of the shareholders at the Adjourned Special Meeting and recommended that shareholders vote to approve the revised proposals.

        Reasons for Changes to Share Consolidation Amendment.    The TDS Board believes that the changes to the Share Consolidation Amendment offer potential advantages which outweigh the possible disadvantages or other consequences, as described below. The TDS Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the advantages or disadvantages of the changes, although the following factors were considered important in its decision:

          Obtain Approval of the Charter Amendments.     As noted above, TDS did not have sufficient votes from holders of Common Shares for the approval of Proposals 1, 2, 3 and 4. TDS believes that many holders of Common Shares did not support these proposals because the Common Shares had historically traded at a premium to the market prices of the Special Common Shares, and that the one-for-one reclassification ratio did not recognize this historical average market premium. The TDS Board approved the changes to the Share Consolidation Amendment in order to recognize this historical average market premium, and to attempt to obtain approval of Proposals 1, 2, 3 and 4 by the holders of Common Shares. The TDS Board believes that the approval of Proposals 1, 2, 3 and 4 would be highly desirable because approval and effectiveness of the Charter Amendments would provide the many benefits described in the Proxy Statement.

          More Consistent with Relative Market Prices.     The Common Shares have historically traded at a premium to the Special Common Shares and have historically had greater market liquidity than the Special Common Shares. The reclassification ratio of one Common Share for each Special Common Share, 1.087 Common Shares for each Common Share and 1.087 Series A Common Shares for each Series A Common Share is intended to provide the holders of Common Shares and Series A Common Shares (which are convertible into Common Shares) an additional economic equity interest in TDS in order to recognize this market premium. Nevertheless, the ratio of 1.087 does not fully reflect the current ratio of the market prices of Common Shares to Special Common Shares, which was recently as high as approximately 1.18.

          Less Dilution of Voting Power of Common Shares in Matters other than the Election of Directors.     If the revised Charter Amendments are effected, the vote per share in matters other than the election of directors of the current holders of Common Shares will decline less than as originally proposed. The holders of the Common Shares are currently entitled to cast approximately 43.3% of all the votes entitled to be cast in matters other than the election of directors, and holders of Special Common Shares generally are not entitled to vote in matters other than the election of directors. As a result of the reclassification of each Special Common Share as one Common Share and the reclassification of each Common Share as 1.087 Common Shares as a result of the Charter Amendments, the current holders of Common Shares would be entitled to cast approximately 23.2% (compared to 22.3% in the Share Consolidation Amendment as originally proposed) of the votes, and the current holders of Special Common Shares would be entitled to cast the remaining 20.1% (compared to 21.0% in the Share Consolidation Amendment as originally proposed) of the votes, in matters other than the election of directors, based on shares outstanding as of September 30, 2011.

          No Decrease in Dividends Paid to Holders of Special Common Shares.     Reclassifying Special Common Shares on a one-for-one basis would permit the holders of Special Common Shares to continue to receive the same aggregate quarterly cash dividend that they currently receive based on the current per share dividend rate, subject to declaration by the TDS Board. The TDS Board considers this to be preferable to reclassifying each Special Common Share as 0.92 Common Shares, because the latter would result in a decrease in the aggregate quarterly cash dividends payable to the current holders of Special Common Shares.

          Increase in Total Dividends Paid to Shareholders.     There would be no change in the per share dividend rate as a result of the Charter Amendments. The per share dividend rate would remain at a quarterly rate of $0.1175 (or an annual rate of $0.47) per share until changed by the TDS Board. However, the revised Share Consolidation would result in the issuance of approximately 4.3 million additional Common Shares and approximately 0.6 million additional Series A Common Shares, of which approximately 0.5 million Series A Common Shares would be issued to the TDS Voting Trust, based on shares outstanding at September 30, 2011. As a result, the total annual cash dividend paid by TDS would increase by approximately $2.3 million because there would be more Common Shares and Series A Common Shares outstanding.

          Citi Fairness Opinion.    Citi provided an opinion to the effect that, as of November 28, 2011, and based upon and subject to the considerations and limitations set forth therein, Citi's work described below under "Other Information Regarding Revised Charter Amendments—Opinion of Financial Advisor" and other factors Citi deemed relevant, the reclassification ratio of one new Common Share for each outstanding Special Common Share and 1.087 new Common Shares for each outstanding Common Share was fair, from a financial point of view, to both the holders of Common Shares and the holders of Special Common Shares (solely in their capacity as holders of Common Shares or holders of Special Common Shares, as the case may be, and disregarding any interest any holder of Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of TDS). See "Other Information Regarding Revised Charter Amendments—Opinion of Financial Advisor" below.

          Other Share Consolidation Examples.     Reclassifications effected by certain other companies that have consolidated classes of common stock have included reclassification ratios that were not one-for-one. As a result, such other transactions serve as precedent for the revised reclassification ratio in the Share Consolidation Amendment.

          Support of TDS Voting Trust.    TDS recognized that the revised Share Consolidation Amendment could not be approved without the support of the trustees of the TDS Voting Trust, which controls approximately 95% of the Series A Common Shares and a majority of the voting power of TDS. The trustees of the TDS Voting Trust advised TDS that they would support the revised Share Consolidation Amendment if it was supported by the independent directors.

          Not a Taxable Transaction.     The Charter Amendments, including the revised Share Consolidation Amendment, are not expected to result in taxable income to TDS or to the holders of any class of TDS common stock, except as discussed below with respect to cash in lieu of fractional shares.

          NYSE Criteria.     The NYSE has confirmed that the revised Charter Amendments will not violate Section 313 of the NYSE Listed Company Manual, which relates to voting rights of listed classes of stock.

        In addition, an important consideration of the TDS Board in approving the revised Share Consolidation Amendment was that the revised Share Consolidation Amendment would be subject to the approval of the holders of a majority of the outstanding Common Shares and Special Common Shares other than Common Shares or Special Common Shares held by Affiliated Persons. The holders of each of the Common Shares and Special Common Shares other than Affiliated Persons will each have a separate class vote on the revised Share Consolidation Amendment and, therefore, will have an opportunity to decide as a class whether such amendment should be implemented.

        Other Considerations of Changes to Share Consolidation Amendment.    While the TDS Board has determined that implementation of the revised Share Consolidation Amendment is in the best interests of TDS and all of its shareholders, the TDS Board recognizes that the revised Share Consolidation Amendment may have certain potential disadvantages or other consequences, including the following:

          Change in Economic Equity Interests.     The revised Share Consolidation Amendment would have an impact on the economic equity interests of shareholders. Currently, each Common Share and Special Common Share is substantially equivalent with respect to dividends, liquidation rights and merger consideration, and holders of Series A Common Shares have the right to convert Series A Common Shares into either Common Shares or Special Common Shares on a one-for-one basis. The revised Share Consolidation Amendment would reduce the relative economic equity interests of holders of Special Common Shares, including with regard to dividends, liquidation rights and merger consideration, in relation to the economic equity interests of holders of Common Shares and Series A Common Shares. As of September 30, 2011, the holders of Special Common Shares held

  45.4% and holders of Common Shares and Series A Common Shares held an aggregate of 54.6% of the total outstanding shares of common stock. Based on shares outstanding as of September 30, 2011, if the revised Share Consolidation Amendment becomes effective, the current holders of Special Common Shares would hold approximately 43.3% and current holders of Common Shares and Series A Common Shares would hold an aggregate of 56.7% of the total outstanding shares of common stock. The percentage of total equity held by current holders of Special Common Shares would decline by 2.1%, the percentage of total equity held by current holders of Common Shares would increase by 1.8% and the percentage of total equity held by current holders of Series A Common Shares would increase by 0.3%. This will result in the holders of Special Common Shares having a lower equity percentage in TDS with respect to dividends, merger consideration and liquidation going forward. However, the TDS Board believes that this differential treatment is appropriate in order to achieve approval and effectiveness of the Charter Amendments, which TDS believes will result in substantial benefits as described in the Proxy Statement, and to reflect the fact that the Common Shares have historically traded at a premium to the market prices of the Special Common Shares.

          Limitations of Fairness Opinion.     TDS has received a revised opinion from Citi solely with respect to the fairness of the revised reclassification ratio of one new Common Share for each outstanding Special Common Share and 1.087 Common Shares for each outstanding Common Share, from a financial point of view, to both the holders of Common Shares and holders of Special Common Shares (solely in their capacity as holders of the Common Shares or holders of the Special Common Shares, as the case may be, and disregarding any interest any holder of Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of TDS) as of the date of the opinion. The opinion of Citi does not address all aspects of the proposed Charter Amendments and is subject to material qualifications, limitations, assumptions and other factors. In addition, Citi's advisory services and opinion were provided for the information and assistance of the TDS Board in connection with its consideration of the revised Share Consolidation Amendment. Neither Citi's opinion nor the related analyses constituted a recommendation of the proposed Share Consolidation Amendment or the proposed reclassification ratio to the TDS Board. Citi's opinion was not intended to be and does not constitute a recommendation, and Citi does not make any recommendation, as to how any holder of TDS shares should vote with respect to the revised Share Consolidation Amendment or any of the other proposals. Shareholders should carefully consider and evaluate the opinion of Citi in view of these assumptions, limitations, qualifications and other factors. See Exhibit B for a copy of the full text of such revised opinion.

          Reclassification Ratio Compared to Historical Trading Prices.     Each Common Share would be reclassified as 1.087 Common Shares and each Series A Common Share would be reclassified as 1.087 Series A Common Shares, while each Special Common Share would be reclassified as one Common Share. The ratio of 1.087 is not equivalent to the recent ratios of the market prices of the Common Shares to the market prices of the Special Common Shares, which have been as high as 1.18. Notwithstanding the differences in the recent market prices, the TDS Board determined that each Common Share should be reclassified as 1.087 Common Shares and that each Series A Common Share should be reclassified as 1.087 Series A Common Shares considering, among other things, the failure to obtain approval of the prior proposal from the holders of Common Shares, the fact that the economic rights of Common Shares are substantially the same as the economic rights of the Special Common Shares, including with regard to dividends, liquidation rights and merger consideration, the fairness opinion from TDS' financial advisor as to the fairness of the reclassification ratio, from a financial point of view, precedent transactions, and the other considerations discussed above.

          Dilution in Voting Power of Special Common Shares in the Election of Directors.     Currently, holders of Special Common Shares have approximately 48.4% of the aggregate voting power in the election of four of the twelve TDS directors. After the Share Consolidation, in the aggregate, the current holders of Special Common Shares, as a result of their ownership of Common Shares that were formerly Special Common Shares, would have approximately 46.3% of the voting power in the election of these four directors. This decrease in aggregate voting power will occur because each

  Common Share will be reclassified as 1.087 Common Shares but each Special Common Share will be reclassified as only one Common Share in the revised Share Consolidation. Thus the issuance of 0.087 additional Common Shares for each Common Share to the current holders of Common Shares would result in those shareholders receiving approximately 2.1% greater voting power, and the current holders of Special Common Shares receiving approximately 2.1% less voting power, in the election of four directors. One consequence of the foregoing is that, because the TDS Voting Trust currently holds approximately 6.1 million Special Common Shares but no Common Shares, its voting power in the election of those four directors would decline by approximately 0.3%.

          Additional Liquidity to TDS Voting Trust.     As noted above, the total percentage voting power of the Series A Common Shares will initially be fixed at the voting percentage of the Series A Common Shares immediately prior to the Share Consolidation, which was 56.7% as of September 30, 2011. As a result, although the issuance of the additional 0.087 Series A Common Shares for each Series A Common Share in the Share Consolidation will increase the number of outstanding Series A Common Shares, this will not increase the total percentage voting power of the Series A Common Shares, including Series A Common Shares held by the TDS Voting Trust. However, the TDS Voting Trust will receive approximately 0.5 million additional Series A Common Shares in the Share Consolidation, which would provide it with additional liquidity because those shares could be converted into Common Shares and sold without significantly reducing the voting power of the TDS Voting Trust. Although the TDS Voting Trust would have an increase in the number of Series A Common Shares that it holds, because it currently holds approximately the same number of Special Common Shares, which after the Effective Time would decline as a proportion of total equity, the percentage of shares of common stock held by the TDS Voting Trust would decrease slightly from approximately 11.9% to 11.8% of the common equity.

          Increased Cash Required for Higher Dividend Payments.     As discussed above, the total annual cash dividend paid by TDS would increase by approximately $2.3 million because there will be more Common Shares and Series A Common Shares outstanding as a result of the Share Consolidation. This will require the use of additional cash for dividend rather than other purposes. However, the increased annual cash dividend payment is not considered to be a significant cash outlay by TDS management and is not expected to have any credit rating implications.

          Increase in Outstanding Shares.     The revised Share Consolidation Amendment would result in the issuance of approximately 4.3 million additional Common Shares and approximately 0.6 million additional Series A Common Shares, or approximately 4.9 million additional shares in total.

REVISED SHARE CONSOLIDATION AMENDMENT

PROPOSAL 1—SHARE CONSOLIDATION AMENDMENT—STATUTORY VOTE
AND
PROPOSAL 2—SHARE CONSOLIDATION AMENDMENT—RATIFICATION VOTE

        Proposals 1 and 2 each relate to the Share Consolidation Amendment. Proposal 1 represents the statutory votes required by Delaware law for the Share Consolidation Amendment. Also, although not required to do so by law, regulation or otherwise, the TDS Board voluntarily determined to make the Share Consolidation Amendment, and the TDS Board's decision to approve such amendment, subject to a non-waivable condition requiring approval and ratification by (i) a majority of the outstanding Common Shares (excluding Common Shares held by Affiliated Persons), voting separately as a class, and (ii) a majority of the outstanding Special Common Shares (excluding Special Common Shares held by Affiliated Persons), voting separately as a class. This is being submitted for separate votes in Proposal 2.

        The Share Consolidation Amendment is a proposed amendment to the TDS Charter to reclassify each Special Common Share as one Common Share, each Common Share as 1.087 Common Shares and each Series A Common Share as 1.087 Series A Common Shares. This amendment would also add 165 million authorized Common Shares to the 100 million already authorized Common Shares, for a consolidated total of 265 million authorized Common Shares. The Share Consolidation Amendment will also eliminate from the TDS Charter provisions relating to the Special Common Shares, because they would be reclassified and consolidated with Common Shares.

        A copy of the TDS Charter, marked to show the changes that would be made by the Charter Amendments, including the Share Consolidation Amendment, is attached hereto as Exhibit A.

        Subject to the approval of the Share Consolidation Amendment by shareholders, the approval of the Vote Amendment by shareholders and certain conditions discussed below, the TDS Board currently expects to approve the filing of a Restated Certificate of Incorporation that would effect the Charter Amendments, including the revised Share Consolidation Amendment, shortly after the Adjourned Special Meeting. Nevertheless, the TDS Board could delay filing of the Restated Certificate of Incorporation if it determines this to be appropriate for any reason, such as the pendency of litigation or other reasons. In such case, the TDS Board will have a period of up to one year from the date of shareholder approval to effect the transactions. Because the Share Consolidation Amendment is subject to various conditions and because the TDS Board would not be required to effect the Share Consolidation Amendment even if all conditions are satisfied, there can be no assurance that it will take place.

        The effectiveness of the Share Consolidation is subject to the following conditions: (i) shareholder approval of the Share Consolidation Amendment, (ii) shareholder approval of the Vote Amendment, (iii) NYSE approval of the listing of the additional Common Shares that will be outstanding as a result of the Share Consolidation and no change in the NYSE interpretation that the Common Shares will qualify for continued listing after the Charter Amendments are effective, (iv) receipt of all required approvals and consents, if any, (v) no legal prohibition, and (vi) filing and effectiveness of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        As permitted by Delaware law, neither the Share Consolidation Amendment nor the Vote Amendment will be effected if the other is not approved or effected.

        Approximately 46.9 million outstanding Special Common Shares would be reclassified as 46.9 million Common Shares in the Share Consolidation based on shares outstanding at September 30, 2011. Based on approximately 50.0 million Common Shares and 6.5 million Series A Common Share outstanding at September 30, 2011, an additional 4.3 million Common Shares and 0.6 million Series A Common Shares would be issued in the Share Consolidation. As a result, there would be a total of approximately 101.2 million Common Shares and 7.1 million Series A Common Shares outstanding immediately after the Share Consolidation.

        In addition, approximately 16.6 million Special Common Shares held as treasury shares by TDS and held by a TDS subsidiary as of September 30, 2011 would be reclassified as 16.6 million Common Shares in the Share Consolidation. Based on approximately 7.1 million Common Shares held by TDS in treasury and by a subsidiary of TDS at September 30, 2011, an additional 0.6 million Common Shares would be issued to TDS and the subsidiary in the Share Consolidation. As a result, there would be a total of approximately 24.3 million Common Shares held by TDS in treasury and by the subsidiary immediately after the Share Consolidation.

        In addition, as noted above, 165 million authorized Common Shares would be added to the 100 million already authorized Common Shares, for a total of 265 million authorized Common Shares after the Share Consolidation. Of such amount, approximately 19.0 million Common Shares would be reserved for issuance following the Share Consolidation (not including shares to be reserved pursuant to Proposal 6).

        As a result, based on shares outstanding at September 30, 2011, immediately following the Share Consolidation, TDS would have 265 million authorized Common Shares, of which approximately 101.2 million would be outstanding and approximately 19.0 million would be reserved for issuance, for a total of approximately 144.8 million Common Shares that would be available for issuance or for transfer from treasury shares, including approximately 24.3 million shares held in treasury by TDS and by a TDS subsidiary (not including shares to be reserved pursuant to Proposal 6).

        The following table shows the number of shares of common stock of TDS that are outstanding as of September 30, 2011, the effect of the Share Consolidation, the number of shares that would be reserved for issuance for specified purposes and the number of authorized shares that would be available for other purposes.

	Amount Issued as of September 30, 2011	To be Issued or Reclassified in Share Consolidation	Reserved for Issuance for various purposes after Share Consolidation (1)	Unreserved and Available for Issuance for Other Purposes (2)	Total Authorized
Outstanding:
Series A Common Shares	6,538,176	568,821	80,699	17,812,304	25,000,000
Common Shares	49,962,745	51,232,804	18,957,723	144,846,728	265,000,000
Special Common Shares	46,886,045	(46,886,045)	—	—	—

Subtotal	103,386,966	4,915,580	19,038,422	162,659,032	290,000,000
In Treasury:
Common Shares held in treasury and by a subsidiary	7,129,800	17,176,672	—	(24,306,472)	—
Special Common Shares held in treasury and by a subsidiary	16,556,379	(16,556,379)	—	—	—

Total Issued and Reserved	127,073,145	5,535,873	19,038,422	138,352,560	290,000,000

(1)
Includes reserves for issuance of shares (i) upon the possible conversion of Series A Common Shares, (ii) for compensation plans and (iii) for dividend reinvestment plans. Does not include shares proposed to be reserved pursuant to Proposal 6. See Item 11 under "Summary Comparison of Current Equity Capitalization with Proposed Capitalization, as Revised" above for details of these amounts.

(2)
This column includes the Common Shares that would be available for issuance for corporate purposes. Based on shares outstanding on September 30, 2011, approximately 144.8 million Common Shares would be available for issuance or delivery for corporate purposes, including approximately 24.3 million shares held in treasury or by a TDS subsidiary. This amount would be reduced by the amount of shares reserved under Proposal 6.

        The current quarterly dividend rate is $0.1175 per share. Subject to declaration or change in the per share dividend rate by the TDS Board, holders of common stock would continue to receive a quarterly cash dividend of $0.1175 per share, whether they own Series A Common Shares or Common Shares after the Share Consolidation. See "Dividend Policy" in the Proxy Statement for the TDS Board's policy with respect to dividends and certain risks related to the payment of dividends.

        Because this is a summary of the revised Share Consolidation Amendment, it may not contain all of the information that is important to you. You should read carefully the proposed amendment of the TDS Charter attached as Exhibit A to this Supplement before you decide how to vote. In order to facilitate review by shareholders, Exhibit A is marked to reflect all changes to be made as a result of the Charter Amendments, including the revised Share Consolidation Amendment. Exhibit A also highlights revisions to the Charter Amendments made since the date of the Proxy Statement.

        A vote in favor of Proposals 1 and 2 will also be deemed to constitute approval of the filing of a Restated Certificate of Incorporation enacting the amendment set forth in these proposals, which Restated Certificate of Incorporation will also include the other amendments set forth in Proposals 3, 4 and 5.

        The TDS Board has unanimously approved the revised Share Consolidation Amendment, believes that the adoption of the revised Share Consolidation Amendment is in the best interests of TDS and holders of each class of its outstanding shares of capital stock and unanimously recommends that you vote "FOR" Proposal 1—Share Consolidation Amendment—Statutory Vote, and Proposal 2—Share Consolidation Amendment—Ratification Vote, and the related transactions.

REVISED VOTE AMENDMENT

PROPOSAL 3—VOTE AMENDMENT—STATUTORY VOTE
AND
PROPOSAL 4—VOTE AMENDMENT—RATIFICATION VOTE

        As described in the Proxy Statement, the Vote Amendment would fix the total percentage voting power of the Series A Common Shares, on the one hand, and Common Shares, on the other hand, in matters other than the election of directors at the aggregate percentage of the voting power of the Series A Common Shares and Common Shares, respectively, immediately prior to the effective time of the reclassification, subject to adjustment due to changes in the number of outstanding Series A Common Shares.

        No substantive changes are being made to the Vote Amendment as originally described in the Proxy Statement. Only certain clarifying changes are being made to the provisions of the TDS Charter related to the Vote Amendment. A copy of the TDS Charter, marked to show the changes that would be made by the revised Charter Amendments, including the clarifying changes to the Vote Amendment, is attached hereto as Exhibit A. Exhibit A highlights revisions to the Charter Amendments made since the date of the Proxy Statement. The clarifying changes to the Vote Amendment are included in Section B.9 of Article IV of the TDS Charter in Exhibit A.

        In addition to the clarifying changes to the Vote Amendment provisions, the changes to the Share Consolidation Amendment have an effect on the disclosures set forth in the Proxy Statement relating to the effects of the Vote Amendment. Accordingly, the following updates certain disclosures in the Proxy Statement relating to the Vote Amendment.

        Due to the increased number of Common Shares and Series A Common Shares resulting from the Share Consolidation, there would be, absent the Vote Amendment, approximately 10 million more votes in matters other than the election of directors, of which approximately 5.7 million would be received by the holders of Series A Common Shares. However, due to the Vote Amendment, the voting power of the Series A Common Shares, including Series A Common Shares held by the TDS Voting Trust, would not change as a percent of the total voting power in matters other than the election of directors. The voting power of the Series A Common Shares held by the TDS Voting Trust would continue to be 53.6% based on shares outstanding on September 30, 2011.

        However, because the TDS Voting Trust holds approximately 6.1 million Special Common Shares, its voting power in matters other than the election of directors would increase after such shares are reclassified as Common Shares. The Proxy Statement stated that the voting power of the TDS Voting Trust would increase by approximately 2.7% (based on shares outstanding as of June 30, 2011) due to the fact that the TDS Voting Trust owns Special Common Shares, which will be reclassified as Common Shares in the Share Consolidation. As revised, and based on shares outstanding on September 30, 2011, this percentage would be 2.6%. Therefore, based on shares outstanding as of September 30, 2011, the voting power of the TDS Voting Trust would increase from approximately 53.6% to approximately 56.2% (53.6% + 2.6%).

        Immediately after the Share Consolidation, the holders of Common Shares, who currently have one vote per share, and the holders of Special Common Shares, who currently do not have any vote per share, would each have approximately 0.537 votes per share in matters other than the election of directors based on shares outstanding on September 30, 2011.

        The following updates the hypothetical examples included in the Proxy Statement illustrating the effect of the Vote Amendment with respect to voting in matters other than the election of directors, assuming that the revised Charter Amendments became effective September 30, 2011:

  1.
  Assumed net issuance of 10 million Common Shares for benefit plans and other purposes, net of any share repurchases, and no other net change: The Series A Common Shares would continue to have 56.7% and the Common Shares would continue to have 43.3% of the voting power in matters other than the election of directors. The Series A Common Shares would continue to have ten votes per share and the Common Shares would have approximately 0.488 votes per share. In this case, the vote per share of the Common Shares would be reduced to reflect the greater number of outstanding Common Shares so that the holders of Common Shares would continue to have 43.3% of the aggregate voting power.

  2.
  Assumed issuance of 100,000 Series A Common Shares pursuant to the dividend reinvestment plan and no other net change: The Series A Common Shares would continue to have 56.7% and the Common Shares would continue to have 43.3% of the voting power in matters other than the election of directors. The Series A Common Shares would continue to have ten votes per share and the Common Shares would have approximately 0.544 votes per share. In this case, the issuance of 100,000 Series A Common Shares would not result in any increase in the percentage of the aggregate voting power of the Series A Common Shares due to the fact that this percentage would be capped at 56.7% based on shares outstanding at September 30, 2011. As a result, the votes per share of the Common Shares would be increased to approximately 0.537 so that the aggregate voting power of the Series A Common Shares would remain at 56.7% rather than increase.

  3.
  Assumed conversion of 1 million Series A Common Shares into Common Shares and no other net change: In this case, the aggregate percentage voting power in matters other than the election of directors of the Series A Common Shares would be reduced to approximately 54.5% and the aggregate percentage voting power of the Common Shares in such matters would be increased to approximately 45.5%. The Series A Common Shares would continue to have ten votes per share and the Common Shares would have approximately 0.499 votes per share. In this case, the decrease of 1 million Series A Common Shares as a result of conversions into Common Shares would result in a decrease in the percentage of the aggregate voting power of the Series A Common Shares and an increase in the percentage of the aggregate voting power of the Common Shares.

  4.
  Assuming the same facts as in example 3, except that thereafter 100,000 Series A Common Shares are assumed to be issued pursuant to the dividend reinvestment plan: In this case, the aggregate percentage voting power in matters other than the election of directors of the Series A Common Shares would increase from approximately 54.5% in example 3 to approximately 54.9% and the aggregate percentage voting power of the Common Shares in such matters would decrease from approximately 45.5% in example 3 to approximately 45.1%. The Series A Common Shares would continue to have ten votes per share and the Common Shares would have approximately 0.499 votes per share. In this case, the subsequent increase of 100,000 Series A Common Shares would result in a reversal of a portion of the decrease in the percentage of the aggregate voting power of the Series A Common Shares that occurred in example 3 above. Although a decrease in the percentage of the aggregate voting power of the Series A Common Shares could be reversed if additional Series A Common Shares are issued following a decrease, the aggregate percentage voting power of the Series A Common Shares could not increase above 56.7% based on shares outstanding at September 30, 2011.

  5.
  Assumed conversion of 2 million Series A Common Shares into Common Shares and sale thereof by the TDS Voting Trust and no other net change: In this case, the aggregate percentage voting power in matters other than the election of directors of the Series A Common Shares would be reduced to approximately 49.6% and the aggregate percentage voting power of the Common Shares in such matters would be increased to approximately 50.4%. The Series A Common Shares would continue to have ten votes per share and the Common Shares would have approximately 0.504 votes per share. In this case, the decrease of 2 million Series A Common Shares as a result of conversions into Common Shares would result in a decrease in the percentage of the aggregate voting power of the Series A Common Shares and an increase in the percentage of the aggregate voting power of the Common Shares. In addition, the conversion and sale of 2 million Series A Common Shares by the TDS Voting Trust would result in its voting power in matters other than the election of directors to decline below 50%, to approximately 48.8%. Of this percentage, 45.9% would be represented by Series A Common Shares held by the TDS Voting Trust and 2.6% would be represented by Common Shares that would be held by the TDS Voting Trust after the Share Consolidation.

OTHER INFORMATION REGARDING REVISED CHARTER AMENDMENTS

Opinion of Financial Advisor

        TDS has retained Citi as its financial advisor in connection with the Charter Amendments. In connection with this engagement, Citi rendered a written opinion to the TDS Board, dated as of November 28, 2011, to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Citi's work described below and other factors Citi deemed relevant, the reclassification ratio of one new Common Share for each outstanding Special Common Share and 1.087 new Common Shares for each outstanding Common Share (which is referred to as the "listed share reclassification ratio") was fair, from a financial point of view, to both the holders of Common Shares and the holders of Special Common Shares (solely in their capacity as holders of Common Shares or holders of Special Common Shares, as the case may be, and disregarding any interest any holder of Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of TDS). Citi advised TDS that it could not provide an opinion as to the fairness of the Vote Amendment because, in Citi's judgment, there were not financial or trading metrics sufficient to permit Citi to form an opinion as to the fairness, from a financial point of view, of the Vote Amendment.

        The full text of Citi's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is included as Exhibit B to this Supplement. The summary of Citi's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read Citi's opinion carefully and in its entirety.

        Citi's opinion was limited solely to the fairness of the listed share reclassification ratio, from a financial point of view, as of the date of the opinion. Citi's advisory services and opinion were provided for the information and assistance of the TDS Board in connection with its consideration of the Share Consolidation. Neither Citi's opinion nor the related analyses constituted a recommendation of the proposed Share Consolidation or the proposed listed share reclassification ratio to the TDS Board. Citi's opinion was not intended to be and does not constitute a recommendation, and Citi does not make any recommendation, as to how any holder of TDS shares should vote with respect to the Share Consolidation Amendment or any of the other proposals.

        In arriving at its opinion, Citi, among other things:

  •
  Reviewed the TDS Charter as it relates to the rights and privileges of the Common Shares, the Special Common Shares and the Series A Common Shares;

  •
  Reviewed the factors considered by the TDS Board in determining to issue the Special Common Shares in 2005;

  •
  Reviewed a draft of the revised Share Consolidation Amendment;

  •
  Reviewed the Proxy Statement and a draft of this Supplement;

  •
  Conducted discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of TDS concerning the foregoing;

  •
  Conducted discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of TDS concerning TDS and its financial and operating performance, the pro forma economic and voting impact of the Share Consolidation, the strategic and other considerations behind the decision of TDS to propose the initially-proposed share consolidation contemplated by the Proxy Statement (the "Initial Proposal") and the strategic and other considerations behind the decision of TDS to subsequently propose the revised Share Consolidation Amendment discussed in this Supplement;

  •
  Examined certain publicly available business and financial information relating to TDS and to the existing voting control of the TDS Voting Trust with respect to TDS (as to matters other than the election of a minority of the TDS Board);

  •
  Reviewed the financial terms of the revised Share Consolidation in relation to, among other things, current and historical market prices, trading volumes and trading liquidities of the Common Shares and the Special Common Shares and the capitalization of TDS;

  •
  Considered the financial terms of certain other reclassification transactions that Citi deemed to be relevant, including the reclassification ratios used in such transactions and the post-announcement stock price performance for the reclassified securities in such transactions;

  •
  Analyzed certain financial, stock market and other information relating to other companies with multiple classes of publicly traded equity securities that Citi deemed to be relevant, including the historical trading performance and trading liquidity for such companies' securities; and

  •
  Conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

        In preparing its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of TDS that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. Citi also relied upon the advice of counsel to TDS as to legal matters in respect of the TDS Charter and the revised Share Consolidation Amendment. Citi also assumed that the Share Consolidation will be consummated in accordance with the terms of the revised Share Consolidation Amendment, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining any necessary regulatory and shareholder approvals, consents and releases for the Share Consolidation, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on TDS or the contemplated benefits of the Share Consolidation. Furthermore, Citi assumed that the Share Consolidation will have the federal income tax consequences set forth in the Proxy Statement and this Supplement. Citi did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TDS nor did Citi make any physical inspection of the properties or assets of TDS. Citi's opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. Furthermore, Citi noted in preparing its opinion that the TDS Voting Trust's public filings stated that the trustees of the TDS Voting Trust intended to maintain the ability to keep or dispose of the TDS Voting Trust's voting control of TDS. Citi also noted that representatives of the TDS Voting Trust advised TDS that the TDS Voting Trust would not approve the Share Consolidation Amendment or the Vote Amendment if they were not supported by the independent directors of the TDS Board and that the TDS Board intended to make the effectiveness of the Share Consolidation Amendment conditional on shareholder approval and effectiveness of the Vote Amendment as TDS believed such conditionality would be necessary to obtain the TDS Voting Trust's support for the Share Consolidation (which is necessary for its approval).

        Citi's opinion related solely to the listed share reclassification ratio and Citi did not express any opinion as to the price at which the Common Shares or the Special Common Shares will trade at any time prior to the time the Share Consolidation is consummated (including the relative trading prices of the Common Shares and the Special Common Shares) or the price at which the Common Shares will trade at any time following the consummation of the Share Consolidation. In addition, Citi noted that, as part of the Share Consolidation, TDS is proposing to reclassify each outstanding Series A Common Share (which are currently convertible into Special Common Shares or existing Common Shares on a one-for-one basis) as 1.087 new Series A Common Shares (which will be convertible into new Common Shares on a one-for-one basis), the same ratio as is being proposed in connection with the reclassification of the existing Common Shares as new Common Shares; however, Citi expressed no view as to, and its opinion did not address, the Series A Common Share reclassification. Furthermore, Citi expressed no view as to, and its opinion did not address, the fairness of the Vote Amendment to the holders of the Special Common Shares or the holders of the Common Shares. While Citi advised TDS in connection with the structuring of the Share Consolidation and the establishment of the listed share reclassification ratio, the final structure of the Share Consolidation and the final listed share reclassification ratio were determined by TDS based on a variety of factors as set forth under

"Proposals—Charter Amendments—Charter Amendments Generally—Background and Reasons for the Charter Amendments and Related Transactions; Recommendation of the TDS Board" in the Proxy Statement and "Background and Reasons for Changes to Proposals; Recommendation of TDS Board" above, of which Citi's advice and opinion was only one factor. Citi expressed no view as to, and its opinion did not address, the underlying business decision of TDS to effect the Share Consolidation, the relative merits of the Share Consolidation as compared to any alternative business strategies that might exist for TDS or the effect of any other transaction in which TDS might engage. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of TDS, or any class of such persons, relative to the listed share reclassification ratio.

        In connection with rendering its opinion, Citi made a presentation to the TDS Board on November 28, 2011 with respect to the material analyses performed by Citi in evaluating the fairness, from a financial point of view, of the listed share reclassification ratio. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citi, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citi's financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to November 18, 2011, and is not necessarily indicative of current or future market conditions.

TDS Historical Trading and Liquidity Analysis

        Citi examined the percentage by which the daily closing price of the Special Common Shares traded at a premium or a discount to the daily closing price of the Common Shares during three periods. The first period reviewed was the period from June 1, 2005, the first full month following the issuance of the Special Common Shares, through June 30, 2007. The second period reviewed was the period from July 1, 2007 through August, 5, 2011, the trading day immediately preceding the announcement of the Initial Proposal, and the third period reviewed was from August 8, 2011 through November 18, 2011.

        In addition, Citi reviewed the historical trading performance and the trading liquidity of the Common Shares and the Special Common Shares for the period from November 18, 2005 through November 18, 2011. Citi also analyzed the average daily trading volume and the share turnover ratio (which represents the total volume traded in a period divided by shares outstanding at the end of that period) of both the Common Shares and the Special Common Shares during that period.

        This analysis showed the following:

Average Historical Discount/Premium of TDS Common and Special Common Shares (1)

	(Discount) / Premium of Special Common Shares to Common Shares
Time Period	Maximum	Minimum	Average
June 1, 2005 – June 30, 2007	(1.9)%	(9.6)%	(5.2)%
July 1, 2007 – August 5, 2011	3.7%	(15.4)%	(9.2)%
August 8, 2011 – November 18, 2011	(0.6)%	(13.4)%	(5.9)%

(1)
Source: FactSet.

Average Historical Trading and Liquidity of TDS Common and Special Common Shares (1)

Time Period (2)	Average Daily Trading Volume of Common Shares (000s)	Average Daily Trading Volume of Special Common Shares (000s)	Common Share Turnover Ratio	Special Common Share Turnover Ratio
November 18, 2005 – November 18, 2007	271	78	2.7x	0.7x
November 18, 2007 – November 18, 2009	420	88	4.4x	0.9x
November 18, 2009 – August 5, 2011	285	72	2.6x	0.7x
August 8, 2011 – November 18, 2011	685	251	1.0x	0.4x

(1)
Source: FactSet.

(2)
The time periods were adjusted such that each period consists of an equal number of days (730 days) for consistency purposes, with the exception of the time periods from November 18, 2009 through August 5, 2011 and from August 8, 2011 through November 18, 2011.

        Citi noted that, for the various time periods analyzed, the Common Share stock prices had traded at a premium/(discount) to the Special Common Share stock prices ranging from (3.6)% to 18.2% and the ratio of the trading volume of the Common Shares compared to the trading volume of the Special Common Shares had ranged from 0.3x to 73.6x. Citi further noted that the share turnover ratio of the Special Common Shares was significantly less than the share turnover ratio of the Common Shares.

Analysis of TDS Liquidity Relative to Illustrative Peer Companies

        Citi analyzed a group of six illustrative peer companies of TDS in the telecommunications industry and compared the average daily trading volume for the prior six months and the share turnover ratio for the prior twelve months for the Common Shares and the Special Common Shares with the daily trading volume and the share turnover ratio for the common stock of those six peer companies during those same periods.

        This analysis showed the following:

TDS Trading Liquidity Relative to Illustrative Peer Comparables (1)

	Average 6-Month Daily Trading Volume ($ value in millions) (2)	LTM Share Turnover ratio (3)
Company
Common Shares	15	2.2x
Special Common Shares	4	0.7x
Peer Comparables
Frontier Communications	71	3.2x
CenturyLink	236	2.3x
Windstream	78	3.1x
Sprint	172	5.2x
MetroPCS	53	4.3x
Leap Wireless	20	6.5x

(1)
Source: FactSet.

(2)
Calculated by multiplying the November 18, 2011 stock price by total shares traded during the last six months.

(3)
Calculated by dividing the total shares traded during the last twelve months (LTM) by current shares outstanding (at the end of the period).

        Citi noted that both the Common Shares and the Special Common Shares are relatively illiquid securities when compared to the similar statistics for common stock of the six illustrative peer telecommunications companies.

Analysis of Non-Indexed Stock Discount

        Citi analyzed twenty companies that currently have multiple classes of common stock with high-vote and low/no-vote securities, where both securities are publicly traded on a major U.S. stock exchange. Additionally, each of these twenty companies has one class of stock included in either the S&P 500® Index or the S&P 400® Index and one class of stock that is not included in either of those indices. Of these twenty companies, sixteen companies have their low/no-vote stock included in either the S&P 500® Index or the S&P 400® Index. The remaining four companies, including TDS, have their high-vote stock included in either the S&P 500® Index or the S&P 400® Index (the Common Shares are included in the S&P 400® Index, however, the Series A Common Shares are not included in either such index). Citi focused its analysis on these four companies. For this analysis, Citi calculated the discount (which represents the non-indexed daily closing price divided by the indexed daily closing price) at which the non-indexed common stock traded to the indexed common stock.

        Citi's analysis of the four companies (including TDS) showed the following:

Non-Indexed Stock Discount (1)

Company	Implied Non-Indexed Stock Discount
Molex	(16.2)%
Comcast	(1.0)%
Discovery Communications	(7.7)%
TDS	(10.2)%

(1)
Source: FactSet. Trading data as of November 18, 2011.

        Citi noted that, for TDS and each of the other three companies analyzed that had their high-vote common stock included in the S&P 500® Index or the S&P 400® Index and their no/low-vote common stock not included in either index, the non-indexed stock traded at a discount to the indexed stock.

Impact of Potential Reclassification Ratios on Pro Forma Economic Ownership and Voting Power

        Citi noted that under the TDS Restated Certificate of Incorporation, the Special Common Shares and the Common Shares are entitled to substantially the same economic rights, including rights to dividends and rights in the event of a liquidation or merger. Citi considered the impact of a range of potential reclassification ratios on the pro forma economic ownership of the Common Shares and the Special Common Shares. This analysis showed that, assuming the Special Common Shares were reclassified as new Common Shares at a one-for-one reclassification ratio, if the Common Shares were reclassified as new Common Shares at greater than a one-for-one reclassification ratio, this would imply economic dilution to the holders of the Special Common Shares and, if the Common Shares were reclassified as new Common Shares at less than a one-for-one reclassification ratio, this would imply economic accretion to the holders of the Special Common Shares. There would be no implied economic impact to the holders of the Special Common Shares or the Common Shares if the Common Shares were reclassified as new Common Shares at a one-for-one reclassification ratio, assuming the Special Common Shares were also reclassified as new Common Shares at a one-for-one reclassification ratio.

Potential Economic Impact of Reclassification Ratios

Illustrative Reclassification Ratio (New Common Shares are Exchanged for Common Shares)(1)	Illustrative Common Shares Economic Impact	Illustrative Special Common Shares Economic Impact
Less than one-for-one	Dilution	Accretion
Equal to one-for-one	Neutral	Neutral
Greater than one-for-one	Accretion	Dilution

(1)
Assumes that the Special Common Shares are reclassified as new Common Shares at a one-for-one reclassification ratio.

        Citi also reviewed the historical average implied market exchange ratios for specified periods prior to the announcement of the Initial Proposal and following such announcement and the analysis showed the following:

Average Historical Implied Exchange Ratios of TDS Common and Special Common Shares (1)

	Through November 18, 2011			Through August 5, 2011
Period	Simple (2)	TDS VWAP / TDS.S VWAP (3)	Exchange Ratio VWAP (4)	Simple (2)	TDS VWAP / TDS.S VWAP (3)	Exchange Ratio VWAP (4)
Current	1.11x	1.11x	1.11x	—	—	—
Prior to Initial Announcement (5)	—	—	—	1.13x	1.13x	1.13x
Since Initial Announcement (5)	1.07x	1.08x	1.06x	—	—	—
1-week	1.11x	1.10x	1.11x	1.14x	1.13x	1.14x
2-week	1.11x	1.11x	1.11x	1.14x	1.14x	1.14x
30-day	1.12x	1.17x	1.12x	1.15x	1.16x	1.15x
60-day	1.08x	1.10x	1.08x	1.15x	1.14x	1.15x
90-day	1.08x	1.09x	1.07x	1.15x	1.14x	1.15x
120-day	1.10x	1.12x	1.08x	1.15x	1.14x	1.15x
1-year	1.13x	1.16x	1.11x	1.16x	1.15x	1.16x
2-year	1.13x	1.15x	1.12x	1.13x	1.12x	1.13x
Since May 16, 2005 (6)	1.09x	1.08x	1.08x	1.09x	1.07x	1.08x

(1)
Source: FactSet. Note: All exchange ratios calculated based on stock prices as of the close of each trading day.

(2)
Calculated as the simple average of the daily Common Share prices divided by the daily Special Common Share prices during the time periods specified.

(3)
Calculated as the ratio of the volume-weighted average price ("VWAP") of the Common Shares during the time periods specified divided by the VWAP of the Special Common Shares during the time periods specified. VWAP for each class of shares is calculated as the aggregate sum of the product of price and trading volume for such class of shares on each day during the time periods specified, divided by the aggregate trading volume for such class of shares during the time periods specified.

(4)
Calculated as the aggregate sum of the product of the daily exchange ratio and the combined daily trading volume for both the Common Shares and the Special Common Shares, divided by the aggregate combined trading volume for both such classes of shares over the time periods specified.

(5)
Refers to the announcement of the Initial Proposal on August 8, 2011.

(6)
Refers to the date on which the Special Common Shares began to trade "regular way" under the symbol "TDS.S".

        Citi noted that the proposed implied exchange ratio of 1.087x is reflective of the long term trading relationship between the Common Shares and the Special Common Shares and provides holders of the Special Common Shares with a slight premium to the current implied exchange ratio based on the current market values of the Common Shares and the Special Common Shares.

        Citi also compared the current economic ownership and voting power of the Special Common Shares and the Common Shares immediately prior to the Share Consolidation Amendment and the Vote Amendment to the pro forma economic ownership and voting power of the Common Shares (including the reclassified Special Common Shares) immediately following the effectiveness of the Share Consolidation Amendment and the Vote Amendment, as well as the impact on the economic ownership and voting power of the TDS Voting Trust.

        This analysis showed the following:

TDS and Voting Trust Current and Pro Forma Economic and Voting Impact (1)
($ and shares in millions except per share prices)

	Price/ Share (2)	Current	Transaction at 1.000x (Initial Proposal)	Transaction at 1.087x (Revised Proposal)	Transaction at 1.113x (Current Market)
Shares Outstanding
Series A	$25.51	6.5	6.5	7.1	7.3
Common	$25.51	50.0	50.0	54.3	55.6
Special	$22.91	46.9	46.9	46.9	46.9

Total		103.4	103.4	108.3	109.8
Blended Price / Share		$24.33	$24.33	$23.23	$22.91
Company Impact
% Voting Control
Series A		56.7%	56.7%	56.7%	56.7%
Common		43.3%	22.3%	23.2%	23.5%
Special		0.0%	21.0%	20.1%	19.8%

Total		100.0%	100.0%	100.0%	100.0%
% Economic Control
Series A		6.3%	6.3%	6.6%	6.6%
Common		48.3%	48.3%	50.1%	50.7%
Special		45.4%	45.4%	43.3%	42.7%

Total		100.0%	100.0%	100.0%	100.0%
$ Value
Series A		$167	$159	$165	$167
Common		$1,275	$1,216	$1,261	$1,275
Special		$1,074	$1,141	$1,089	$1,074

Total		$2,515	$2,515	$2,515	$2,515
$ Value Impact
Series A			$(8)	$(2)	$0
Common			$(59)	$(13)	$0
Special			$67	$15	$0

Total			$0	$0	$0

	Price/ Share (2)	Current	Transaction at 1.000x (Initial Proposal)	Transaction at 1.087x (Revised Proposal)	Transaction at 1.113x (Current Market)
Voting Trust Impact (3)
% Voting Control
Series A		53.6%	53.6%	53.6%	53.6%
Common		0.0%	0.0%	0.0%	0.0%
Special		0.0%	2.7%	2.6%	2.6%

Total		53.6%	56.4%	56.2%	56.2%
% Economic Control
Series A		6.0%	6.0%	6.2%	6.3%
Common		0.0%	0.0%	0.0%	0.0%
Special		5.9%	5.9%	5.6%	5.6%

Total		11.9%	11.9%	11.8%	11.8%
$ Value Impact
Series A			$(7)	$(2)	$0
Common			$0	$0	$0
Special			$9	$2	$0

Total			$1	$0	$0

(1)
Calculations exclude TDS preferred shares, which represent less than 0.1% of the total economic interest in TDS equity and total voting power of TDS shareholders.

(2)
Share prices as of November 18, 2011.

(3)
Assumes TDS Voting Trust continues to hold 6.2 million Series A Common Shares and 6.1 million Special Common Shares.

        Citi noted that, following the effectiveness of the Vote Amendment, the percentage voting power of the Series A Common Shares and the Common Shares would be fixed (in matters other than the election of directors) at the aggregate percentage voting power of the Series A Common Shares and Common Shares immediately prior to the effective time of the Charter Amendments, subject to adjustment due to subsequent changes in the number of outstanding Series A Common Shares. More specifically, Citi noted that holders of the Special Common Shares (currently) and holders of the Common Shares (currently and immediately following the Share Consolidation) vote together for four of the twelve directors on the TDS Board. In addition, while, following the Share Consolidation, current holders of the Common Shares will share the class vote on mergers of TDS with current holders of the Special Common Shares (who currently do not vote on these matters), both classes are currently held primarily by public shareholders who, in theory, should have similar voting motivations with respect to such matters. Lastly, for matters other than the election of directors or mergers of TDS, following the Share Consolidation, current holders of the Common Shares will share the vote with the current holders of the Special Common Shares (who currently do not vote on these matters); however, the votes on such matters will continue to be controlled by the vote of the holders of the Series A Common Shares immediately following the Share Consolidation.

        In addition, Citi noted that, immediately following the effectiveness of the Share Consolidation Amendment and the Vote Amendment, the voting power of all holders of Special Common Shares would increase, resulting in a redistribution of the 43.3% voting power currently held by the holders of the Common Shares. Nevertheless, the aggregate economic ownership percentage of the holders of the Common Shares would increase from 48.3% to 50.1%, the aggregate economic ownership percentage of the holders of the Special Common Shares would decrease from 45.4% to 43.3% and the aggregate economic ownership percentage of the holders of the Series A Common Shares would increase from 6.3% to 6.6%.

Analysis of Historical Reclassification Transactions

        Citi identified thirty-six historical reclassification transactions completed since 1998 in which two classes of publicly traded common stock of a single company with differential voting rights were reclassified or combined into a single class of common stock. Sixteen of the historical transactions analyzed involved companies with high-vote stock that traded at a discount to the low-vote stock prior to the reclassification transaction, five involved companies with high-vote stock that did not trade prior to the reclassification transaction and seven involved companies with low-vote stock that traded at a discount to the high-vote stock, but for which a change of control or loss of significant control by an existing controlling shareholder also occurred in connection with the reclassification transaction.

        Citi viewed the remaining eight historical transactions as primary precedents for purposes of its analysis because in each of these eight transactions, as is the case with the Share Consolidation, (i) the low-vote stock traded at a discount to the high-vote stock prior to the reclassification transaction and (ii) there was no change of control or loss of significant control by an existing controlling shareholder in connection with the reclassification transaction. Citi noted that the reclassification ratios in these transactions ranged from the reclassification ratio implied by the relative market prices of the two classes of shares to 1.0x. Among other things, Citi analyzed the reclassification ratios, the combined equity values, the high-vote share to low-vote share trading volume ratios, the 3-month, 30-day and day prior average trading premia of the high-vote shares over the low-vote shares prior to the announcement of the reclassification transactions and the stock price trading premium impacts and the volume impacts of the announcement of the reclassification transactions for each of the eight primary precedent transactions.

        This analysis showed the following:

Selected Historical Reclassification Transactions (1)
(dollars in millions)

Shareholder Meeting Date	Company	Indexed Security	Reclassif- ication Ratio		Combined Equity Value (2)	3-Month Average Trading Premium (3)	30-Day Average Trading Premium (3)	Day Prior Premium (4)	High-Vote Volume/ Low-Vote Volume (5)
11/20/03	Pilgrim's Pride (6)	High Vote	1.00		$499	34.8%	32.1%	30.2%	4.58x
11/04/03	Jo-Ann Stores (6)	High Vote	1.15		405	15.1%	13.4%	14.4%	4.04x
01/23/03	Alberto-Culver	High Vote	1.00		2,891	6.1%	6.7%	5.9%	2.89x
05/02/02	Freeport McMoRan	High Vote	1.00		2,094	4.7%	5.3%	3.2%	7.38x
09/21/01	Conoco	High Vote	1.00		17,342	1.0%	1.2%	1.9%	2.77x
08/15/00	J.M. Smucker	High Vote	1.00		438	19.6%	20.4%	17.1%	1.15x
10/21/99	InfoUSA	High Vote	1.00		289	1.0%	2.5%	3.2%	0.86x
06/17/99	Cherry Corp	N/A	1.00		142	(1.2%)	0.5%	0.9%	0.29x
	TDS (7)	High Vote (8)	1.087	(8)	2,515	7.3%	11.9%	11.3%	2.75x

(1)
Source: Company filings; FactSet.

(2)
As of one day prior to announcement, calculated using basic shares outstanding. "Combined" represents the sum of all classes of securities for each company at their respective equity values.

(3)
Based on the average closing prices up to the respective time period prior to announcement. Premium based upon the high-vote share class closing price divided by the low-vote share class closing price.

(4)
As of one day prior to announcement. Premium based upon the high-vote share class closing price divided by the low-vote share class closing price.

(5)
Based on average volume for the 30-trading day period ended one day prior to the announcement of the share reclassification.

(6)
As the announcement of this transaction was made after market hours on the date of announcement, the price on date of announcement (rather than day prior to announcement) was used for calculations.

(7)
TDS trading premiums and volume comparison at last practicable date of November 18, 2011.

(8)
Refers only to the TDS Common Shares, not the TDS Series A Common Shares.

Selected Historical Reclassification Transactions—Stock Price Impact (1)

	High Vote—% Change in Price		Low Vote—% Change in Price		Trading Premium
Company	Day Before Announcement to Day After Announcement	Day Before Announcement to Day Before Vote	Day Before Announcement to Day After Announcement	Day Before Announcement to Day Before Vote	Day of Announcement	Day Before Vote
Pilgrim's Pride (2)	(9.1)%	5.2%	14.9%	38.6%	3.0%	(1.1)%
Jo-Ann Stores (2)	(6.9)%	42.0%	(7.4)%	41.0%	15.0%	15.2%
Alberto-Culver	(0.2)%	(0.6)%	(0.5)%	1.9%	6.3%	3.4%
Freeport McMoRan	(0.3)%	21.2%	2.0%	24.6%	0.8%	0.4%
Conoco	(0.9)%	(2.9)%	0.4%	(0.4)%	0.6%	(0.7)%
J.M. Smucker	4.9%	12.0%	17.1%	29.8%	4.9%	1.0%
InfoUSA	(3.1)%	(1.0)%	(1.1)%	1.1%	1.1%	1.1%
Cherry Corp	(11.6)%	0.9%	(2.7)%	1.4%	(8.3)%	0.4%

(1)
Source: FactSet.

(2)
As the announcement of this transaction was made after market hours on the date of announcement, the price on date of announcement (rather than day prior to announcement) was used for calculations.

Selected Historical Reclassification Transactions—Volume Impact (1)
(average daily trading volume (ADTV) in thousands)

	90 Days Prior to Announcement
					90 Days Following Close		1 Year Following Close		2 Years Following Close
Company	High-Vote		Low-Vote
Pilgrim's Pride	98		25		213		304		468	(2)
Jo-Ann Stores (3)	206		51		144		97		107
Alberto-Culver (4)	369		105		425		402		435
Freeport McMoRan	1,098		142		1,617		1,592		2,165
Conoco	1,633		700		2,395		2,381	(5)	N/A
J.M. Smucker	18	(6)	25	(6)	62	(7)	39	(7)	113	(7)(8)
InfoUSA	65		60		363		233		164
Cherry Corp	0.7		1.4		4		32		35	(9)

(1)
Source: FactSet.

(2)
Includes 25.4 million shares issued to ConAgra.

(3)
On November 18, 2003, Jo-Ann Stores reduced its 2003 fourth-quarter and full-year growth forecast for same store sales. On October 6, 2005, Jo-Ann Stores indicated it would not meet EPS targets for 2005 and declined to provide further earnings guidance for the year.

(4)
Alberto Culver figures (for both high-vote and low-vote) are adjusted for 3:2 stock split.

(5)
Calculated to August 30, 2002, when Conoco merged with Phillips; time period reflects less than one year.

(6)
For the 12 months preceding announcement, ADTV was ~19k for the high-vote class and ~17k for the low-vote class.

(7)
A repurchase program reduced the float at closing by approximately 20% (so pre-announcement volumes are not directly comparable to post-announcement volumes).

(8)
Includes shares issued in the acquisition of P&G's Jif and Crisco businesses (which shares were subsequently sold to the public).

(9)
Shares stopped trading on July 17, 2000; time period reflects less than two years.

        Citi noted that the average daily trading volume for the reclassified shares following the reclassification transaction increased to levels (i) at or exceeding the high-vote volume in seven of the eight primary precedent transactions that Citi analyzed and (ii) exceeding the aggregate trading volume of the high-vote and low-vote shares prior to such transaction in six out of the eight primary precedent transactions that Citi analyzed.

        In addition, Citi identified nine historical reclassification transactions in which the reclassification ratios were other than one-for-one, as is the case with the Share Consolidation; however, Citi noted that eight of the nine transactions involved the payment of a premium to high-vote stockholders given significant dilution of an existing large shareholder in connection with each such transaction, a factor that is not present in the Share Consolidation.

        The analysis showed the following:

Selected Historical Reclassification Transactions (1)
(dollars in millions)

Shareholder Meeting Date	Company	Indexed Security	Reclassification Ratio		Combined Equity Value (2)	3-Month Average Trading Premium (3)	30-Day Average Trading Premium (3)	Day Prior Premium (4)	High-Vote Volume/ Low-Vote Volume (5)		Large S/H Pro Forma Ownership (Voting)
07/23/10	Magna International	—	12.38	x(6)	—	—	—	—	—		Down to 7% from 66%
N/A	DirecTV	Low Vote	1.22		—	—	—	—	—		Down to 3% from 24%
10/11/05	Kaman Corp.	Low Vote	3.58	(7)	—	—	—	—	—		Down to 7% from 83%
11/04/03	Jo-Ann Stores	High Vote	1.15		405	15.1	13.4	14.4	4.04		Down to 23% from 25%
09/03/03	Common-wealth Telephone	—	1.09		936	0.0	0.1	(1.1)	(0.2)		Down to 5% from 29%
12/13/02	Readers Digest	Low Vote	1.22	(8)	1,739	19.1	18.8	19.8	0.05		Down to `13% from 50%
01/22/01	Continental Airlines	—	1.32	(9)	3,037	0.2	(0.0)	(0.2)	(0.3)		Down to 7% from 60%
02/08/00	Dairy Mart	—	1.10		16	1.9	3.8	(1.8)	0.12		Down to 15% from 37%
12/23/98	Remington Oil & Gas	Low Vote	1.15	(10)	122	4.7	1.8	(2.1)	0.05		Down to 27% from 57%
	TDS (11)	High Vote (12)	1.087	(12)	2,515	7.3%	11.9%	11.3%	2.75	x	Up to 56% from 54%

(1)
Source: Company filings; FactSet.

(2)
As of one day prior to announcement, calculated using basic shares outstanding. "Combined" represents the sum of all classes of securities for each company at their respective equity values.

(3)
Based on the average closing prices up to the respective time period prior to announcement. Premium based upon the high-vote share class closing price divided by the low-vote share class closing price.

(4)
As of one day prior to announcement. Premium based upon the high-vote share class closing price divided by the low-vote share class closing price.

(5)
Based on average volume for the 30-trading day period ended one day prior to the announcement of the share reclassification.

(6)
Transaction structured as a conversion of class B voting shares into common shares in addition to cash consideration of $300 million.

(7)
Prior to the recapitalization, holders of the class B shares could exchange each share for (a) 1.84 shares of common stock and (b) cash of $27.10. Post transaction, the company had 23.9 million shares outstanding, implying that ~440,000 shares (~66% of class) exercised this option.

(8)
Preceded by repurchase of 4.6 million shares of class B voting stock owned by controlling stockholders (37% of class) at $21.75 in cash per share for a purchase price of $100 million.

(9)
Prior to the recapitalization, Continental repurchased 6.7 million class A common shares held by Northwest (61% of class) for $450 million in cash.

(10)
Transaction was executed in conjunction with merger with S-Sixteen Holding Company (SSHC), for which each share of SSHC was exchanged for 72.329 shares of Remington Common Stock.

(11)
TDS trading premiums and volume comparison at last practicable date of November 18, 2011.

(12)
Refers only to the TDS Common Shares, not the TDS Series A Common Shares.

        The preceding discussion is a summary of the material financial analyses furnished by Citi to the TDS Board, but it does not purport to be a complete description of the analyses performed by Citi or of its presentation to the TDS Board. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citi made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citi believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citi, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citi and its opinion. With regard to the comparable companies and precedent transaction analyses summarized above, Citi selected comparable public companies and precedent transactions on the basis of various factors, including the similarity of the equity structure of the selected companies; however, no company utilized in this analysis is identical to TDS and no precedent transaction is identical to the Share Consolidation. As a result, this analysis is not purely mathematical, but also takes into account differences in financial and operating characteristics of the analyzed companies and transactions and other factors that could affect the Share Consolidation or the public trading value or other characteristics of the companies and transactions to which TDS and the Share Consolidation is being compared.

        In its analyses, Citi made numerous assumptions with respect to TDS, general business, economic, market and financial conditions and other matters, many of which are beyond the control of TDS. Any estimates contained in Citi's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Because these estimates are inherently subject to uncertainty, none of TDS, the TDS Board, Citi or any other person assumes responsibility if future results or actual values differ materially from the estimates.

        Citi's analyses were prepared solely as part of Citi's analysis of the fairness of the listed share reclassification ratio and were provided to the TDS Board in connection therewith. Citi's advice and opinion was only one of the factors taken into consideration by TDS in determining the structure of the Share Consolidation and the listed share reclassification ratio. See "Proposals—Charter Amendments—Charter Amendments Generally—Background and Reasons for the Charter Amendments and Related Transactions; Recommendation of the TDS Board" in the Proxy Statement and "Background and Reasons for Changes to Proposals; Recommendation of TDS Board" above.

        Citi is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. TDS selected Citi to act as its financial advisor in connection with the Charter Amendments on the basis of Citi's international recognition in providing financial advice and on the basis of Citi's experience and Citi's familiarity with TDS from prior financial advisory and other services rendered to TDS.

        Pursuant to its engagement letter with Citi, TDS has agreed to pay Citi customary fees in connection with its engagement as financial advisor, including a $3 million fee that became payable upon the delivery to the TDS Board of Citi's opinion delivered on August 7, 2011 set forth in the Proxy Statement. Including the opinion fee, an aggregate amount of $3.5 million has been paid to Citi in connection with the Share Consolidation, an aggregate amount of $125,000 in additional fees has become due and payable but has not yet been paid and additional monthly fees of $100,000 per month will be payable for so long as Citi continues to provide financial advisory services in connection with the Charter Amendments. TDS has also agreed to reimburse Citi for its reasonable travel and other expenses incurred in connection with its engagement, including reasonable fees and expenses of its legal counsel, and to indemnify Citi against liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

        Citi and its affiliates in the past have provided, and in the future may provide, services to TDS and U.S. Cellular unrelated to the Charter Amendments, including, without limitation, having acted as joint bookrunner in connection with certain debt offerings of TDS and U.S. Cellular, for which services Citi and such affiliates have received or may receive compensation. Excluding the compensation paid and payable to Citi as described above in connection with the Charter Amendments, TDS and U.S. Cellular have paid Citi approximately $6.7 million in the aggregate for such services during 2009, 2010 and the nine months ended September 30, 2011. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of TDS and U.S. Cellular for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with TDS and U.S. Cellular and their respective affiliates.

Advice of Financial Advisor to Independent Directors

        Credit Suisse acted as financial advisor to the independent directors of TDS in connection with the revised Share Consolidation Amendment. Credit Suisse did not and was not requested to provide an opinion with respect to the fairness of the revised proposals.

Federal Income Tax Consequences

        TDS has summarized below certain federal income tax consequences of the Charter Amendments, including the revised Share Consolidation Amendment. This summary is based on the Internal Revenue Code of 1986 (which we refer to as the "Code"), as amended. This summary applies only to TDS shareholders that hold their Special Common Shares, Common Shares or Series A Common Shares as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not discuss all aspects of federal income taxation that may be relevant to shareholders in light of each shareholder's individual circumstances. In addition, this summary does not address any state, local or foreign tax consequences of the proposed reclassification. This summary is included for general information purposes only. Because the tax consequences to each shareholder will depend on each shareholder's particular facts and circumstances, each shareholder is urged to consult its own tax advisor with respect to the tax consequences of the Charter Amendments, including the revised Share Consolidation Amendment, including tax reporting requirements.

        TDS believes that the Charter Amendments, including the revised Share Consolidation Amendment, will, subject to the discussion below, be treated for federal income tax purposes as an exchange qualifying as a recapitalization under Section 368 of the Code, and therefore:

  •
  no gain or loss will be recognized by TDS or any of the holders of Special Common Shares, Common Shares or Series A Common Shares upon the reclassification of Special Common Shares as Common Shares, the reclassification and subdivision of Common Shares as 1.087 Common Shares or the reclassification and subdivision of Series A Common Shares as 1.087 Series A Common Shares, in each case pursuant to the Charter Amendments, including the revised Share Consolidation Amendment;

  •
  a shareholder's basis in Common Shares or Series A Common Shares (including any fractional share interests deemed received and redeemed as described below) will be the same as the shareholder's basis in the Special Common Shares, Common Shares or Series A Common Shares held prior to, and reclassified in connection with, the Charter Amendments, including the revised Share Consolidation Amendment;

  •
  a shareholder's holding period for the Common Shares or Series A Common Shares (including any fractional share interests deemed received and redeemed) will include such shareholder's holding period for the Special Common Shares, Common Shares or Series A Common Shares held prior to, and reclassified in connection with, the Charter Amendments, including the revised Share Consolidation Amendment;

  •
  the receipt of a cash payment in lieu of fractional Common Shares or Series A Common Shares will be treated as received in redemption of such fractional Common Shares or Series A Common Shares, and if such deemed redemption is "substantially disproportionate" or "not essentially equivalent to a dividend" with respect to a shareholder (as such terms are used in Section 302 of the Code), will result in capital gain or loss measured by the difference between the amount of such cash payment and such shareholder's basis in the fractional share treated as surrendered, and any such capital gain or loss will be long-term capital gain or loss if such shareholder's holding period in the Common Shares or Series A Common Shares is more than one year at the time of the reclassification. The Internal Revenue Service has held that a redemption of shares of a publicly held corporation from a shareholder whose relative stock interest in such corporation is minimal and who exercises no control over the affairs of such corporation was "not essentially equivalent to a dividend," provided that the shareholder's actual and constructive ownership of such corporation's stock (taking into account the constructive ownership rules of Section 318(a) of the Code) was reduced as a result of the redemption.

        Although a recapitalization under Section 368 of the Code will generally be tax-free, Section 305 of the Code and the Treasury regulations thereunder provide that a transaction (including a recapitalization) that has an effect similar to the distribution of a stock dividend may, under certain circumstances, be treated as a taxable distribution of stock with respect to any shareholder whose proportionate interest in the earnings and profits or assets of the corporation is increased by such transaction. A recapitalization generally will not result in a deemed taxable distribution of stock under Section 305 of the Code, however, if the recapitalization is not pursuant to a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the corporation.

        By reclassifying each Common Share as 1.087 Common Shares and each Series A Common Share as 1.087 Series A Common Shares, the holders of Common Shares and Series A Common Shares are increasing their proportionate interests in the assets or earnings and profits of TDS relative to the holders of Special Common Shares. Nevertheless, TDS believes that the Charter Amendments, including the revised Share Consolidation Amendment, should not result in a deemed taxable distribution of stock to the current holders of Common Shares or Series A Common Shares because the reclassification of the Common Shares and Series A Common Shares under the Charter Amendments, including the revised Share Consolidation Amendment, should be treated as a recapitalization that is not part of a plan to periodically increase the proportionate interests of holders of Common Shares or Series A Common Shares in TDS' assets or earnings and profits.

        If, however, the reclassification and subdivision of the Common Shares or Series A Common Shares were not deemed to be an exchange qualifying as a recapitalization under Section 368 of the Code, then the Charter Amendments, including the revised Share Consolidation Amendment, could result in a taxable dividend to those shareholders that held Common Shares or Series A Common Shares prior to the Charter Amendments, including the revised Share Consolidation Amendment.

Listing on the New York Stock Exchange

        The Common Shares are currently listed on the NYSE under the symbol "TDS" and the Special Common Shares are currently listed on the NYSE under the symbol "TDS.S."

        If the Share Consolidation takes place, the Special Common Shares will be delisted and the Common Shares will continue to trade on the NYSE under the listing symbol "TDS."

        The NYSE has advised that the revised Charter Amendments would not conflict with Section 313 of the NYSE Listed Company Manual, which relates to voting rights of listed classes of stock.

        The Common Shares to be issued upon the reclassification of Special Common Shares, the additional 0.087 Common Shares to be issued with respect to each Common Share in the Share Consolidation and the additional Common Shares that may become issuable upon the conversion of the additional 0.087 Series A Common Shares to be issued with respect to each Series A Common Share in the Share Consolidation will need to be listed on the NYSE.

Accounting Treatment

        Immediately following the completion of the Share Consolidation, each outstanding Special Common Share will be reclassified as one Common Share. The increase in the Common Shares (at par value) due to the increased number of outstanding Common Shares resulting from the reclassification of Special

Common Shares will be offset by a decrease in the Special Common Shares (at par value) that are reclassified. The reclassification of each Common Share into 1.087 Common Shares and each Series A Common Share into 1.087 Series A Common Shares will result in the issuance of approximately 5.0 million additional Common Shares and approximately 0.6 million additional Series A Common Shares. There will be no change to the overall amount of TDS shareholders' equity related to this reclassification.

        The higher number of Common Shares and Series A Common Shares outstanding after the reclassification will increase the weighted average shares outstanding used in the calculation of basic and diluted earnings per share. The increased number of shares of common stock outstanding will lower the book value per share, and basic and diluted earnings per share will be reduced.

Dissenters' Rights

        No holders of capital stock of TDS have the right to dissent and receive payment for their shares (sometimes referred to as appraisal rights) under Delaware law in connection with the Charter Amendments, including the revised Share Consolidation Amendment.

Federal Securities Law Considerations

        The reclassification effected by the Charter Amendments, as revised, is not being registered pursuant to the Securities Act of 1933 (the "Securities Act") pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. TDS believes that Common Shares outstanding after the effectiveness of the Charter Amendments, other than any Common Shares held by affiliates of TDS within the meaning of the Securities Act, and other than any Common Shares that may be "restricted securities" within the meaning of Rule 144 under the Securities Act, may be offered for sale and sold in the same manner as the existing Common Shares without additional registration under the Securities Act. Affiliates of TDS and holders of any restricted securities are advised to sell Common Shares held after the effectiveness of the Charter Amendments only in transactions that comply with Rule 144 or in other transactions that are exempt from the registration requirements or are otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of TDS for such purposes generally include individuals or entities that control, are controlled by or are under common control with TDS and include the TDS Voting Trust and directors and executive officers of TDS.

Regulatory Matters

        Shareholders meeting applicable size thresholds who will hold TDS common stock valued at $66 million or more after the Share Consolidation may have a pre-merger notification filing obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, unless the shareholder qualifies for an exemption to the filing requirements under such Act.

        A shareholder who will beneficially own 5% or more of the outstanding Common Shares after the Share Consolidation may be required to file a report or an amended report under Section 13(d) or 13(g) of the Securities Exchange Act of 1934.

        A shareholder who will beneficially own 10% or more of the outstanding Common Shares after the Share Consolidation may be required to file a report or an amended report under Section 16(a) of the Securities Exchange Act of 1934 and may be subject to liability for short-swing profits under Section 16(b) of that Act.

        Shareholders who believe they may be subject to any of these requirements should consult with their own counsel for further information.

CHANGES TO PROPOSAL 6—ADOPTION OF TELEPHONE AND DATA SYSTEMS, INC.
2011 LONG-TERM INCENTIVE PLAN

        The changes to the Share Consolidation Amendment and the adjournments of the Special Meeting discussed above have an effect on Proposal 6 relating to the adoption of the Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan, which we refer to as the "2011 Incentive Plan." Accordingly, the following discusses changes to Proposal 6 that was included in the Proxy Statement and to the 2011 Incentive Plan, which was attached as Exhibit C to the Proxy Statement.

        Proposal 6 and the 2011 Incentive Plan have been modified to provide that if the 2011 Incentive Plan is approved by shareholders, the 2011 Incentive Plan will be effective as of the effective date of the Charter Amendments, as revised in the manner described in this Supplement (and will be void and of no effect if the revised Charter Amendments are not effectuated). The revised 2011 Incentive Plan also provides that its terms will govern annual bonus deferrals and related employer match awards for calendar years commencing on or after January 1, 2013, and that such deferrals and match awards for calendar years commencing prior to January 1, 2013 will be governed by the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan, which we refer to as the "2004 Incentive Plan."

        If the revised Charter Amendments become effective, there will no longer be any Special Common Shares authorized or outstanding. As a result, outstanding awards under the 2004 Incentive Plan will be appropriately adjusted to reflect the reclassification, and such awards will be settled only in Common Shares. Such adjustment, including any adjustment to the exercise price of an option or number of Common Shares subject to the award, shall be determined in a manner consistent with the requirements of applicable federal tax regulations and other applicable requirements.

        Approval of Proposal 6 will include approval of the revised 2011 Incentive Plan and will also include ratification and approval of the reclassification as Common Shares of the Special Common Shares that are currently available for issuance under the 2004 Incentive Plan (approximately 9.1 million Special Common Shares as of September 30, 2011). If the 2011 Incentive Plan becomes effective, no additional awards will be granted under the 2004 Incentive Plan, except in connection with annual bonus deferrals and related employer match awards for calendar years commencing prior to January 1, 2013. Annual bonus deferrals and related employer match awards for calendar years commencing prior to January 1, 2013 will be governed by the 2004 Incentive Plan because that plan was in effect at the time of the employee's deferral election.

        If the 2011 Incentive Plan becomes effective, the shares remaining available for grant under the 2004 Incentive Plan (approximately 3.2 million as of September 30, 2011) will cease to be available, except for shares required for annual bonus deferrals and related employer match awards for calendar years commencing prior to January 1, 2013. After reclassification of Special Common Shares available under the 2004 Incentive Plan as Common Shares, a sufficient number of Common Shares will be available to satisfy all outstanding awards under the 2004 Incentive Plan, as adjusted. As a result, it is not expected that the shares reserved for issuance under such plan will be further adjusted to reflect the reclassification of each Common Share as 1.087 Common Shares. Awards that are outstanding under the 2004 Incentive Plan as of the Effective Time will remain in effect, but will be appropriately adjusted to reflect the reclassification of the Special Common Shares and Common Shares.

        The TDS Board unanimously recommends a vote "FOR" approval of the foregoing Incentive Plan Adoption proposal.

CHANGES TO PROPOSAL 8—ADJOURNMENT PROPOSAL

        At the Adjourned Special Meeting, if TDS determines that it needs additional time to solicit and obtain sufficient votes to approve the revised Share Consolidation Amendment or the Vote Amendment (Proposal 1, 2, 3 or 4), shareholders may be asked to vote upon a proposal to adjourn the Adjourned Special Meeting for the purpose of allowing additional time for the solicitation of additional votes. Approval of this Adjournment Proposal would give the persons named in the enclosed proxy discretionary authority to further adjourn the Adjourned Special Meeting. If shareholders approve the Adjournment Proposal, TDS may adjourn the Adjourned Special Meeting, and any adjourned session of the Adjourned Special Meeting, and use the additional time to solicit additional proxies in favor of Proposals 1, 2, 3 and/or 4, which may include the solicitation of changes in votes from shareholders who have previously voted against Proposals 1, 2, 3 and/or 4. Among other things, approval of the Adjournment Proposal could mean that, even if TDS receives proxies representing a sufficient number of votes against any such proposals to defeat one or more of such proposals, TDS could adjourn the Adjourned Special Meeting or any adjournment thereof without a vote on Proposals 1, 2, 3 and 4 and seek to convince shareholders voting against one or more of such proposals to change their votes to votes in favor of all such proposals.

        If the Adjourned Special Meeting is adjourned to a different place, date or time, TDS will not need to give notice of the new place, date or time if this information is announced at the meeting before adjournment, unless the adjournment is for more than 30 days. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting will be given to persons who are shareholders of record entitled to vote at the adjourned Special Meeting as of the new record date.

        The TDS Board unanimously recommends a vote "FOR" approval of the foregoing Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On September 30, 2011, TDS had outstanding and entitled to vote 46,886,045 Special Common Shares, par value $.01 per share (excluding 16,072,367 Special Common Shares held by TDS and 484,012 Special Common Shares held by a subsidiary of TDS); 49,962,745 Common Shares, par value $.01 per share (excluding 6,645,788 Common Shares held by TDS and 484,012 Common Shares held by a subsidiary of TDS); 6,538,176 Series A Common Shares, par value $.01 per share; and 8,300 Preferred Shares, par value $.01 per share.

        With respect to matters other than the election of directors, each of the outstanding Common Shares and Preferred Shares is entitled to one vote and each of the outstanding Series A Common Shares is entitled to ten votes. Special Common Shares are not entitled to a vote in matters other than the election of directors. Accordingly, the voting power of all outstanding Series A Common Shares was 65,381,760 votes at September 30, 2011 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 115,352,805 votes at September 30, 2011 with respect to matters other than the election of directors.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after September 30, 2011, restricted stock units that become vested within 60 days after September 30, 2011 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Security Ownership of Management

        The following table sets forth as of September 30, 2011, the latest practicable date, the number of Common Shares, Special Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of TDS, by each of the executive officers named below and by all directors and executive officers as a group. As of September 30, 2011, none of the directors or executive officers of TDS beneficially owned Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership (1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power (2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson (3)	Special Common Shares	6,096,009	13.0%	5.9%	—
	Series A Common Shares	6,186,870	94.6%	6.0%	53.6%
LeRoy T. Carlson (4)(11)	Common Shares	191,399	*	*	*
	Special Common Shares	366,712	*	*	—
	Series A Common Shares	56,175	*	*	*
LeRoy T. Carlson, Jr. (5)(11)	Common Shares	340,691	*	*	*
	Special Common Shares	1,275,368	2.7%	*	—
	Series A Common Shares	18,659	*	*	*
Walter C.D. Carlson (6)	Common Shares	6,169	*	*	*
	Special Common Shares	14,807	*	*	—
	Series A Common Shares	930	*	*	*
Letitia G. Carlson, M.D. (7)	Common Shares	2,233	*	*	*
	Special Common Shares	9,981	*	*	—
	Series A Common Shares	1,005	*	*	*
Prudence E. Carlson (8)	Common Shares	11	*	*	*
	Special Common Shares	49,693	*	*	—
	Series A Common Shares	179,288	2.7%	*	1.6%
Kenneth R. Meyers (9)(11)	Common Shares	4,579	*	*	*
	Special Common Shares	311,068	*	*	—

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership (1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power (2)
Donald C. Nebergall (10)	Common Shares	3,495	*	*	*
	Special Common Shares	11,701	*	*	—
	Series A Common Shares	1,113	*	*	*
Herbert S. Wander	Common Shares	3,159	*	*	*
	Special Common Shares	9,979	*	*	—
George W. Off	Common Shares	4,391	*	*	*
	Special Common Shares	11,280	*	*	—
Christopher D. O'Leary	Special Common Shares	6,897	*	*	—
Mitchell H. Saranow	Common Shares	1,926	*	*	*
	Special Common Shares	8,738	*	*	—
Clarence A. Davis (12)	Special Common Shares	3,793	*	*	—
Gary L. Sugarman	Special Common Shares	3,793	*	*	—
Mary N. Dillon	—	—	—	—	—
Scott H. Williamson (11)	Common Shares	30,044	*	*	*
	Special Common Shares	333,595	*	*	—
David A. Wittwer (9)(11)	Special Common Shares	246,844	*	*	*
Other executive officers (9)(11)(13)	Common Shares	84,697	*	*	*
	Special Common Shares	489,252	*	*	—
All directors and executive officers as a group (21 persons) (9)(11)	Common Shares	672,794	1.3%	*	*
	Special Common Shares	9,249,510	19.7%	8.9%	—
	Series A Common Shares	6,444,040	98.6%	6.2%	55.9%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms pursuant to which shares in a brokerage account are pledged as collateral security for the repayment of debit balances, none of the above shares are pledged as security, unless otherwise specified.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Special Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.

(4)
Includes 9,612 Special Common Shares and 56,175 Series A Common Shares held by Mr. Carlson's wife. Does not include 29,404 Special Common Shares and 33,403 Series A Common Shares held for the benefit of LeRoy T. Carlson or 190,445 Special Common Shares and 191,319 Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 219,849 Special Common Shares, or 0.5% of class, and 224,722 Series A Common Shares, or 3.4% of class) in the TDS Voting Trust described in footnote (3).

(5)
Includes 1,158 Common Shares, 6,444 Special Common Shares and 5,283 Series A Common Shares held by Mr. Carlson's wife outside the TDS Voting Trust. Also includes 1,634 Special Common Shares held by Mr. Carlson's children.

Special Common Shares in TDS Voting Trust. Does not include (i) 1,129,107 Special Common Shares (2.4% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 704,400 shares are held for the benefit of LeRoy T. Carlson, Jr., or (ii) 685,877 Special Common Shares (1.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include (i) 1,131,788 Series A Common Shares (17.3% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 175,112 shares are held for the benefit of LeRoy T. Carlson, Jr., or (ii) 687,253 Series A Common Shares (10.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

(6)
Special Common Shares in TDS Voting Trust. Does not include (i) 1,220,288 Special Common Shares (2.6% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 1,098,522 shares are held for the benefit of Walter C.D. Carlson, or (ii) 685,877 Special Common Shares (1.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include (i) 1,275,888 Series A Common Shares (19.5% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 1,151,863 shares are held for the benefit of Walter C.D. Carlson, or (ii) 687,253 Series A Common Shares (10.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

(7)
Special Common Shares in TDS Voting Trust. Does not include (i) 1,154,348 Special Common Shares (2.5% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Letitia G. Carlson, M.D., her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 1,056,660 shares are held for the benefit of Letitia G. Carlson, M.D., or (ii) 685,877 Special Common Shares (1.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Letitia G. Carlson, M.D. is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include (i) 1,160,537 Series A Common Shares (17.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Letitia G. Carlson, M.D., her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 1,045,589 shares are held for the benefit of Letitia G. Carlson, M.D., or (ii) 687,253 Series A Common Shares (10.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Letitia G. Carlson, M.D. is a general partner.

(8)
Special Common Shares in TDS Voting Trust. Does not include (i) 1,033,287 Special Common Shares (2.2% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Prudence E. Carlson, her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 999,227 shares are held for the benefit of Prudence E. Carlson, or (ii) 685,877 Special Common Shares (1.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Prudence E. Carlson is a general partner.

Series A Common Shares in TDS Voting Trust. Does not include (i) 1,033,081 Series A Common Shares (15.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Prudence E. Carlson, her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), or (ii) 687,253 Series A Common Shares (10.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Prudence E. Carlson is a general partner.

(9)
Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(10)
Does not include shares held in the TDS Voting Trust, which are included in the shares described in footnote (3), that are reported by the TDS Voting Trust: 305 Special Common Shares and 303 Series A Common Shares held for the benefit of Donald C. Nebergall; 1,446 Special Common Shares and 1,436 Series A Common Shares held for the benefit of Mr. Nebergall's wife; 470,186 Special Common Shares (1.0% of class) and 467,343 Series A Common Shares (7.1% of class) held by Mr. Nebergall as trustee under trusts ("Trusts") for the benefit of the heirs of LeRoy T. Carlson (Chairman Emeritus of TDS) and his wife, Margaret D. Carlson, which heirs include LeRoy T. Carlson, Jr. (director and President and CEO of TDS), Walter C.D. Carlson (director and non-executive Chairman of the TDS Board), Letitia G. Carlson, M.D. (director of TDS), Prudence E. Carlson (director of TDS) and/or their heirs. In addition, Mr. Nebergall holds 31 Common Shares and 10 Special Common Shares for the Trusts outside of the TDS Voting Trust. All shares held under the Trusts are held by Mr. Nebergall as a trustee in a fiduciary capacity, and he has no beneficial interest in such shares. Since the creation of the Trusts, Mr. Nebergall has withdrawn $1,000 per year from each trust in compensation for his services as trustee. These are not arrangements with or compensation from TDS or any other member of the TDS consolidated group.

(11)
Includes the following number of Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after September 30, 2011: LeRoy T. Carlson, 94,781 shares; LeRoy T. Carlson, Jr., 312,367 shares; Kenneth R. Meyers, 0 shares; Scott H. Williamson, 24,493 shares; David A. Wittwer, 0 shares; all other executive officers as a group, 39,920 shares; and all directors and executive officers as a group, 471,561 shares. Includes the following number of Special Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after September 30, 2011: LeRoy T. Carlson, 274,957 shares; LeRoy T. Carlson, Jr., 1,177,777 shares; Kenneth R. Meyers, 276,374 shares; Scott H. Williamson, 315,979 shares; David A. Wittwer, 237,540 shares; all other executive officers as a group, 431,597 shares; and all directors and executive officers as a group, 2,714,224 shares. Includes the following number of Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 31,554 shares; LeRoy T. Carlson, Jr., 12,787 shares; Kenneth R. Meyers, 0 shares; Scott H. Williamson, 0 shares; David A. Wittwer, 0 shares; all other executive officers as a group, 0 shares; and all directors and executive officers as a group, 44,341 shares. Includes the following number of Special Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 71,989 shares; LeRoy T. Carlson, Jr., 33,164 shares; Kenneth R. Meyers,

  13,546 shares; Scott H. Williamson, 0 shares; David A. Wittwer, 0 shares; all other executive officers as a group, 4,650 shares; and all directors and executive officers as a group, 123,349 shares.

(12)
Mr. Davis is a director of the Gabelli SRI Fund and the Gabelli Global Deal Fund. The above does not include TDS shares owned by such funds, if any. As of the latest available information, neither the Gabelli SRI Fund nor the Gabelli Global Deal Fund owns any TDS shares.

(13)
Includes shares held by the other executive officers who are not specifically identified in the above table: Peter L. Sereda, Douglas D. Shuma, Kurt B. Thaus, C. Theodore Herbert and Joseph R. Hanley.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of September 30, 2011 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in footnotes thereto.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power (1)
Capital Research Global Investors (2)(4) 333 South Hope Street Los Angeles, CA 90071	Common Shares	5,485,000	11.0%	5.3%	4.8%
	Special Common Shares	4,441,300	9.5%	4.3%	—
Capital World Investors (3)(4) 333 South Hope Street Los Angeles, CA 90071	Special Common Shares	3,493,100	7.5%	3.4%	—

Total for Capital Research and Management Company (4)		13,419,400	N/A	13.0%	4.8%

BlackRock, Inc. (5)(6) 40 East 52nd Street New York, NY 10022	Common Shares	6,144,810	12.3%	5.9%	5.3%
	Special Common Shares	172,474	0.4%	0.2%	—

	Total	6,317,284	N/A	6.1%	5.3%

GAMCO Investors, Inc. (7)(8) One Corporate Center Rye, NY 10580	Common Shares	5,288,292	10.6%	5.1%	4.6%
	Special Common Shares	3,036,844	6.5%	2.9%	—

	Total	8,325,136	N/A	8.0%	4.6%

T. Rowe Price Associates, Inc. (9)(10) 100 E. Pratt Street Baltimore, MD 21202	Common Shares	989,290	2.0%	1.0%	0.9%
	Special Common Shares	2,685,888	5.7%	2.6%	—

	Total	3,675,178	N/A	3.6%	0.9%

JPMorgan Chase & Co. (11) 270 Park Avenue New York, NY 10017	Special Common Shares	3,603,464	7.7%	3.5%	—

Anchor Capital Advisors, Inc. (12)(13) One Post Office Square Boston, MA 02109	Common Shares	21,693	*	*	*
	Special Common Shares	2,609,953	5.6%	2.5%	—

	Total	2,631,646	N/A	2.5%	*

*
Less than 1%

(1)
Represents voting power in matters other than election of directors.

(2)
Based on the most recent Form 13F filed with the SEC, Capital Research Global Investors reports that it has shared investment authority and sole voting authority with respect to 5,485,000 Common Shares and shared investment authority and sole voting authority with respect to 4,441,300 Special Common Shares.

(3)
Based on the most recent Form 13F filed with the SEC, Capital World Investors reports that it has shared investment authority and sole voting authority with respect to 3,493,100 Special Common Shares.

(4)
Based on a Schedule 13G filed with the SEC, Capital Research Global Investors and Capital World Investors are both divisions of Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071.

(5)
Based on the most recent Forms 13F filed with the SEC, BlackRock, Inc. and the following affiliates of BlackRock, Inc: BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Investment Management, LLC, BlackRock Group Limited, BlackRock Institutional Trust Company, N.A., and BlackRock Japan Co., report sole investment and voting authority with respect to an aggregate of 6,144,810 Common Shares.

(6)
Based on the most recent Forms 13F filed with the SEC, the following affiliates of BlackRock, Inc.: BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Investment Management, LLC, and BlackRock Institutional Trust Company, N.A., report sole investment and voting authority with respect to an aggregate of 172,474 Special Common Shares.

(7)
Based on the most recent Schedule 13D (Amendment No. 23) filed with the SEC, GAMCO Investors, Inc. and the following affiliates of GAMCO Investors, Inc.: Gabelli Funds, LLC, GAMCO Asset Management, Inc., Gabelli Securities, Inc., MJG Associates, Inc., MJG IV Limited Partnership, GGCP, Inc., and Mario J. Gabelli, report sole voting authority with respect to an aggregate of 5,032,615 Common Shares, no voting authority with respect to an aggregate of 255,677 Common Shares, and sole investment authority with respect to an aggregate of 5,288,292 Common Shares.

(8)
Based on the most recent Schedule 13D (Amendment No. 4) filed with the SEC, the following affiliates of GAMCO Investors, Inc.: Gabelli Funds, LLC, GAMCO Asset Management, Inc., Gabelli Securities, Inc., MJG Associates, Inc., MJG IV Limited Partnership, GGCP, Inc., and Mario J. Gabelli, report sole voting authority with respect to an aggregate of 2,952,844 Special Common Shares, no voting authority with respect to an aggregate of 84,000 Special Common Shares, and sole investment authority with respect to an aggregate of 3,036,844 Special Common Shares.

(9)
Based on the most recent Schedules 13G (Amendment No. 1) filed with the SEC, T. Rowe Price Associates, Inc. and its affiliate T. Rowe Price Mid-Cap Value Fund, Inc. report sole voting authority with respect to an aggregate of 799,200 Common Shares and sole investment authority with respect to an aggregate of 989,290 Common Shares.

(10)
Based on the most recent Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc. reports that it has sole voting authority with respect to 429,400 Special Common Shares and sole investment authority with respect to 2,685,888 Special Common Shares.

(11)
Based on the most recent Schedule 13G filed with the SEC, JPMorgan Chase & Co. reports that it has sole voting authority with respect to 3,193,082 Special Common Shares, shared voting authority with respect to 260,073 Special Common Shares, sole dispositive power with respect to 3,341,253 Special Common Shares and shared dispositive power with respect to 262,211 Special Common Shares.

(12)
Based on the most recent Form 13F filed with the SEC, Anchor Capital Advisors, Inc. reports that it has sole investment and voting authority with respect to 21,693 Common Shares.

(13)
Based on the most recent Form 13F filed with the SEC, Anchor Capital Advisors, Inc. reports that it has sole investment authority with respect to 2,609,953 Special Common Shares, sole voting authority with respect to 647,763 Special Common Shares, shared voting authority with respect to 1,889,095 Special Common Shares and no voting authority with respect to 73,095 Special Common Shares.

WHERE YOU CAN FIND MORE INFORMATION

        TDS files reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov or on TDS' website at http://www.teldta.com.

        The SEC allows TDS to "incorporate by reference" information into the Proxy Statement as supplemented hereby, which means that TDS can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of the Proxy Statement as supplemented, except for any information superseded by information in the Proxy Statement or this Supplement. This Supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about TDS' businesses and finances.

  1.
  TDS' Annual Report on Form 10-K for the year ended December 31, 2010, as revised by TDS' Current Report on Form 8-K dated November 16, 2011;

  2.
  TDS' Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

  3.
  TDS' Current Reports on Form 8-K filed since December 31, 2010;

  4.
  TDS' Notice of Annual Meeting and Proxy Statement dated April 14, 2011;

  5.
  TDS' Notice of Special Meeting and Proxy Statement dated August 31, 2011; and

  6.
  TDS' Registration Statement on Form 8-A dated September 12, 2008, relating to TDS' Common Shares and Special Common Shares.

        This Supplement also incorporates by reference additional documents that may be filed by TDS with the SEC between the date of this Supplement and the date of the Adjourned Special Meeting.

        You may obtain copies of such documents which are incorporated by reference in the Proxy Statement and this Supplement, including the Annual Report on Form 10-K for the year ended December 31, 2010, as revised by TDS' Current Report on Form 8-K dated November 16, 2011, and the financial statements and financial statement schedules included therein (other than exhibits thereto which are not specifically incorporated by reference herein), without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 N. LaSalle Street, 40th Floor, Chicago, IL 60602, (312) 630-1900. In order to ensure delivery of documents prior to the Adjourned Special Meeting, any request therefore should be made not later than five business days prior to the Adjourned Special Meeting, or by January 6, 2012.

        In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders, proxy statement or notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents to any shareholder located at such shared address upon written or oral request by such shareholder.

        You should rely only on the information contained or incorporated by reference in the Proxy Statement as supplemented by this Supplement. We have not authorized anyone to provide you with information that is different from what is contained in the Proxy Statement as supplemented by this Supplement. You should not assume that the information contained in the Proxy Statement as supplemented hereby is accurate as of any date other that the date of this Supplement, and neither the mailing of this Supplement to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
SAFE HARBOR CAUTIONARY STATEMENT

        This Supplement to the Proxy Statement contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about TDS' beliefs and expectations and statements qualified by the words "believes," "anticipates," "intends," "expects," and similar words, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. In addition to the factors described in this Supplement and in the Proxy Statement, such factors include the following:

  •
  Intense competition in the markets in which TDS operates could adversely affect TDS' revenues or increase its costs to compete.

  •
  A failure by TDS to successfully execute its business strategy or allocate resources or capital could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  A failure by TDS' service offerings to meet customer expectations could limit TDS' ability to attract and retain customers and could have an adverse effect on TDS' operations.

  •
  TDS' system infrastructure may not be capable of supporting changes in technologies and services expected by customers, which could result in lost customers and revenues.

  •
  An inability to obtain or maintain roaming arrangements with other carriers on terms that are acceptable to TDS could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  TDS currently receives a significant amount of roaming revenues from its wireless business. Further consolidation within the wireless industry and/or continued network build outs by other wireless carriers could cause roaming revenues to decline from current levels, which would have an adverse effect on TDS' business, financial condition and results of operations.

  •
  A failure by TDS to obtain access to adequate radio spectrum to meet current or anticipated future needs and/or to accurately predict future needs for radio spectrum could have an adverse effect on TDS' business and operations.

  •
  To the extent conducted by the Federal Communications Commission ("FCC"), TDS is likely to participate in FCC auctions of additional spectrum in the future as an applicant or as a noncontrolling partner in another auction applicant and, during certain periods, will be subject to the FCC's anti-collusion rules, which could have an adverse effect on TDS.

  •
  Changes in the regulatory environment or a failure by TDS to timely or fully comply with any applicable regulatory requirements could adversely affect TDS' financial condition, results of operations or ability to do business.

  •
  Changes in Universal Service Fund ("USF") funding and/or intercarrier compensation could have a material adverse impact on TDS' financial condition or results of operations.

  •
  An inability to attract and/or retain highly competent management, technical, sales and other personnel could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  TDS' assets are concentrated in the U.S. telecommunications industry. As a result, its results of operations may fluctuate based on factors related entirely to conditions in this industry.

  •
  The completion of acquisitions by other companies has led to increased consolidation in the wireless telecommunications industry. TDS' lower scale relative to larger wireless carriers has in the past and could in the future prevent or delay its access to new products including wireless devices, new technology and/or new content and applications which could adversely affect TDS'

    ability to attract and retain customers and, as a result, could adversely affect its business, financial condition or results of operations.

  •
  TDS' inability to manage its supply chain or inventory successfully could have an adverse effect on its business, financial condition or results of operations.

  •
  Changes in general economic and business conditions, both nationally and in the markets in which TDS operates, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in various business factors could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Advances or changes in telecommunications technology, such as Voice over Internet Protocol ("VoIP"), High-Speed Packet Access ("HSPA"), WiMAX or Long-Term Evolution ("LTE"), could render certain technologies used by TDS obsolete, could put TDS at a competitive disadvantage, could reduce TDS' revenues or could increase its costs of doing business.

  •
  Complexities associated with deploying new technologies, such as TDS' planned upgrade to LTE technology, present substantial risk.

  •
  TDS could incur higher than anticipated intercarrier compensation costs.

  •
  TDS is subject to numerous surcharges and fees from federal, state and local governments, and the applicability and the amount of these fees are subject to great uncertainty.

  •
  Changes in TDS' enterprise value, changes in the market supply or demand for wireless licenses or wireline markets, adverse developments in the business or the industry in which TDS is involved and/or other factors could require TDS to recognize impairments in the carrying value of its license costs, goodwill and/or physical assets.

  •
  Costs, integration problems or other factors associated with developing and enhancing business support systems, acquisitions/divestitures of properties or licenses and/or expansion of TDS' business could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  A significant portion of TDS' wireless revenues is derived from customers who buy services through independent agents who market TDS' services on a commission basis. If TDS' relationships with these agents are seriously harmed, its business, financial condition or results of operations could be adversely affected.

  •
  TDS' investments in technologies which are unproven may not produce the benefits that TDS expects.

  •
  A failure by TDS to complete significant network construction and systems implementation activities as part of its plans to improve the quality, coverage, capabilities and capacity of its network and support systems could have an adverse effect on its operations.

  •
  Financial difficulties (including bankruptcy proceedings) or other operational difficulties of TDS' key suppliers or vendors, termination or impairment of TDS' relationships with such suppliers or vendors, or a failure by TDS to manage its supply chain effectively could result in delays or termination of TDS' receipt of required equipment or services, or could result in excess quantities of required equipment or services, any of which could adversely affect TDS' business, financial condition or results of operations.

  •
  TDS has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on TDS' financial condition or results of operations.

  •
  A failure by TDS to maintain flexible and capable telecommunication networks or information technology, or a material disruption thereof, including breaches of network or information technology security, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Wars, conflicts, hostilities and/or terrorist attacks or equipment failures, power outages, natural disasters or other events could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  The market prices of TDS' Common Shares and Special Common Shares are subject to fluctuations due to a variety of factors.

  •
  Identification of errors in financial information or disclosures could require amendments to or restatements of financial information or disclosures included in this or prior filings with the SEC. Such amendments or restatements and related matters, including resulting delays in filing periodic reports with the SEC, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  The existence of material weaknesses in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or failure to prevent fraud, which could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in facts or circumstances, including new or additional information that affects the calculation of potential liabilities for contingent obligations under guarantees, indemnities, claims, litigation or otherwise, could require TDS to record charges in excess of amounts accrued in the financial statements, if any, which could have an adverse effect on TDS' financial condition or results of operations.

  •
  Disruption in credit or other financial markets, a deterioration of U.S. or global economic conditions or other events, could, among other things, impede TDS' access to or increase the cost of financing its operating and investment activities and/or result in reduced revenues and lower operating income and cash flows, which would have an adverse effect on TDS' financial condition or results of operations.

  •
  Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in TDS' credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to TDS, which could require TDS to reduce its construction, development or acquisition programs.

  •
  Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending and future litigation could have an adverse effect on TDS' financial condition, results of operations or ability to do business.

  •
  The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from wireless devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have an adverse effect on TDS' wireless business, financial condition or results of operations.

  •
  Claims of infringement of intellectual property and proprietary rights of others, primarily involving patent infringement claims, could prevent TDS from using necessary technology to provide services or subject TDS to expensive intellectual property litigation or monetary penalties, which could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Certain matters, such as control by the TDS Voting Trust and provisions in the TDS Restated Certificate of Incorporation, may serve to discourage or make more difficult a change in control of TDS.

  •
  Any of the foregoing events or other events could cause customer net additions, revenues, operating income, capital expenditures and/or any other financial or statistical information to vary from TDS' forward-looking estimates by a material amount.

TDS undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

 OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters properly are brought before the Adjourned Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

Kevin C. Gallagher Vice President and Corporate Secretary

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION (1)(2)
OF
TELEPHONE AND DATA SYSTEMS, INC.

        Telephone and Data Systems, Inc., a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 1997.

        SECOND:    The Certificate of Incorporation of the Corporation was restated by filing a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 22, 1998 and was subsequently amended by the filing of Certificates of Amendment with the Secretary of State of the State of Delaware on July 10, 1998, June 29, 2004 and April 11, 2005.

        THIRD:    This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

        FOURTH:    This Restated Certificate of Incorporation shall become effective at [5:01 p.m.] (local time in Wilmington, Delaware) on                          , 201  .

        The Corporation hereby restates and integrates and further amends the Restated Certificate of Incorporation, as amended, of the Corporation by revising such document in its entirety as follows:

ARTICLE I

        The name of the Corporation is Telephone and Data Systems, Inc.

ARTICLE II

        The period of its duration is perpetual.

ARTICLE III

        The Corporation shall have unlimited power to engage in, and to do any lawful act concerning, any and all lawful business for which corporations may be organized under the Delaware General Corporation Law above mentioned.

ARTICLE IV

  A.
  Authorized Shares.

        1.      Effective as of the effectiveness of the Restated Certificate of Incorporation, which inserts this sentence (the "Effective Time"), (a) each Special Common Share, par value $.01 per share ("Special Common Shares"), issued immediately prior to the Effective Time (including shares held by the Corporation in treasury) shall be reclassified as one validly issued, fully paid and nonassessable Common Share, par value $.01 per share ("Common Shares"), (b) each Common Share issued immediately prior to the Effective Time (including shares held by the Corporation in treasury) shall be reclassified and subdivided as 1.087 validly issued, fully paid and nonassessable Common Shares and (c) each Series A Common Share, par value $.01 per share ("Series A Common Shares"), issued immediately prior to the Effective Time (including shares held by the Corporation in treasury) shall be

        (1)   This Exhibit A shows changes that would be made by the Charter Amendments to the Restated Certificate of Incorporation filed December 12, 1997, as subsequently amended.

        (2)   Except where otherwise indicated by footnote in this Exhibit A, the proposed changes reflected in this Exhibit A would be effected by the Ancillary Amendments.

reclassified and subdivided as 1.087 validly issued, fully paid and nonassessable Series A Common Shares (the foregoing reclassifications and subdivisions are collectively referred to herein as the "Reclassification"). Each stock certificate that represented Special Common Shares immediately prior to the Effective Time shall, from and after the Effective Time, automatically represent the number of whole Common Shares into which the shares represented by such stock certificate have been reclassified. Each stock certificate that represented Common Shares immediately prior to the Effective Time shall, from and after the Effective Time, automatically represent the same number of Common Shares. Each stock certificate that represented Series A Common Shares immediately prior to the Effective Time shall, from and after the Effective Time, automatically represent the same number of Series A Common Shares. The additional Common Shares and Series A Common Shares that result from the Reclassification of the Common Shares and Series A Common Shares and are not represented by stock certificates issued prior to the Effective Time (a) will be either certificated or uncertificated, as determined by resolution of the Board of Directors, and (b) will be promptly recorded on the stock records of the Corporation and, if certificated, delivered to the stockholders entitled thereto. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, the Corporation may but shall not be required to issue fractions of a share in connection with the Reclassification and, in lieu of issuing fractions of a share, may take any action permitted by Section 155 of the Delaware General Corporation Law.  (3),(4)

        2.     ~~1.~~ Subject to paragraph ~~3~~4 of this Section A and Section B.1, the aggregate number of shares of capital stock which the Corporation is authorized to issue is ~~620,000,000~~295,000,000 shares, and the designation of each class or series, the number of shares of each class or series and the par value of the shares of each class or series, are as follows: (5)

Class	Series	No. of Authorized Shares	Par Value
Common Shares	None	~~100,000,000~~	$.01 per share
		265,000,000
Series A Common Shares	None	25,000,000	$.01 per share
~~Special Common Shares~~	~~None~~	~~165,000,000~~	~~$.01 per share~~
~~United States Cellular Group Common Shares~~	~~None~~	~~140,000,000~~	~~$.01 per share~~
~~TDS Telecommunications Group Common Shares~~	~~None~~	~~90,000,000~~	~~$.01 par value~~
~~Aerial Communications Group Common Shares~~	~~None~~	~~95,000,000~~	~~$.01 par value~~
Undesignated Shares	See Section B.1	4,720,599	$.01 par value
Preferred Shares	See below	279,401	$.01 par value

        (3)   The insertion of Section A.1 would be effected by the Share Consolidation Amendment.

        (4)    Shaded text in this Exhibit indicates revisions to the Charter Amendments made since the date of the Proxy Statement.

        (5)   The increase in the number of Common Shares authorized for issuance from 100,000,000 to 265,000,000, and the elimination of the 165,000,000 Special Common Shares authorized for issuance, would be effected by the Share Consolidation Amendment. In addition, each deleted reference to Special Common Shares in this Exhibit A would be effected by the Share Consolidation Amendment.

        ~~The~~A portion of the following series of Preferred Shares ~~Originally Issued by TDS Iowa (as defined in Section B.19 of this Article IV) before October 31, 1981 are referred to as the "Pre-81 Preferred Shares."~~are issued on the date hereof.

~~Series~~	~~No. of Shares~~
~~A~~	~~1,395~~
~~B~~	~~1,955~~
~~D~~	~~646~~
~~G~~	~~1,368~~
~~H~~	~~1,188~~
~~N~~	~~2,347~~

        ~~The following series of Preferred Shares Originally Issued by TDS Iowa after October 31, 1981 are referred to as the "Post-81 Preferred Shares."~~

~~Series~~	~~No. of Shares~~
~~O~~	~~629~~
~~S~~	~~1,209~~
~~U~~	~~1,100~~
~~BB~~	~~18,500~~
~~DD~~	~~42,540~~
~~EE~~	~~8,291~~
~~GG~~	~~26,919~~
~~II~~	~~3,746~~
~~JJ~~	~~1,310~~
~~KK~~	~~1,403~~
~~LL~~	~~1,487~~
~~QQ~~	~~8,368~~
~~SS~~	~~125,000~~
~~TT~~	~~30,000~~

Series	No. of Authorized Shares
S	1,209
QQ	8,368

        3.     ~~2. As of the effective date of this Restated Certificate of Incorporation, the~~ The series of Preferred Shares set forth above shall have the preferences, qualifications, limitations, restrictions and rights set forth in this Restated Certificate of Incorporation, including Attachment I hereto, which Attachment is incorporated herein and made a part hereof. 269,824 Preferred Shares shall be undesignated as to series.

        4.     ~~3.~~ The number of authorized ~~Special Common Shares, Cellular Group Common Shares, Telecom Group Common Shares, Aerial Group Common Shares or~~ Undesignated Shares may be increased or decreased at any time or from time-to-time (but not below the number of such shares then outstanding ~~in such class respectively~~) by the affirmative vote of the holders of a majority of the voting power of shares of capital stock of the Corporation entitled to vote on all matters (not including shares entitled to vote only in the election of directors or as otherwise required by law, including Section 242(b)(2) of the DGCL) pursuant to paragraph ~~8~~7(c) of Section B of this Article IV.

        ~~4.     The Board shall have the authority to designate, prior to the time of the first issuance of shares of any class or series of Tracking Stock (as defined in Section B.19), the number of such shares which shall initially constitute the number of shares which shall represent 100% of the common equity of the related Tracking Group, the Number of Shares Issuable with Respect to Retained Interest and the Number of Shares Issuable with Respect to Inter-Group Interest, if any.~~

        ~~5.     As of the first date of issuance of any class of Tracking Stock, the outstanding series of Preferred Shares shall be attributed entirely to the TDS Group. After the first date of issuance of any class of Tracking Stock, any series of Undesignated Shares which are designated and issued, as preferred or common stock, shall be attributed entirely to one Group or among two or more Groups, as may be determined by the Board, taking into consideration the use of proceeds from and purposes for such issuance and other factors.~~

        ~~6.     As of the first date of issuance of any class of Tracking Stock, all Pre-Distribution Convertible Securities (as defined in Section B.19) shall be attributed entirely to the TDS Group. After the first date of issuance of any class of Tracking Stock, any Convertible Securities which are issued shall be attributed entirely to one Group or among two or more Groups, as may be determined by the Board, taking into consideration the use of proceeds from and purposes for such issuance and other factors.~~

        ~~7.     As of the first date of issuance of any class of Tracking Stock, any Committed Acquisition Shares shall be attributed entirely to the TDS Group. After the first date of issuance of any class of Tracking Stock, any Committed Acquisition Shares shall be attributed entirely to one Group or among two or more Groups, as may be determined by the Board, taking into consideration the use of proceeds from and purposes for such issuance and other factors.~~

        B.    Preferences, Qualifications, Limitations, Restrictions and Rights of Shares.    The preferences, qualifications, limitations, restrictions, and the special or relative rights of the Common, Series A Common, ~~Special Common, Cellular Group Common, Telecom Group Common, Aerial Group Common,~~ Undesignated and Preferred Shares are:

        1.    Issue of Undesignated Shares in Series.    Authority is hereby vested in the Board to divide any or all of the Undesignated Shares into one or more classes or series of common or preferred stock, and to further divide any of those classes or series, and to fix and determine by resolution as to each class or series so established:

          (a)   the designation of such class or series, the number of shares to constitute such class or series and par value or stated value thereof;

          (b)   the rate of dividend and the terms thereof;

          (c)   the price at and terms and conditions by which shares may be redeemed;

          (d)   the amount payable upon shares in event of voluntary or involuntary liquidation;

          (e)   sinking fund provisions for the redemption or purchase of shares;

          (f)    the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of, or subject to mandatory, conversion;

          (g)   voting rights, if any, but in no event more than ten votes per share in connection with any matter; and

          (h)   such other designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issuance of such stock adopted by the Board. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside this Restated Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board pursuant to the foregoing authority vested in it by this Restated Certificate of Incorporation, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series is clearly and expressly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board. The term "facts" as used in this paragraph includes, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the Corporation.

        2.    Dividends.

          (a)   Except as otherwise set forth in Attachment I hereto or as otherwise provided in any designation of a class or series of Undesignated Shares at the time that such class or series is originally established: (i) the holders of Preferred Shares and of each class or series of Undesignated Shares which has been designated as preferred stock shall be entitled to receive, when and as declared by the Board, dividends at the rate fixed for such series, and no more, payable in quarterly installments on the first day~~s~~ of March, June, September and December in each year; (ii) dividends on all series of Preferred Shares and all classes and series of Undesignated Shares which have been designated as preferred stock shall be cumulative from and after the respective dates of issuance; (iii) no dividends shall be declared on the shares of any series of Preferred Shares or any class or series of Undesignated Shares which have been designated as preferred stock for any dividend period unless the full dividend for all prior dividend periods shall have been declared or shall be declared at the same time upon all Preferred Shares, and all classes and series of Undesignated Shares which have been designated as preferred stock, outstanding during such prior dividend periods; (iv) no dividends shall be declared on the shares of any series of Preferred Shares, or any class or series of Undesignated Shares which have been designated as preferred stock, unless a dividend for the same period shall be declared at the same time upon all series of Preferred Shares and all classes and series of Undesignated Shares which have been designated as preferred stock, outstanding during said period, in like proportion to the dividend rate upon such shares; and (v) no dividends shall be paid on any shares of Common Stock unless full dividends on all series of Preferred Shares, and all classes and series of Undesignated Shares which have been designated as preferred stock, for all past dividend periods and for the current dividend period, shall have been declared and the Corporation shall have paid such dividends or shall have set apart a sum sufficient for the payment thereof.

          (b)   ~~Dividends on any class or series of Common Stock may be declared and paid only out of the lesser of (i) assets of the Company legally available therefor and (ii) the Available Dividend Amount (as defined in paragraph 19~~Subject to paragraph 2(a) of this Section B~~) with respect to such class or series. Subject to the foregoing~~, the Board shall have the authority to declare and pay dividends on all or less than all of the classes or series of Common Stock in equal or unequal amounts, notwithstanding the amount of assets available for dividends on any class or series, the respective voting and liquidation rights of any class or series, the amount of prior dividends declared on any class or series or any other factor; provided, however, that no dividends shall be declared or paid on the Series A Common Shares unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the Common Shares ~~and the Special Common Shares, and if dividends shall be declared or paid on the Common Shares or the Special Common Shares, the same dividends, on a per share basis, shall be declared and paid at the same time on the Special Common Shares and the Common Shares, respectively, except, in each case,~~ except as otherwise expressly provided in this Restated Certificate of the Corporation. (6)

        3.    Share Distributions.    Notwithstanding anything to the contrary herein (other than the last sentence of this paragraph 3) (7) , if at any time a dividend or other distribution is to be paid in shares of Common Stock on shares of Common Stock, such dividend or other distribution shall be paid as only as follows (including, in each case, Convertible Securities which are exercisable for or convertible or exchangeable into such shares to be distributed):

          (a)   Common Shares may be distributed on an equal per share basis to holders of Common Shares~~, Series A Common Shares may be distributed on an equal per share basis to holders of Series A Common Shares, and Special~~ and Series A Common Shares may be distributed on an equal per share basis to holders of ~~Special Common Shares (if any are then outstanding)~~Series A Common Shares;

        (6)   The changes to Section 2(b) above would be effected by the Share Consolidation Amendment.

        (7)    The insertion of the parenthetical reference in the first sentence of paragraph 3 above, as well as the addition of the last sentence, would be effected by the Share Consolidation Amendment.

          (b)   Common Shares may be distributed on an equal per share basis to holders of Common Shares and Series A Common Shares~~, and Special Common Shares may be distributed on an equal per share basis to holders of Special Common Shares (if any are then outstanding)~~; or

          (c)   Series A Common Shares may be distributed on an equal per share basis to holders of Common Shares and Series A Common Shares~~, and Special Common Shares may be distributed on an equal per share basis to holders of Special Common Shares (if any are then outstanding);~~.

          ~~(d)   Special Common Shares may be distributed on an equal per share basis to holders of Common Shares, Series A Common Shares and Special Common Shares (if any are then outstanding);~~

          ~~(e)   shares of a class or series of Tracking Stock may be distributed on an equal per share basis to holders of that class or series of Tracking Stock;~~

          ~~(f)    shares of a new class or series of capital stock which is intended to represent a subdivision or new business of a Group, or any assets attributed by the Board to such Group, may be distributed on an equal per share basis to holders of common stock representing an interest in such Group;~~

          ~~(g)   shares of any class or series of Tracking Stock of a Tracking Group may be distributed on an equal per share basis to holders of Common Shares, Series A Common Shares and Special Common Shares (if any are then outstanding), but only if the sum of (i) the number of shares of such class or series of Tracking Stock to be so distributed (or the number of such shares which would be issuable at such time upon the exercise, conversion or exchange of any Convertible Securities to be so distributed) and (ii) the Number of Shares Issuable to Third Parties related to such class or series of Tracking Stock which are then are attributable to the TDS Group, is less than or equal to the Number of Shares Issuable with Respect to Retained Interest in such Tracking Group; and~~

          ~~(h)   shares of any class or series of Tracking Stock of a Tracking Group (for this purpose, the "Issuer Group"), may be distributed on an equal per share basis to holders of a class or series of Tracking Stock of any other Tracking Group (for this purpose, the "Investor Group"), but only if the sum of (i) the number of shares of such class or series of Tracking Stock of the Issuer Group to be so distributed (or the number of such shares which would be issuable at such time upon the exercise, conversion or exchange of any Convertible Securities to be so distributed) and (ii) the Number of Shares Issuable to Third Parties related to the class or series of Tracking Stock of the Issuer Group which are then are attributable to the Investor Group, is less than or equal to the Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group by the Investor Group.~~

        In the case of any such share dividend the Board may permit the holders of Common Stock to elect to receive cash in lieu of shares of stock. In any dividend or distribution of Common Stock, the same number of shares of Common Stock on a per share basis shall be distributed with respect to Common Shares~~,~~ and Series A Common Shares ~~and Special Common Shares~~. For the avoidance of doubt, the preceding provisions of this paragraph 3 shall not apply to the Reclassification.

        4.    Distribution of ~~TDS Group~~ Subsidiary in Dividend.    ~~Subject to paragraph 2(b) of Section B of Article IV, if~~ If at any time a distribution is to be made of shares of capital stock of a ~~subsidiary included in the TDS Group (for this purpose, a "TDS Group~~ Subsidiary~~")~~, such ~~TDS Group~~ Subsidiary shares may only be distributed to the holders of Series A Common Shares~~, Common Shares~~ and ~~any issued Special~~ Common Shares and, in such event, the Board shall, to the extent practicable, distribute ~~TDS Group Subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares, distribute TDS Group Subsidiary shares corresponding to Common Shares to the holders of Common Shares, and distribute TDS Group Subsidiary shares corresponding to Special Common Shares to the holders of Special Common Shares, if any are then outstanding~~ Subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares and distribute Subsidiary shares corresponding to Common Shares to the holders of Common Shares; provided, however, that the same number of shares of common stock of the ~~TDS Group~~ Subsidiary must be distributed with respect to each Series A Common Share~~, Common Share~~ and ~~any issued Special~~ Common Share. If practicable, the Board shall recapitalize such ~~TDS Group~~ Subsidiary through an amendment to its charter or otherwise, such that the relative rights, limitations and preferences of the shares of capital stock of such ~~TDS Group~~ Subsidiary substantially correspond to the Series A Common Shares~~, Common Shares and Special Common Shares of the Corporation and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner; provided, however, that if Special Common Shares are then outstanding and the TDS Group Subsidiary has or will have shares corresponding to Series A Common Shares and Common Shares but does not and will not have shares corresponding to Special Common Shares and the Board determines that it is impracticable to recapitalize the subsidiary as provided in this sentence to create shares corresponding to Special Common Shares, the Board shall distribute TDS Group Subsidiary shares corresponding to Common Shares of such TDS Group Subsidiary to the holders of Special Common Shares.~~ and Common Shares of the Corporation and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner.

        ~~5.    Distribution of Tracking Group Subsidiary in Dividend.    Subject to paragraph 2(b) of Section B of Article IV, if at any time a distribution is to be made of shares of capital stock of a subsidiary (for this purpose, a Non-Qualifying Subsidiary") included in a Tracking Group (for this purpose, the "Distributing Group"), other than a Qualifying Subsidiary or Qualifying Subsidiaries holding all of the assets and liabilities of a Tracking Group, and if there is a Retained Interest in such Distributing Group, the Board shall, to the extent practicable, distribute Non-Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of Tracking Stock of such Distributing Group equal to the product of the Outstanding Interest Fraction multiplied by the number of all of the outstanding shares of the Non-Qualifying Subsidiary owned directly or indirectly by the Corporation, on a pro rata basis. The Board, in its sole discretion, may cause the Corporation to retain the balance of the outstanding shares of the common stock of the Non-Qualifying Subsidiaries in respect of the Retained Interest and any Inter-Group Interest in the Distributing Group or, in the sole discretion of the Board, Non-Qualifying Subsidiary shares may be distributed to the holders of TDS Group Shares or shares of any other Tracking Stock as follows: (a) if the Board determines to distribute Non-Qualifying Subsidiary shares to the holders of TDS Group Shares with respect to the Retained Interest, it shall, to the extent practicable, distribute Non-Qualifying Subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares, subsidiary shares corresponding to Common Shares to the holders of Common Shares, and subsidiary shares corresponding to Special Common Shares to the holders of Special Common Shares with respect to any Retained Interest in such Tracking Group, provided, that the same number of shares of Non-Qualifying Subsidiary common stock must be distributed with respect to each Series A Common Share, Common Share and any issued Special Common Share and (b) if the Board determines to distribute Non-Qualifying Subsidiary shares to the holders of any class or series of Tracking Stock of a Tracking Group other than the Distributing Group with respect to any Inter-Group Interest by such Tracking Group in the Distributing Group, it must, to the extent practicable, distribute Non-Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of Tracking Stock of such other Tracking Group with respect to any such Inter-Group Interest in the Distributing Group. If practicable, the Board shall recapitalize such Non-Qualifying Subsidiary through an amendment to its charter or otherwise, such that the relative rights, limitations and preferences of the shares of capital stock of the Non-Qualifying Subsidiary substantially correspond to the Series A Common Shares, Common Shares and Special Common Shares of the Corporation and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner; provided, that if the Non-Qualifying Subsidiary has or will have shares corresponding to Series A Common Shares and Common Shares but does not have and will not have shares corresponding to Special Common Shares and the Board determines that it is impracticable to recapitalize such subsidiary as provided in this sentence to create shares corresponding to Special Common Shares, the Board shall distribute Non-Qualifying Subsidiary shares corresponding to Common Shares to the holders of Special Common~~

~~Shares and to holders of any class of Tracking Stock who would otherwise be entitled to receive subsidiary shares corresponding to Special Common Shares.~~

        5. ~~6.~~    Certain Provisions Relating to Liquidation.

          (a)   ~~Subject to paragraph 6(b) of this Section B, in~~In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Shares or Undesignated Shares is entitled, the holders of the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation, ~~regardless of the Group to which such assets are attributed in accordance with this Article IV,~~ divided among the holders of Common Stock in accordance with the per share "Liquidation Units" attributable to each class of Common Stock. Each Series A Common Share~~, Common Share~~ and ~~Special~~ Common Share is hereby attributed one Liquidation Unit~~, each Cellular Group Common Share is hereby attributed 2.5 Liquidation Units, each Telecom Group Common Share is hereby attributed .9 of a Liquidation Unit and each Aerial Group Common Share is hereby attributed 1.1 Liquidation Units~~. The Liquidation Unit of each class or series of Common Stock shall be adjusted by the Board as appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class of Common Stock or any dividend or other distribution of shares or similar transaction with respect to such class of Common Stock. Whenever a change in the Liquidation Units with respect to any class or series of Common Stock occurs, the Corporation shall prepare and file a statement of such change with the Secretary of the Corporation and distribute a notice of such change to all holders of shares of such class or series of Common Stock, together with a notice of such stock split, reverse split, distribution or other transaction requiring such change.

          (b)   ~~Prior to the distribution of the remaining assets of the Corporation as set forth in paragraph 6(a) of this Section B, the Board may redeem all shares of Tracking Stock of all Tracking Groups in exchange for shares of a Qualifying Subsidiary or Qualifying Subsidiaries holding all of the assets and liabilities of the related Tracking Group pursuant to paragraph 13 of this Section B. (c)~~ A consolidation, merger, or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation, or winding up of the Corporation within the meaning of these provisions.

        6. ~~7.~~    Preemptive Rights.    No holder of shares of any class or series of the Corporation shall have any preemptive right pursuant to this Restated Certificate of Incorporation to subscribe for or acquire any unissued or treasury shares or other securities of the Corporation of the same or any other class or series, whether such shares or securities be hereby or hereafter authorized, except that holders of Series A Common Shares shall have a preemptive right to acquire unissued or treasury Series A Common Shares or securities convertible into or exchangeable for Series A Common Shares or carrying a right to subscribe to or acquire Series A Common Shares; provided, however, that no preemptive right shall exist to acquire any Series A Common Shares sold otherwise than for cash.

        7. ~~8~~.    Voting.

          (a)   With respect to the election of directors, the holders of (i) ~~Pre-81 Preferred Shares, (ii) Common Shares, (iii) Special Common Shares, (iv) shares of all classes or series of Tracking Stock and (v~~ Common Shares, and (ii) any series of Undesignated Shares which, at the time such series of Undesignated Shares was originally established, provided that the holders of such series shall vote in the election of directors together with the holders of ~~Pre-81 Preferred Shares, Common Shares, Special Common Shares and shares of Tracking Stock~~ Common Shares (for this purpose, the "Public Holders"), voting together as one group, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such meeting and who were previously elected by such holders) constitutes 25% of the total number of directors of the Corporation (rounded up to the nearest whole number), plus one director, and for this purpose the total number of directors of the Corporation shall be determined without regard to any director(s) whom the holders of one or more classes or series of Undesignated Shares have elected or have the right to elect (without regard to this Section B.~~8~~7), and in such election each holder of Common Shares ~~and Special Common Shares~~ shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation~~, the holders of Tracking Stock shall have the votes set forth in paragraph 8(d) of this Section B, the holders of series of Pre-81 Preferred Shares shall have the voting rights set forth on Attachment I hereto~~ and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such series of Undesignated Shares was originally established.

          (b)   The holders of (i) ~~Post-81~~ Preferred Shares, (ii) Series A Common Shares and (iii) any class or series of Undesignated Shares which, at the time such class or series of Undesignated Shares was originally established, provided that the holders of such class or series shall vote in the election of directors together with the holders of ~~Post-81~~ Preferred Shares and Series A Common Shares (for this purpose, the "Series A Holders"), voting together as one group, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such meeting and who were previously elected by such holders) are not elected by the Public Holders, as provided in paragraph ~~8~~7(a) of this Section B, subject to the rights, if any, of the holders of any class or series of Undesignated Shares to elect one or more directors (without regard to this Section B.~~8~~7), and in such election each holder of Series A Common Shares shall be entitled to ten votes for each share of such stock standing in the name of the holder on the books of the Corporation, the holders of series of ~~Post-81~~ Preferred Shares shall have the voting rights set forth on Attachment I hereto and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such class or series of Undesignated Shares was originally established.

          (c)   With respect to all matters other than the election of directors, each holder of a series of ~~Pre-81~~ Preferred Shares ~~or Post-81 Preferred Shares~~ shall ~~have~~ be entitled to the voting rights set forth on Attachment I hereto, each holder of Common Shares shall be entitled to ~~one vote~~ the voting rights calculated in accordance with paragraph 9(b) of this Section B for each share of such stock standing in the name of the holder on the books of the Corporation, each holder of Series A Common Shares shall be entitled to ~~ten votes~~ the voting rights calculated in accordance with paragraph 9(a) of this Section B for each share of such stock standing in the name of the holder on the books of the Corporation and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such class or series of Undesignated Shares was originally established. ~~Neither the holders of Special Common Shares nor the holders of shares of any class of Tracking Stock shall be entitled to vote with respect to any matter other than the election of directors as set forth in subparagraph (a) of this paragraph 8, unless such holders must vote as required by the DGCL or other applicable law or regulation. (8)~~

          (d)   ~~Upon the first issuance of shares of any class or series of Tracking Stock, each of such shares shall be entitled to one vote per share in the election of directors elected by the Public Holders; provided, however, if shares of a class of Tracking Stock have been traded on a national securities exchange or the Nasdaq Stock Market, or traded in the over-the-counter market, for at least 25 Trading Days immediately prior to any Adjustment Date (as hereinafter defined), the votes per share which each share of a class of Tracking Stock shall have in the election of directors at each annual meeting of shareholders pursuant to paragraph 8(a) of this Section B shall be equal to the quotient (calculated to three decimal places) determined by dividing the Aggregate Votes (as hereinafter defined) of such class of Tracking Stock on the Adjustment Date for such annual meeting, by the average daily number of outstanding shares of such class of Tracking Stock during the Calculation Period (as hereinafter defined) for such Adjustment Date. The Aggregate Votes of a class of Tracking Stock on an Adjustment Date shall be equal to the product of the Market Capitalization Percentage (as hereinafter defined) of such class of Tracking Stock multiplied by the Aggregate Public Holder Votes (as hereinafter defined) on the Adjustment Date for such annual~~

        (8)   The references to "the voting rights calculated in accordance with paragraph 9(b) of this Section B" and "the voting rights calculated in accordance with paragraph 9(a) of this Section B" would be effected by the Vote Amendment.

  ~~meeting. The Aggregate Public Holder Votes shall be equal to the quotient (calculated to the nearest whole number) determined by dividing the sum of the average daily number of outstanding Pre-81 Preferred Shares, Common Shares and Special Common Shares (the "One-Vote Shares") during the Calculation Period, by the Market Capitalization Percentage of the One-Vote Shares. The Market Capitalization Percentage of any class of Tracking Stock and of the One-Vote Shares shall be equal to the average daily ratio (represented as a percentage calculated to three decimal places) of the Market Capitalization of such class of Tracking Stock or the aggregate Market Capitalization of the One-Vote Shares, as the case may be, to the aggregate Market Capitalization of all shares held by the Public Holders, calculated for the twenty-Trading Day period (the "Calculation Period") ending ten Trading Days prior to the record date for each annual meeting of shareholders (the "Adjustment Date"). The number of votes per share to which shares of classes of Tracking Stock shall be entitled at any time in connection with the election or removal of directors by the Public Holders shall be such number of votes per share that were determined on the last preceding Adjustment Date relating to an annual meeting of shareholders of the Corporation, and such number of votes per share to which shares of Tracking Stock shall be entitled shall not be changed until the next succeeding Adjustment Date for the next succeeding annual meeting of shareholders of the Corporation. (e)~~ In the event the number of issued and outstanding Series A Common Shares at any time falls below 500,000 (provided that, for the avoidance of doubt, the Reclassification shall not be deemed such an event) (9) , then with respect to the election of directors at the next annual meeting and at each annual meeting thereafter, the holders of all outstanding Preferred Shares, Common Shares, Series A Common Shares~~, Special Common Shares, Cellular Group Common Shares, Telecom Group Common Shares and Aerial Group Common Shares,~~ and any class or series of Undesignated Shares which, at the time such class or series of Undesignated Shares was originally established, provided that the holders of such class or series shall vote in the election of directors with the Public Holders or the Series A Holders, shall be entitled to elect all of the directors of the Corporation standing for election at any meeting of shareholders, subject to the rights, if any, of the holders of one or more classes or series of Undesignated Shares to elect one or more directors (without regard to this Section B.~~8~~7), and in each such election of directors each holder of ~~Pre-81 Preferred Shares or Post-81~~ Preferred Shares shall have the voting rights set forth on Attachment I hereto, each holder of Common Shares ~~and each holder of Special Common Shares~~ shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation, each holder of Series A Common Shares shall be entitled to ten votes for each share of such stock standing in the name of the holder on the books of the Corporation, ~~the holders of Tracking Stock shall have the votes set forth in paragraph 8(f) of this Section B~~ and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such class or series of Undesignated Shares was originally established.

          (e)   ~~(f) In the event the number of issued and outstanding Series A Common Shares at any time falls below 500,000, the votes per share which each share of a class of Tracking Stock shall have in the election of directors at each annual meeting of shareholders shall be equal to the quotient (calculated to three decimal places) determined by dividing the Adjusted Aggregate Votes (as hereinafter defined) of such class of Tracking Stock on the Adjustment Date for such annual meeting by the average daily number of outstanding shares of such class of Tracking Stock during the Calculation Period for such Adjustment Date. The Adjusted Aggregate Votes of a class of Tracking Stock on an Adjustment Date shall be equal to the product of the Adjusted Market Capitalization Percentage (as hereinafter defined) of such class of Tracking Stock multiplied by the Aggregate Director Votes (as hereinafter defined) on the Adjustment Date for such annual meeting. The Aggregate Director Votes shall be equal to the quotient (calculated to the nearest whole number) determined by dividing (i) the sum of (A) the average daily number of One-Vote Shares and Post-81 Preferred Shares and (B) the product of 10 and the average daily number of Series A Common Shares, in each case during the Calculation Period, by (ii) the Aggregate Market Capitalization Percentage of the One-Vote Shares, Post-81 Preferred Shares and the Series A Common Shares.~~

        (9)    The proviso in the parenthetical above would be effected by the Share Consolidation Amendment.

  ~~The Aggregate Market Capitalization Percentage of the One-Vote Shares, Post-81 Preferred Shares and the Series A Common Shares shall be equal to the average daily ratio (expressed as a percentage calculated to three decimal places) of the aggregate Market Capitalization of the One-Vote Shares, the Post-81 Preferred Shares and the Series A Common Shares to the aggregate Market Capitalization of all shares of capital stock which are entitled to vote in the election of directors pursuant to paragraph 8(e) of this Section B, calculated during the Calculation Period ending on the Adjustment Date for an annual meeting. The Adjusted Market Capitalization Percentage of any class of Tracking Stock shall be equal to the average daily ratio (expressed as a percentage calculated to three decimal places) of the Market Capitalization of such class of Tracking Stock to the aggregate Market Capitalization of all shares of capital stock which are entitled to vote in the election of directors pursuant to paragraph 8(e) of this Section B, calculated during the Calculation Period ending on the Adjustment Date for an annual meeting. The number of votes per share to which shares of classes of Tracking Stock shall be entitled at any time in connection with the election or removal of directors shall be such number of votes per share that were determined on the last preceding Adjustment Date relating to an annual meeting of shareholders of the Corporation, and such number of votes per share to which shares of Tracking Stock shall be entitled shall not be changed until the next succeeding Adjustment Date for the next succeeding annual meeting of shareholders of the Corporation.(g)~~ The Corporation shall not merge with or consolidate with any other corporation or other entity in a transaction which requires a vote of the ~~stockholders~~ shareholders of the Corporation under the DGCL unless, in addition to the vote required by the DGCL, such merger or consolidation is also approved by holders of a majority of the Common Shares and the Series A Common Shares, each voting separately as a class.

        8.  ~~9~~ .    Conversion at the Option of the Holder.    Each outstanding Series A Common Share shall be convertible into one ~~Common Share or one Special~~ Common Share at any time at the holder's choice. Any such conversion shall be effected by the presentation and surrender of the certificates representing the Series A Common Shares to be converted at the office of the Corporation or at such other place as may from time to time be designated by the Corporation, in such form and accompanied by all transfer taxes (or proof of payment thereof), if any, as shall be required for such transfer, and upon such surrender, the holder of such stock shall be entitled to receive in exchange therefor certificates for fully paid and non-assessable Common Shares ~~or Special Common Shares, as the case may be,~~ of the Corporation at the rate aforesaid, and such holder shall be registered as the holder of such Common Shares ~~or Special Common Shares, as the case may be~~.

        ~~10.    Disposition of Assets of a Tracking Group.~~

          ~~(a)   If the Corporation disposes of all or substantially all of the properties and assets of a Tracking Group (defined as 80% or more of the then current market-value (as determined by the Board) of the properties and assets of such Tracking Group as of such date), whether by sale, transfer, assignment, merger, consolidation, contribution of assets or stock or otherwise (a "Disposition"), in one transaction or a series of related transactions with any one or more persons, entities or groups, other than in a transaction referred to in the following sentence, the Corporation shall take one of the actions listed in paragraph 10(b) of this Section B on or prior to the 90th Trading Day following the consummation of a Disposition. This requirement shall not apply to a Disposition (i) in connection with the disposition by the Corporation of all of the Corporation's properties and assets in one transaction or a series of related transactions or in connection with the liquidation, dissolution or winding up of the Corporation, (ii) by dividend, other distribution or redemption in accordance with any provision described under paragraphs 2, 3, 4, 5, 6 or 13 of this Section B, (iii) to any person, entity or group which the Corporation, directly or indirectly, after giving effect to the Disposition, controls (as determined by the Board) or (iv) in connection with a Related Business Transaction. For purposes of this paragraph 10, the Tracking Group affected by the Disposition of its assets is referred to as the "Affected Tracking Group" and the Tracking Stock of such Affected Tracking Group is referred to as the "Affected Tracking Stock."~~

          ~~(b)   Other than as described in paragraph (a), the Corporation shall take one of the following actions in the event of a Disposition:~~

               ~~(i)  subject to paragraph 2(b) of this Section B, declare and distribute a special dividend in cash, securities or other property (other than a dividend or distribution of Common Stock of the Corporation) or any combination thereof to the holders of the outstanding shares of the Affected Tracking Stock, in an aggregate amount equal to the product of the Outstanding Interest Fraction of the Affected Tracking Group as of the record date for determining the holders entitled to receive such dividend and the Fair Value of the Net Proceeds of such Disposition, such dividend to be distributed equally on a share-for-share basis to all outstanding shares of the Affected Tracking Stock, except as provided in paragraph 2(d) of this Section B;~~

              ~~(ii)  provided that there are assets of the Corporation legally available therefor and the Available Dividend Amount for the Affected Tracking Stock would have been sufficient to pay a dividend in lieu thereof as described in subparagraph (i) of this paragraph, then:~~

              ~~(A)   if such Disposition involves all (not merely substantially all) of the properties and assets of the Affected Tracking Group, redeem all outstanding shares of the Affected Tracking Stock in exchange for cash, securities or other property (other than Common Stock of the Corporation) or any combination thereof on a pro rata basis in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction for the Affected Tracking Group as of the date of such complete redemption and the Fair Value of the Net Proceeds of such Disposition, such aggregate amount to be allocated on a pro rata basis to all outstanding shares of the Affected Tracking Stock, except as provided in paragraph 2(d) of this Section B; or~~

              ~~(B)   if such Disposition involves substantially all (but not all) of the properties and assets of the Affected Tracking Group, apply an aggregate amount of cash, securities or other property (other than Common Stock of the Corporation) or any combination thereof equal to the product of the Affected Tracking Group's Outstanding Interest Fraction as of the date shares are selected for redemption and the Fair Value of the Net Proceeds of such Disposition to the redemption of outstanding shares of the Affected Tracking Stock, such aggregate amount to be allocated on a pro rata basis or by lot (except as provided in paragraph 2(d) of this Section B) to the shares of the Affected Tracking Stock to be redeemed in a manner such that there shall be redeemed the number of whole shares of Affected Tracking Stock which have in the aggregate an average Market Value during the forty-Trading Day period beginning on the 11th Trading Day following the consummation of the Disposition closest to the product of the Outstanding Interest Fraction as of the date such shares are selected for redemption multiplied by the Fair Value of the Net Proceeds of such Disposition (but in no event more than all of the shares of Affected Tracking Stock then outstanding); or~~

             ~~(iii)  convert each outstanding share of the Affected Tracking Stock of the Affected Tracking Group into a number (or fraction) of fully paid and non-assessable Special Common Shares or shares of any other class or classes of Tracking Stock (or any combination thereof on a pro rata basis) equal to 110% (the "Disposition Conversion Percentage") of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of (y) one share of Affected Tracking Stock to (z) the Market Value of one Special Common Share or share of such other class or classes of Tracking Stock (or any combination thereof on a pro rata basis) during a forty-Trading Day period beginning on the 11th Trading Day after consummation of the Disposition.~~

            ~~In the event of the conversion of the Affected Tracking Stock into Special Common Shares or shares of another class or classes of Tracking Stock, the Fair Value of the Net Proceeds of such Disposition shall be attributed to the Group related to the shares which are issued upon such conversion (on a pro rata basis if a combination of such shares are issued).~~

          ~~(c)   The Corporation may elect to pay the dividend or redemption price referred to in subparagraph (i) or (ii) of paragraph 10(b) of this Section B either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or property (other than Common Stock of the Corporation) that the Board determines will have an aggregate market value on a fully distributed basis of not less than the amount equal to:~~

              ~~(i)  in the case of subparagraph (i) or clause (B) of subparagraph (ii) of this paragraph 10(b), the product of the applicable Outstanding Interest Fraction and the Fair Value of the Net Proceeds of such Disposition; or~~

              ~~(ii)  in the case of clause (A) of subparagraph (ii) of this paragraph 10(b), the product of the applicable Adjusted Outstanding Interest Fraction and the Fair Value of the Net Proceeds of such Disposition.~~

          ~~(d)   If the dividend or redemption referred to in paragraph 10(b) of Section B is paid in securities of an issuer other than the Corporation (the "Successor"), and if there is a Retained Interest in the Affected Tracking Group at such time, the Board shall, to the extent practicable, distribute Successor shares corresponding to Special Common Shares to the holders of shares of the Affected Tracking Stock. In the event of a Disposition, the Corporation shall not be required to make any payment or other distributions to the holders of TDS Group Shares or shares of any class of Tracking Stock other than the Affected Tracking Stock. The Successor shares relating to any Retained Interest or Inter-Group Interest at the time of the Disposition may be retained by the Corporation and attributed to the TDS Group or the other Tracking Group, respectively, or some or all of such shares may be distributed pro rata to the holders of the TDS Group Shares or the applicable Tracking Stock, respectively, in the sole discretion of the Board. If the Board determines to distribute Successor shares with respect to such a Retained Interest or Inter-Group Interest, it shall, to the extent practicable, distribute Successor shares corresponding to Special Common Shares to the holders of Tracking Stock of another Tracking Group with respect to any such Inter-Group Interest, and distribute Successor shares corresponding to Series A Common Shares to the holders of Series A Common Shares, Successor shares corresponding to Common Shares to the holders of Common Shares, and Successor shares corresponding to Special Common Shares to the holders of Special Common Shares with respect to any Retained Interest in such Tracking Group; provided that the same number of shares of Successor common stock on a combined basis must be distributed for each Series A Common Share, Common Share and any issued Special Common Share. If practicable, the Board shall cause such Successor to be recapitalized through an amendment to its charter or otherwise, such that the shares of capital stock of such Successor and the relative rights, limitations and preferences thereof substantially correspond to the Series A Common Shares, Common Shares and Special Common Shares of the Corporation and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner.~~

          ~~(e)   Subject to the terms of paragraph 10(b) of this Section B, the Board shall have complete discretion as to which option in paragraph 10(b) to select; provided, however, that once the disposition option selected by the Board is publicly announced pursuant to paragraph 11 of this Section B, the selection shall be irrevocable. The Board shall not be required to select the option which results in the distribution with the highest value to the holders of the shares of the Affected Tracking Stock or with the smallest effect on the remaining classes and series of the Corporation's Common Stock. In the event of a Disposition, the Corporation shall not be required to make any payment or other distributions to the holders of Common Shares, Series A Common Shares, Special Common Shares or shares of any class of Tracking Stock other than the Affected Tracking Stock; provided, however, the Corporation may, in the sole discretion of the Board, make a distribution to such other shareholders in respect of any Retained Interest or any Inter-Group Interest in the Affected Tracking Group existing at the time of a Disposition; provided further, that if the dividend or redemption referred to in paragraph 10(b) of this Section B is paid in securities of a Successor, and if there is a Retained Interest in the Affected Tracking Group at such time, the Board shall make any such distribution in the manner provided pursuant to paragraph 10(d) of this Section B.~~

          ~~(f)    The Corporation may, in the sole discretion of the Board, at any time prior to the first anniversary of a dividend on, or partial redemption of, shares of Affected Tracking Stock following a Disposition, convert each remaining outstanding share of Affected Tracking Stock into a number (or fraction) of Special Common Shares or shares of any other class or classes of Tracking Stock (or combination thereof on a pro rata basis) equal to the product of the Disposition Conversion Percentage and the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one Special Common Share or share of such other class or classes of Tracking Stock (or any combination thereof on a pro rata basis) during a twenty-Trading Day period ending on the fifth Trading Day prior to the date of notice of such conversion.~~

          ~~(g)   To the extent that any Shares Issuable to Third Parties are included in the determination of the Adjusted Outstanding Interest Fraction, the Corporation's obligations in respect of such securities shall not be a reduction in the calculation of the Fair Value of the Net Proceeds. In the event any redemption of Tracking Stock is made in circumstances in which cash, securities or property are allocated to the TDS Group in respect of Shares Issuable to Third Parties (such cash, securities or other property being referred to herein as the "Reserved Property"), the Corporation shall be permitted to segregate and hold such property separate (in the case of any Reserved Property other than Special Common Shares or shares of another class of Tracking Stock). In the event the Reserved Property is, for any reason, not delivered with respect to the obligations relating to such Shares Issuable to Third Parties, such Reserved Property shall revert to the TDS Group, subject to escheat laws, and the former holders of the Affected Tracking Stock shall have no interest in such Reserved Property. In the event of any conversion of Tracking Stock into Special Common Shares or shares of any other class or classes of Tracking Stock, the Corporation shall duly reserve Special Common Shares or shares of such other class or classes of Tracking Stock or combination thereof issuable with respect to Shares Issuable to Third Parties of the Affected Tracking Stock.~~

          ~~(h)   At the time of any dividend made as a result of a Disposition, the TDS Group shall be credited, and the Affected Tracking Group shall be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Affected Tracking Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Retained Interest Fraction and the denominator of which is the Outstanding Interest Fraction of such Tracking Group.~~

          ~~(i)    If any Inter-Group Interests in a Tracking Group exists at the time of any dividend made as a result of a Disposition, each Tracking Group holding such an Inter-Group Interest in the Affected Tracking Group shall be credited, and the Affected Tracking Group shall be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Affected Tracking Stock) with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction of the Affected Tracking Group.~~

          ~~(j)    In the case of a Disposition in a series of related transactions, the Disposition shall be deemed to have been consummated upon the consummation of the last of the series of related transactions.~~

          ~~(k)   The Board shall determine the redemption date or conversion date pursuant to Section B.11 hereof.~~

        ~~11.    Procedures Relating to Disposition Rights.~~

          ~~(a)   Not later than the fifth Trading Day following the consummation of a Disposition referred to above, the Corporation shall announce publicly by press release (i) the Fair Value of the Net Proceeds of such Disposition, (ii) the number of outstanding shares of Affected Tracking Stock, (iii) information describing and indicating the number of Shares Issuable to Third Parties of the Affected Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of such shares into or for which Convertible Securities are then convertible, exercisable or exchangeable, and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities),~~

  ~~(iv) the Disposition Conversion Percentage, (v) the Outstanding Interest Fraction for the Affected Tracking Stock as of a recent date preceding the date of such notice and (vi) the Adjusted Outstanding Interest Fraction for the Affected Tracking Stock as of a recent date preceding the date of such notice. Not earlier than the 51st Trading Day and not later than the 55th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the redemption options thereof described in paragraph 10(b) of this Section B it has irrevocably determined to take and the kind of capital stock or cash, securities or other property or combination thereof to be delivered pursuant to the option selected.~~

          ~~(b)   If the Corporation determines to pay a dividend of cash, securities or other property or combination thereof following a Disposition, as described in subparagraph (i) of paragraph 10(b) of Section B, the Corporation shall, not earlier than the 51st Trading Day and not later than the 55th Trading Day following the consummation of such Disposition, cause to be sent to each holder of outstanding shares of the Affected Tracking Stock a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 61st Trading Day and not later than the 65th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which shall not be more than 90 Trading Days following the consummation of such Disposition), (iii) the kind and amount of cash, other securities or property or combination thereof to be distributed in respect of each share of the Affected Tracking Stock, (iv) the amount of the Fair Value of the Net Proceeds of such Disposition, (v) the Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of the Affected Tracking Stock subject to the Disposition and the Number of Shares Issuable to Third Parties of the Affected Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of the Affected Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, are Pre-Distribution Convertible Securities).~~

          ~~(c)   If the Corporation determines to undertake a redemption of a class of Tracking Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Affected Tracking Group with respect to the Fair Value of the Net Proceeds, as described in clause (A) of subparagraph (ii) of paragraph 10(b) of this Section B, the Corporation shall cause to be given to each holder of outstanding shares of Tracking Stock of the Affected Tracking Group a notice setting forth (i) a statement that all of the shares of the Affected Tracking Stock outstanding on the redemption date shall be redeemed, (ii) the anticipated redemption date (which shall not be more than 90 Trading Days following the consummation of such Disposition), (iii) the kind and amount of cash, securities or property or combination thereof to be paid as a redemption price in respect of shares of the Affected Tracking Stock outstanding on the redemption date, (iv) the amount of the Fair Value of the Net Proceeds of such Disposition, (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Affected Tracking Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash, securities or property, and (vii) the number of outstanding shares of the Affected Tracking Stock and the Number of Shares Issuable to Third Parties of the Affected Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of the Affected Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities). Such notice shall be sent not less than 51 Trading Days nor more than 55 Trading Days following the consummation of such Disposition and not less than 25 Trading Days prior to the redemption date.~~

          ~~(d)   If the Corporation determines to undertake a partial redemption of Tracking Stock following a Disposition of substantially all (but not all) of the properties and assets of the Affected Tracking Group as described in clause (B) of subparagraph (ii) of paragraph 10(b) of this Section B, such partial redemption shall be done on a pro rata basis or by lot. The Corporation shall, not earlier than the 51st Trading Day and not later than the 55th Trading Day following the consummation of such a~~

  ~~Disposition, cause to be given to each holder of record of outstanding shares of the Affected Tracking Stock a notice setting forth (i) a statement that some of the shares of the Affected Tracking Stock outstanding on the redemption date shall be redeemed, specifying the number of such shares or how such number shall be determined, (ii) a date not earlier than the 61st Trading Day and not later than the 65th Trading Day following the consummation of such Disposition which shall be the date on which shares of the Affected Tracking Stock then outstanding shall be selected for redemption, (iii) the anticipated redemption date (which shall not be more than 90 Trading Days following the consummation of such Disposition), (iv) the kind and amount of cash, securities or property or combination thereof to be paid as a redemption price in respect of the shares of the Affected Tracking Stock, (v) the amount of the Fair Value of the Net Proceeds of such Disposition, (vi) the Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vii) the Number of Shares Issuable to Third Parties of the Affected Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of Affected Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), and (viii) a statement that the Corporation shall not be required to register a transfer of any shares of the Affected Tracking Stock for a period of up to 15 Trading Days next preceding the date referred to in clause (ii) of this sentence. Promptly following the date referred to in clause (ii) of the preceding sentence, but not earlier than the 61st Trading Day and not later than the 65th Trading Day following the consummation of such Disposition, the Corporation shall cause to be given to each holder of shares of the Affected Tracking Stock, a notice setting forth (i) the number of shares of Affected Tracking Stock held by such holder to be redeemed, (ii) a statement that such shares of Affected Tracking Stock shall be redeemed, (iii) the anticipated redemption date (which shall not be more than 90 Trading Days following the consummation of such Disposition), (iv) the kind and amount of cash, other securities or property to be received by such holder with respect to each share of Affected Tracking Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for such shares of Affected Tracking Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of such cash, other securities or property or combination thereof.~~

          ~~(e)   In the event of any conversion following a Disposition, as described in subparagraph (iii) of paragraph 10(b) of this Section B, the Corporation shall cause to be given to each holder of outstanding shares of the Affected Tracking Stock a notice setting forth (i) a statement that all of the outstanding shares of the Affected Tracking Stock shall be converted into a number or fraction of Special Common Shares or shares of any other class of Tracking Stock or combination thereof on a pro rata basis, and the calculation pursuant to which such number or fraction was determined or will be determined, (ii) the anticipated conversion date (which shall not be more than 90 Trading Days following the consummation of such Disposition), (iii) the per share number (or fraction) of Special Common Shares or shares of another class of Tracking Stock or combination thereof, as applicable, to be received with respect to each share of Affected Tracking Stock, specifying such number or fraction of shares or combination thereof, the Disposition Conversion Percentage and other details as to the calculation thereof, (iv) the place or places where certificates for shares of the Affected Tracking Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered, and (v) the number of outstanding shares of the Affected Tracking Stock and the Number of Shares Issuable to Third Parties of the Affected Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of the Affected Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, are Pre-Distribution Convertible Securities). Such notice shall be sent not less than 51 Trading Days nor more than 55 Trading Days following the consummation of the Disposition and not less than 25 days prior to the conversion date.~~

          ~~(f)    Upon the Corporation's decision to convert all of the remaining outstanding shares of the Affected Tracking Stock as described in paragraph 10(f), the Corporation shall announce publicly by press release (i) the number of outstanding shares of Affected Tracking Stock to be converted,~~

  ~~(ii) the Number of Shares Issuable to Third Parties of such Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), (iii) the Disposition Conversion Percentage and (iv) the Outstanding Interest Fraction for such Tracking Stock as of a recent date preceding the date of such notice. The Corporation shall subsequently announce publicly by press release whether the shares of such Tracking Stock are being converted in exchange for Special Common Shares, shares of another Tracking Stock or a combination thereof on a pro rata basis.~~

          ~~(g)   In the event of any conversion as described paragraph 10(f) of this Section B, the Corporation shall cause to be given to each holder of outstanding shares of the Affected Tracking Stock a notice setting forth (i) a statement that all of the outstanding shares of the Affected Tracking Stock shall be converted into a number or fraction of Special Common Shares or shares of any other class of Tracking Stock or combination thereof on a pro rata basis, specifying the shares or combination thereof, (ii) the anticipated conversion date (which shall not be more than 90 Trading Days following the press release that publicly announces such conversion), (iii) the per share number (or fraction) of Special Common Shares or shares of another class of Tracking Stock or combination thereof, as applicable, to be received with respect to each share of Affected Tracking Stock, specifying such number or fraction of shares or combination thereof, the Disposition Conversion Percentage and other details as to the calculation thereof, (iv) the place or places where certificates for shares of the Affected Tracking Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered, and (v) the number of outstanding shares of the Affected Tracking Stock and the Number of Shares Issuable to Third Parties of the Affected Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of the Affected Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, are Pre-Distribution Convertible Securities). Such notice shall be sent not less than 25 Trading Days nor more than 35 Trading Days prior to the conversion date.~~

        ~~12.    Conversion at Option of the Corporation.    The Corporation may, in the sole discretion of the Board, at any time convert each outstanding share of any class of Tracking Stock (the "Converted Tracking Stock") of any Tracking Group (the "Converted Tracking Group") into a number (or fraction) of fully paid and non-assessable Special Common Shares or shares of another class or classes of Tracking Stock or any combination thereof on a pro rata basis, equal to the product of the applicable percentage set forth below (the "Optional Conversion Percentage") on a conversion date selected by the Board pursuant to Section B.14 hereof, and the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Converted Tracking Stock to the Market Value of one Special Common Share or share of such other class of Tracking Stock or any combination thereof on a pro rata basis, during a twenty-Trading Day period ending on the fifth Trading Day prior to the date of notice of such conversion, on a pro rata basis:~~

~~12-Month Period Prior to Anniversary of Initial Issuance Date~~	~~Optional Conversion Percentage~~
~~First through Fifth~~	~~115%~~
~~Sixth~~	~~114%~~
~~Seventh~~	~~113%~~
~~Eighth~~	~~112%~~
~~Ninth~~	~~111%~~
~~Thereafter~~	~~110%~~

        ~~In the event of the conversion of any class of Tracking Stock into Special Common Shares or shares of another class or classes of Tracking Stock, the assets and liabilities of the Converted Tracking Group shall be attributed to the Group related to the shares which are issued upon such conversion (on a pro rata basis if a combination of such shares are issued).~~

        ~~13.    Redemption in Exchange for Stock of Subsidiary.~~

          ~~(a)   Subject to paragraph 2(b) of this Section B, the Corporation, in the sole discretion of the Board, may at any time redeem (at no premium) all of the outstanding shares of any class of Tracking Stock (the "Redeemed Tracking Stock") of a Tracking Group (the "Redeemed Tracking Group"), for a number of outstanding shares of common stock of a Qualifying Subsidiary or Qualifying Subsidiaries holding all of the assets and liabilities attributed to the Redeemed Tracking Group equal to the product of the Adjusted Outstanding Interest Fraction of the Redeemed Tracking Group multiplied by the number of all of the outstanding shares of the Qualifying Subsidiaries owned directly or indirectly by the Corporation, on a pro rata basis. The Corporation shall retain the balance of the outstanding shares of the common stock of the Qualifying Subsidiaries as (i) Reserved Property with respect to the obligations related to the Number of Shares Issuable to Third Parties used in calculating such Adjusted Outstanding Interest Fraction, or (ii) in respect of the Retained Interest and any Inter-Group Interest in the Converted Tracking Group; provided, however, in the sole discretion of the Board, shares of common stock of the Qualifying Subsidiaries retained in respect of the Retained Interest and any Inter-Group Interest in such Tracking Group may be distributed as provided in paragraph 13(b) of this Section B.~~

          ~~(b)   In the event the Board determines to redeem the shares of any class of Tracking Stock for shares of a Qualifying Subsidiary, and if there is a Retained Interest in such Tracking Group, the Board shall, to the extent practicable, distribute Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of Tracking Stock of such Tracking Group with respect to the Adjusted Outstanding Interest Fraction in such Tracking Group and, if the Board determines to distribute shares of such Qualifying Subsidiary to other shareholders with respect to any Retained Interest or Inter-Group Interest shall, to the extent practicable, distribute Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of any other Tracking Stock with respect to any such Inter-Group Interest in such Tracking Group, and distribute Qualifying Subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares, Qualifying Subsidiary shares corresponding to Common Shares to the holders of Common Shares, and Qualifying Subsidiary shares corresponding to Special Common Shares to the holders of Special Common Shares with respect to any Retained Interest in such Tracking Group, provided that the same number of shares of Qualifying Subsidiary common stock on a combined basis shall be distributed for each Series A Common Share, Common Share and any issued Special Common Share. If practicable, the Board shall recapitalize such Qualifying Subsidiary or Qualifying Subsidiaries through an amendment to its charter or otherwise, such that the shares of capital stock of such subsidiary and the relative rights, limitations and preferences thereof substantially correspond to the Series A Common Shares, Common Shares and Special Common Shares of the Corporation and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner; provided that, if the Qualifying Subsidiary has or will have shares corresponding to Series A Common Shares and Common Shares but does not and will not have shares corresponding to Special Common Shares and it is impracticable to recapitalize the subsidiary as provided in this sentence to create shares corresponding to Special Common Shares, the Board shall distribute Qualifying Subsidiary shares corresponding to Common Shares to the holders of Tracking Stock which would otherwise be entitled to receive Qualifying Subsidiary shares corresponding to Special Common Shares, and shall distribute Qualifying Subsidiary shares corresponding to Common Shares to the holders of Special Common Shares in respect of the Retained Interest.~~

        ~~14.    Procedures Relating to Conversion or Redemption of Tracking Stock.~~

          ~~(a)   Upon the Corporation's decision to convert or redeem all of the outstanding shares of any class of Tracking Stock as described in paragraphs 12 or 13 of this Section B, the Corporation shall announce publicly by press release (i) the number of outstanding shares of the class of Tracking Stock which will be converted or redeemed, (ii) the Number of Shares Issuable to Third Parties of such Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and into or for which Convertible Securities are then convertible, exercisable or~~

  ~~exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities), (iii) the Optional Conversion Percentage and other details as to the calculation thereof, and (iv) the Outstanding Interest Fraction and the Adjusted Outstanding Interest Fraction for such Tracking Stock as of a recent date preceding the date of such notice. The Corporation shall subsequently announce publicly by press release whether the shares of such Tracking Stock are being converted in exchange for Special Common Shares, shares of another Tracking Stock or a combination thereof on a pro rata basis, or are being redeemed for shares of a Qualifying Subsidiary. A notice by the Corporation that the Corporation is considering a conversion or redemption or is seeking a ruling from the Internal Revenue Service relating to a possible conversion or redemption shall not constitute an announcement of a decision with respect to a redemption or conversion pursuant to this paragraph 14.~~

          ~~(b)   The Corporation's decision to convert or redeem all of the outstanding shares of Tracking Stock as described in paragraphs 12 or 13 of this Section B shall be revocable, and the determination of the Board with respect to which securities the Corporation shall use to convert or redeem such Tracking Stock shall be revocable, and any such conversion or redemption may be abandoned or modified by the Corporation, in the sole discretion of the Board, at any time prior to the Corporation's delivery of the replacement securities in exchange for the converted or redeemed shares of Tracking Stock.~~

          ~~(c)   If the Corporation determines to convert the shares of any class of Tracking Stock into Special Common Shares or shares of any other class or classes of Tracking Stock or any combination thereof, as described in paragraph 12 of this Section B, the Corporation shall promptly cause to be given to each holder of shares of Tracking Stock to be converted a notice setting forth (i) a statement that all outstanding shares of such class of Tracking Stock shall be converted in exchange for Special Common Shares or shares of any other class of Tracking Stock or any combination thereof on a pro rata basis, specifying the shares or combination thereof, (ii) the anticipated conversion date (which shall not be more than 90 Trading Days following the press release that publicly announces such a conversion), (iii) the per share number (or fraction) of Special Common Shares or shares of another class of Tracking Stock or combination thereof, as applicable, to be received with respect to each share of the Converted Tracking Stock, specifying such number or fraction of shares or combination thereof, the Optional Conversion Percentage and other details as to the calculation thereof, (iv) the place or places where certificates for shares of such Tracking Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of certificates for Special Common Shares, shares of another class of Tracking Stock or both, and (v) the number of outstanding shares of such Tracking Stock to be redeemed and the Number of Shares Issuable to Third Parties of such Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of such Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities). Such notice shall be sent not less than 25 Trading Days nor more than 35 Trading Days prior to the conversion date.~~

          ~~(d)   If the Corporation determines to redeem the shares of any class of Tracking Stock Shares into shares of a Qualifying Subsidiary as described in paragraph 13 of this Section B, the Corporation shall promptly cause to be given to each holder of shares of Tracking Stock to be redeemed a notice setting forth (i) a statement that all outstanding shares of such class of Tracking Stock shall be redeemed in exchange for shares of a Qualifying Subsidiary, (ii) the anticipated redemption date (which shall not be more than 90 Trading Days following the press release that publicly announces such a redemption), (iii) the Adjusted Outstanding Interest Fraction for such Tracking Stock as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of such Tracking Stock are to be redeemed, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Qualifying Subsidiary, and (v) the number of~~

  ~~outstanding shares of such Tracking Stock and the Number of Shares Issuable to Third Parties of such Tracking Stock, including the number of such shares which are issuable as Committed Acquisition Shares and the number of shares of such Tracking Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Distribution Convertible Securities). Such notice shall be sent not less than 25 Trading Days nor more than 35 Trading Days prior to the redemption date.~~

        ~~15.    General Provisions Relating to Conversions and Redemptions.~~

          ~~(a)   In each case in which a notice is required to be given to holders of outstanding shares of any class of Tracking Stock in accordance with paragraphs 11 or 14 (other than a notice to holders of shares selected for a partial redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of such Tracking Stock (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of shares of such Tracking Stock, a statement to the effect that the holders of such Convertible Securities shall be entitled to receive the dividend, participate in the redemption of shares following a Disposition with respect to such Tracking Stock or in the selection of shares for conversion or redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Qualifying Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a conversion or redemption of shares of any class of Tracking Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following the conversion date or redemption date, as applicable.~~

          ~~(b)   All notices required to be given in accordance with this paragraph 15 or paragraphs 11 or 14 shall be sent to a holder by first class mail, postage prepaid, at the holder's address as the same appears on the transfer books of the Corporation. Neither the failure to mail any notice to any particular holder of shares of Tracking Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Tracking Stock or of Convertible Securities, or the validity of any conversion or redemption.~~

          ~~(c)   The Corporation shall not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of shares of Tracking Stock upon any conversion or redemption, dividend or other distribution described in paragraphs 10, 12 or 13 of this Section B. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any conversion or redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the number of shares of Tracking Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of shares of Tracking Stock is a fraction, the Corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction shall be (i) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board.~~

          ~~(d)   No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of Tracking Stock; provided, however, that if the conversion or redemption date with respect to a class of Tracking Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of such class of Tracking~~

  ~~Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding a conversion or redemption by the Corporation of such shares or the Corporation's default in payment of the dividend or distribution due on such date.~~

          ~~(e)   Before any holder of shares of any class of Tracking Stock shall be entitled to receive certificates representing shares of any kind of capital stock or cash, securities or other property or combination thereof to be received by such holder with respect to any conversion or redemption of such Tracking Stock, such holder shall be required to surrender at such place as the Corporation shall specify certificates for such shares, properly endorsed or assigned for transfer (unless the Corporation waives such requirement). The Corporation shall as soon as practicable after surrender of certificates representing shares of such Tracking Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash, securities or other property or combination thereof to which such person is entitled, together with any payment for fractional securities referred to above. The Corporation shall not be required to register (i) a transfer of any shares of Tracking Stock for a period of up to 15 Trading Days preceding the conversion date or redemption date or (ii) any shares of Tracking Stock selected for redemption.~~

          ~~(f)    From and after any applicable conversion or redemption date, all rights of a holder of shares of any class of Tracking Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such Tracking Stock, to receive certificates representing shares of the kind and amount of capital stock or cash, securities or other property or combination thereof for which such shares of Tracking Stock were converted or redeemed, together with any payment for fractional securities, and such holder shall have no other or further rights in respect of the Tracking Stock so converted or redeemed, including, but not limited to, any rights with respect to any shares of capital stock or cash, securities or other property or combination thereof which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any shares of capital stock, cash, securities or other property or combination thereof upon the conversion, exercise or exchange of any outstanding Convertible Securities or with respect to any other Shares Issuable to Third Parties related to the conversion or redemption of such Tracking Stock as of the date of such conversion or redemption. No holder of a certificate that, immediately prior to the applicable conversion or redemption date for any class of Tracking Stock, represented shares of Tracking Stock which were converted or redeemed shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock or other securities into or in exchange for which the shares of such Tracking Stock were converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock or other securities. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock or other securities represented by the certificate or certificates issued upon such surrender.~~

          ~~(g)   The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock or other securities on the conversion or redemption of any class of Tracking Stock. The Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock or other securities in a name other than that in which the shares of Tracking Stock so converted or redeemed were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.~~

        ~~16.    Effects on Convertible Securities.~~

          ~~(a)   The following provisions with respect to Convertible Securities shall apply only to the extent that the terms of such Convertible Securities do not provide for adjustments in the event of a conversion or redemption described in paragraphs 10, 12 or 13 of this Section B.~~

          ~~(b)   After any conversion date or redemption date on which all outstanding shares of any class of Tracking Stock were converted or redeemed, any share of such class of Tracking Stock that is to be issued on conversion, exchange or exercise of any Convertible Security shall, immediately upon such conversion, exchange or exercise and without any notice or any other action on the part of, the Corporation or its Board or the holder of such Convertible Security:~~

              ~~(i)  in the event the shares of such class of Tracking Stock outstanding on such conversion date were converted into Special Common Shares or shares of another class or classes of Tracking Stock or combination thereof pursuant to the provisions described in subparagraph (iii) of paragraph 10(b), paragraph 10(f) or paragraph 12 of this Section B, be converted into the number of Special Common Shares or shares of another class or classes of Tracking Stock or combination thereof that the number of shares of such class of Tracking Stock, that were to be issued upon such conversion, exchange or exercise, would have received had such shares been outstanding on such conversion date; or~~

              ~~(ii)  in the event the shares of such class of Tracking Stock outstanding on such redemption date were redeemed pursuant to the provisions described in subparagraph (ii)(A) of paragraph 10(b) of this Section B or redeemed for shares of capital stock of a Qualifying Subsidiary or Qualifying Subsidiaries pursuant to paragraph 13 of this Section B, be redeemed, to the extent of funds of the Corporation legally available therefor, for the kind and amount of cash, securities or property or any combination thereof, or shares of capital stock of a Qualifying Subsidiary or Qualifying Subsidiaries, that the number of shares of such class of Tracking Stock, that were to be issued upon such conversion, exchange or exercise, would have received had such shares been outstanding on such redemption date.~~

          ~~(c)   If determined to be appropriate in the sole discretion of the Board, any such capital stock or cash, securities or property or any combination thereof to be delivered upon such conversion or redemption may be irrevocably transferred in trust for the benefit of holders of such Convertible Securities.~~

        9.    Calculation of Voting Power of Common Shares and Series A Common Shares in Matters other than the Election of Directors (10)

          (a)   On all matters other than director elections that are either presented for shareholder action at a shareholder meeting or taken by written consent in lieu of a shareholder meeting, each Series A Common Share shall entitle the holder thereof to ten votes per share.

          (b)   On all matters other than director elections that are either presented for shareholder action at a shareholder meeting or taken by written consent in lieu of a shareholder meeting, each Common Share shall entitle the holder thereof to cast a number of votes and fractional votes determined by dividing the Aggregate Common Share Voting Power (as defined below) by the number of Common Shares outstanding on the record date fixed for determining the shareholders entitled to vote at such meeting or to act by such written consent. The quotient determined in the preceding sentence shall be rounded to the nearest six decimal places .

          (c)   Except to the extent provided in paragraph (d) below, the Aggregate Common Share Voting Power shall be the number of votes equal to the sum of the number of Common Shares outstanding immediately before the Effective Time and the number of Series A Common Shares converted into Common Shares after the Effective Time.

(10)    The insertion of the new Section 9 above would be effected by the Vote Amendment.

          (d)   If the quotient determined in clause (i) below is greater than the quotient determined in clause (ii) below, the Aggregate Common Share Voting Power shall not be determined as set forth in paragraph (c) above but instead shall be determined as set forth in paragraph (e) below.

              (i)  The quotient (rounded to the nearest six decimal places ) obtained pursuant to the following formula:

(SARD × 10) (SARD × 10) + CSOET + AC

              (ii)  The quotient (rounded to the nearest six decimal places ) obtained pursuant to the following formula (the "Aggregate Percentage of Series A Voting Power (Expressed as a Fraction) "):

( SAET × 10 ) (SAET × 10) + CSOET	=	SAVP

          (e)   If the condition in paragraph (d) is satisfied, the Aggregate Common Share Voting Power shall be the aggregate number of votes determined as follows:

( SARD × 10 ) SAVP	-	(SARD × 10)

          (f)    For purposes of this Section:

    SARD = the number of Series A Common Shares outstanding on the record date fixed to determine the shareholders entitled to vote at the shareholder meeting, or entitled to act by written consent, for which the voting power of the Common Shares is sought to be determined.

    SAVP = the Aggregate Percentage of Series A Voting Power (Expressed as a Fraction) as of the Effective Time, as defined in clause (ii) of paragraph (d).

    SAET = the number of Series A Common Shares outstanding immediately prior to the Effective Time.

    AC = the total number of Common Shares issued upon conversion of Series A Common Shares after the Effective Time.

    CSOET = the number of Common Shares outstanding immediately before the Effective Time. For the avoidance of doubt, the foregoing number of Common Shares shall not include Common Shares issued as a result of the Reclassification .

         For the avoidance of doubt, the Reclassification shall not be deemed to have caused a conversion of Series A Common Shares into Common Shares for purposes of this paragraph 9. The voting power of the Common Shares and Series A Common Shares shall be appropriately adjusted (as determined pursuant to a resolution adopted by the Board and filed with the Secretary of the Corporation) in the event of any combination, subdivision, stock split or reclassification of the Common Shares and/or Series A Common Shares that is effected after the Reclassification .

        10.    ~~17.~~ Other Provisions.

          (a)   The Board shall have the power to issue or sell any class or series of stock herein or hereafter authorized, for such consideration as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of shares of another class or series, and as otherwise permitted by law.

          (b)   The Board shall have the power to purchase any class or series of stock herein or hereafter authorized for such consideration as the Board shall from time to time, in its discretion, determine, whether or not lesser consideration could be paid upon the purchase of shares of another class or series, and as otherwise permitted by law.

          (c)   If the Corporation shall in any manner split, subdivide or combine the outstanding Common Shares~~,~~ or Series A ~~Common Shares or Special~~ Common Shares, all outstanding Common Shares~~, Series A Common Shares~~ and ~~Special~~ Series A Common Shares shall be proportionally split, subdivided or combined in the same manner and on the same basis. For the avoidance of doubt, the preceding sentence shall not apply to the Reclassification. (11)

          (d)   ~~In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Special Common Shares and Common Shares shall be entitled to receive the same consideration per share as a result of such merger or consolidation; provided, that this requirement shall be deemed to be satisfied if the consideration received by the holders of Special Common Shares consists of securities which have relative rights, preferences and limitations vis-a-vis the securities received by the holders of Common Shares that, in the judgment of the Board, are substantially similar in all material respects to the relative rights, preferences and limitations of the Special Common Shares vis-a-vis the Common Shares, respectively.(e)~~ Every reference in this Restated Certificate of Incorporation or under Delaware law to a majority or other proportion of shares of capital stock shall (other than, for the avoidance of doubt, references to numbers of shares in paragraph 9 of this Section B) (12) , to the extent permitted under Delaware law, refer to a majority or such other proportion of the votes entitled to be cast by such shares of capital stock.

          (e)   ~~(f)~~ Advance notice of shareholder nominations for election of directors and other business to be brought by shareholders before a meeting of shareholders shall be given in the manner provided in the Bylaws of the Corporation.

          (f)    ~~(g)~~ Any action required to be taken or which may be taken at any annual or special meeting of ~~stockholders~~ shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than 90% of the voting power of the shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted.

        11.    ~~18.~~ Redemption to Protect Licenses.

          (a)   Notwithstanding any other provision of this Restated Certificate of Incorporation, as amended, to the contrary, any outstanding shares of stock of the Corporation (other than Series A Common Shares) shall be subject to redemption by the Corporation, by action of the Board, if in the judgment of the Board such action should be taken, pursuant to Section 151(b)(2) of the DGCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of, or to prevent the denial of applications for or the renewal of, any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries, or of any person in which the Corporation has any ownership or voting interest, direct or indirect, to conduct any portion of the business of the Corporation or any of its Subsidiaries, or any person in which the Corporation has any ownership or voting interest, direct or indirect, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock, or any other person with the right to vote such stock or on whose behalf such stock is owned or voted, possessing prescribed qualifications or any other condition. The terms and conditions of such redemption shall be as follows:

              (i)  The redemption price of the shares to be redeemed pursuant to this paragraph 11 shall be equal to the lesser of (A) the Fair Market Value of such shares or (B) if such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

(11)      The new sentence added to paragraph 10(c) above would be effected by the Share Consolidation Amendment.

(12)      The additional parenthetical added to paragraph 10(d) above would be effected by the Vote Amendment.

              (ii)  The redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

             (iii)  If less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board;

             (iv)  At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

             (v)  From and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

             (vi)  Such other terms and conditions as the Board shall determine.

          (b)   For purposes of this paragraph ~~18~~11:

          "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock on behalf of such holder or on behalf of any other person involving any beneficial or other indirect ownership interest or voting power with respect to such stock, either individually or when taken together with the holding or voting of shares of stock of the Corporation by any other holders or persons entitled to vote such stock, may result, in the good faith judgment of the Board, in the loss of, or the failure to secure the reinstatement of, or the denial of applications for or the renewal of, any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries or of any person in which the Corporation has any ownership or voting interest to conduct any portion of the business of the Corporation or any of its Subsidiaries or of any person in which the Corporation has any ownership or voting interest, direct or indirect.

          "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 20 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to this paragraph ~~18~~11; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

          A "person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or similar organization, a government or any political subdivision thereof, or any other legal entity.

          "Redemption Date" shall mean the date fixed by the Board for the redemption of shares of stock of the Corporation pursuant to this paragraph ~~18.~~11.

          "Redemption Securities" shall mean any debt or equity securities (other than Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares) of the Corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to subparagraph (a)(iv) of this paragraph ~~18,~~11, at least equal to the price required to be paid pursuant to subparagraph (a)(i) of this paragraph ~~18~~11 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

        12.    ~~19.~~ Definitions.    In addition to the definitions set forth above in this Restated Certificate of Incorporation, unless the context requires otherwise, the following terms shall have the meanings specified below:

          ~~"Adjusted Outstanding Interest Fraction," as of any date, shall mean, with respect to a particular class of Tracking Stock, a fraction the numerator of which is the aggregate number of shares of such class of Tracking Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of outstanding shares, (b) the Number of Shares Issuable with Respect to Retained Interest for such class of Tracking Stock as of such date, (c) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest by all other Tracking Groups in such Tracking Stock, if any, as of such date and (d) the Number of Shares Issuable to Third Parties with respect to such Tracking Stock as of such date.~~

          ~~"Aerial" shall mean Aerial Communications, Inc., a Delaware corporation.~~

          ~~"Aerial Group" shall mean, as of any date, that any Aerial Group Common Shares have been issued and continue to be outstanding:~~

            ~~(a)   the interest of the Corporation or any of its subsidiaries in Aerial and its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective businesses, assets and liabilities, except any of such businesses, assets or liabilities which have been attributed by the Board to another Group;~~

            ~~(b)   all businesses, assets and liabilities of the Corporation or any of its subsidiaries to the extent attributed to the Aerial Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of Aerial or any of its subsidiaries (or a successor as described in clause (a) of this sentence);~~

            ~~(c)   all businesses, assets and liabilities contributed or otherwise transferred to the Aerial Group from the TDS Group or any of the other Tracking Groups;~~

            ~~(d)   the interest of the Corporation or any of its subsidiaries in the businesses, assets and liabilities acquired by the Corporation or any of its subsidiaries for the Aerial Group, as determined by the Board;~~

            ~~(e)   a proportionate undivided interest in each and every business, asset and liability attributed to another Tracking Group equal to the Inter-Group Interest Fraction, if any, of the Aerial Group in such other Tracking Group; and~~

            ~~(f)    such other businesses, assets and liabilities and such adjustments to the foregoing as may be contemplated hereby or which may be determined in good faith by the Board.~~

          ~~If a Retained Interest in the Aerial Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to Aerial Group Common Shares payable in cash, securities or other property of the Corporation attributed to the Aerial Group, other than Aerial Group Common Shares, the TDS Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is the Aerial Group's Retained Interest Fraction and the denominator of which is the Aerial Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest or dividends are paid or other distributions are made on any securities~~

  ~~other than Aerial Group Common Shares so distributed to the holders of Aerial Group Common Shares, the Aerial Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as such interest or dividends or other distributions in respect of such securities deemed to be held by the TDS Group.~~

          ~~If an Inter-Group Interest in the Aerial Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to Aerial Group Common Shares payable in cash, securities or other property of the Corporation attributed to the Aerial Group other than Aerial Group Common Shares, the Tracking Group(s) holding the Inter-Group Interest(s) in the Aerial Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is the Inter-Group Interest Fraction in the Aerial Group in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Aerial Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest or dividends are paid or other distributions are made on any securities other than Aerial Group Common Shares so distributed to the holders of Aerial Group Common Shares, the Aerial Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as such interest or dividends or other distributions in respect of such securities deemed to be held by the Tracking Group holding the Inter-Group Interest in the Aerial Group.~~

          ~~From and after any transfer of cash, securities or other property from the Aerial Group to the TDS Group or to another Tracking Group, the Aerial Group shall no longer include the cash, securities or other property so transferred and the TDS Group or such other Tracking Group, as the case may be, shall include such cash, securities or other property, and from and after any transfer of cash, securities or other property from the TDS Group or another Tracking Group to the Aerial Group, the TDS Group or such other Tracking Group, as the case may be, shall no longer include the cash, securities or other property so transferred and the Aerial Group shall include such cash, securities or other property.~~

          ~~"Aerial Group Common Shares," shall mean the Aerial Communications Group Common Shares, par value $0.01 per share.~~

          ~~"Available Dividend Amount," as of any date, shall mean, with respect to any Tracking Group, the product of the Outstanding Interest Fraction of such Tracking Group and either (a) the excess of (i) an amount equal to the total assets of such Tracking Group less the total liabilities (not including preferred stock) of such Tracking Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of such class of Tracking Stock of such Tracking Group and each class or series of Preferred Shares or Undesignated Shares attributed to such Tracking Group or (b) in case there is no such excess, an amount equal to Corporation Earnings (Losses) attributable to such Tracking Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The Available Dividend Amount for a Tracking Group is intended to be similar to an amount equal to the product of the Outstanding Interest Fraction and the amount that would be legally available for the payment of dividends on shares of Tracking Stock under Delaware law if the related Tracking Group were a separate Delaware corporation. The "Available Dividend Amount" as of any date, shall mean, with respect to the TDS Group, the greater of (x) the amount of all surplus (as defined in the DGCL) of the Corporation or, if there is no surplus, the net profits (as contemplated by the DGCL) of the Corporation for the fiscal year in which such date occurs and/or the preceding fiscal year (if positive), less the sum of the Available Dividend Amounts of all of the Tracking Groups, or (y) an amount equal to the sum of the Retained Interest Available Dividend Amounts (if positive) with respect to all of the Tracking Groups, plus, without duplication, either (a) the excess of (i) an amount equal to the total assets of the TDS Group less the total liabilities (not including preferred stock) of the TDS Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding Series A Common Shares, Common Shares and any issued Special Common Shares, and each class or series of Preferred Shares or Undesignated Shares attributed to the TDS Group or (b) in case there is no such excess, an amount~~

  ~~equal to Corporation Earnings (Losses) attributable to the TDS Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.~~

          "Board" shall mean the Board of Directors of the Corporation.

          ~~"Cellular Group" shall mean, as of any date, that any shares of Cellular Group Stock have been issued and continue to be outstanding:~~

            ~~(a)   the interest of the Corporation or any of its subsidiaries in U.S. Cellular and its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective businesses, assets and liabilities, except any of such businesses, assets or liabilities which have been attributed by the Board to another Group;~~

            ~~(b)   all businesses, assets and liabilities of the Corporation or any of its subsidiaries to the extent attributed to the Cellular Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of U.S. Cellular or any of its subsidiaries (or a successor as described in clause (a) of this sentence);~~

            ~~(c)   all businesses, assets and liabilities contributed or otherwise transferred to the Cellular Group from the TDS Group or any of the other Tracking Groups;~~

            ~~(d)   the interest of the Corporation or any of its subsidiaries in the businesses, assets and liabilities acquired by the Corporation or any of its subsidiaries for the Cellular Group, as determined by the Board;~~

            ~~(e)   a proportionate undivided interest in each and every business, asset and liability attributed to another Tracking Group equal to the Inter-Group Interest Fraction, if any, of the Cellular Group in such other Tracking Group; and~~

            ~~(f)    such other businesses, assets and liabilities and such adjustments to the foregoing as may be contemplated hereby or which may be determined in good faith by the Board.~~

          ~~If a Retained Interest in the Cellular Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to Cellular Group Common Shares payable in cash, securities or other property of the Corporation attributed to the Cellular Group, other than Cellular Group Common Shares, the TDS Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is the Cellular Group's Retained Interest Fraction and the denominator of which is the Cellular Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest or dividends are paid or other distributions are made on any securities other than Cellular Group Common Shares so distributed to the holders of Cellular Group Common Shares, the Cellular Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as such interest or dividends or other distributions in respect of such securities deemed to be held by the TDS Group.~~

          ~~If an Inter-Group Interest in the Cellular Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to Cellular Group Common Shares payable in cash, securities or other property of the Corporation attributed to the Cellular Group other than Cellular Group Common Shares, the Tracking Group holding the Inter-Group Interest in the Cellular Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is the Inter-Group Interest Fraction in the Cellular Group in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Cellular Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest or dividends are paid or other distributions are made on any securities other than Cellular Group Common Shares so distributed to the holders of Cellular Group Common Shares, the Cellular Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as~~

  ~~such interest or dividends or other distributions in respect of such securities deemed to be held by the Tracking Group holding the Inter-Group Interest in the Cellular Group.~~

          ~~From and after any transfer of cash, securities or other property from the Cellular Group to the TDS Group or to another Tracking Group, the Cellular Group shall no longer include the cash, securities or other property so transferred and the TDS Group or such other Tracking Group, as the case may be, shall include such cash, securities or other property, and from and after any transfer of cash, securities or other property from the TDS Group or another Tracking Group to the Cellular Group, the TDS Group or such other Tracking Group, as the case may be, shall no longer include the cash, securities or other property so transferred and the Cellular Group shall include such cash, securities or other property.~~

          ~~"Cellular Group Common Shares" means the United States Cellular Group Common Shares, par value $0.01 per share.~~

          ~~"Committed Acquisition Shares," as of any date, shall mean (a) Common Shares that the Corporation had, prior to such date, agreed to issue in connection with acquisitions, but as of such date had not been issued, and (b) Common Shares that are issuable upon conversion, exercise or exchange of Convertible Securities that the Corporation had, prior to such date, agreed to issue in connection with acquisitions, but as of such date had not been issued, in each case including obligations of the Corporation to issue Cellular Group Common Shares, Telecom Group Common Shares and Aerial Group Common Shares as a result of the Distribution pursuant to anti-dilution provisions in the acquisition agreements providing for the issuance of Common Shares or Convertible Securities which are convertible into or exercisable or exchangeable for Common Shares, without duplication of any Common Shares issuable upon conversion, exercise or exchange of Convertible Securities.~~

          "Common Stock" shall mean shares of capital stock of the Corporation designated as common stock, including Series A Common Shares~~,~~ and Common Shares~~, Special Common Shares, Cellular Group Common Shares, Telecom Group Common Shares and Aerial Group Common Shares~~.

          ~~"Corporation Earnings (Loss)" for any period, with respect to any class of Common Stock, shall mean the net earnings or loss of the related Group for such period determined on a basis consistent with the determination of the net earnings or loss of such Group for such period as presented in the combined financial statements of such Group for such period, including income and expenses of the Corporation attributed to the operations of such Group on a substantially consistent basis, including without limitation, corporate, general and administrative costs, net interest and income taxes.~~

          "Convertible Securities" shall mean any securities of the Corporation, including preferred stock, options and other rights (other than Common Stock), that are convertible into, exchangeable for or evidence the right to purchase any shares of any class or series of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

          "DGCL" shall mean the Delaware General Corporation Law.

          ~~"Distribution" shall mean the contemplated initial distribution of Cellular Group Shares, Telecom Group Shares and/or Aerial Group Shares or any part thereof to be made to the holders of Common Shares and Series A Common Shares.~~

          ~~"Fair Value of Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the businesses, assets and liabilities of a Tracking Group, an amount, if any, equal to the fair value of the gross proceeds of such Disposition less any payment of, or reasonable provision for, (a) any taxes related to such Disposition or in respect of any resulting dividend or redemption, including deferred taxes, but not including any deductions or other offsets which may be available to the Corporation which are not attributed to such Tracking Group, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, that Tracking Group, including, without limitation, obligations with respect to committed acquisitions and Convertible Securities attributed to the Tracking Group, any indemnity or guarantee obligations~~

  ~~incurred in connection with the Disposition or any liabilities for future purchase price adjustments, and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of any class or series of Preferred Shares or Undesignated Shares attributed to such Tracking Group (without duplication). For purposes of this definition, any businesses, assets and liabilities of the affected Tracking Group which the Board determines to retain after such Disposition shall be deemed to constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise). To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board shall determine the fair value of such securities or property, including for the purpose of determining the comparable value thereof if the Board determines to pay a dividend or redemption price in cash or securities or other property as provided in this Restated Certificate of Incorporation.~~

          ~~"Group" shall mean the Aerial Group, the Cellular Group, the Telecom Group and the TDS Group and any other Group so designated by the Board.~~

          ~~"Initial Issuance Date" shall mean, with respect to a class of stock, the initial date of issuance of shares of such class of stock.~~

          ~~"Inter-Group Interest," as of any date, shall mean that part of the Corporation's equity interest in a Tracking Group which is deemed to be held (or subsequently acquired) by the Corporation and attributed to a Group other than the TDS Group. A Tracking Group may not hold an Inter-Group interest in the TDS Group.~~

          ~~"Inter-Group Interest Fraction," as of any date, with respect to any Investor Group, shall mean a fraction the numerator of which is the Number of Shares issuable with Respect to Inter-Group Interest in an Issuer Group by such Investor Group as of such date and the denominator of which is the sum of (a) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest in such Issuer Group by all Investor Groups as of such date, (b) the aggregate number of shares of Tracking Stock of such Issuer Group outstanding as of such date and (c) the Number of Shares Issuable with Respect to Retained Interest in such Issuer Group as of such date.~~

          ~~"Issuer Group" shall mean a Tracking Group in which there is an Inter-Group Interest by an Investor Group.~~

          ~~"Investor Group" means a Tracking Group which holds an Inter-Group Interest in an Issuer Group.~~

          ~~"Market Capitalization" of any class or series of capital stock of the Corporation on any Trading Day shall mean the product of (a) the Market Value of one share of such class or series on such Trading Day and (b) the number of shares of such class or series outstanding at the close of business on such Trading Day.~~

          ~~"Market Value" of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the American Stock Exchange or such other national securities exchange or the Nasdaq National Market on which such class or series is listed, or if the shares of such class or series are not quoted on the American Stock Exchange or any other national securities exchange or the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board; provided, that if the Special Common Shares or Series A Common Shares are not trading on a national securities exchange or the Nasdaq National Market, and if bid and asked prices are not available for the Special Common Shares or the Series A Common Shares, the Market Value of a Special Common~~

  ~~Share or a Series A Common Share, as applicable, shall be deemed to be the same as a Common Share for purposes of determining Market Value under Sections 8, 10 and 12 hereof; and provided further, that for purposes of determining Market Values under Sections 8, 10 and 12 hereof (a) the "Market Value" of a share of any series of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board and (b) the "Market Value" of a share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.~~

          ~~"Merger," shall mean the merger of TDS Iowa with and into the Corporation.~~

          ~~"Number of Shares Issuable with Respect to Inter-Group Interest" shall mean, with respect to any Tracking Group (for purposes of this definition, the "Issuer Group"), the number of shares of Tracking Stock of the Issuer Group (the "Issuer Group Shares") which are attributed to, and that could be issued or sold by the Corporation for the benefit of, another Tracking Group (for purposes of this definition, the "Investor Group"). Initially, the Number of Shares Issuable with Respect to Inter-Group Interest in each Tracking Group shall be zero, and shall from time to time thereafter, as applicable, be:~~

            ~~(a)   adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Issuer Group Shares and dividends or distributions of Issuer Group Shares to the holders thereof and other reclassifications of the Issuer Group Shares or similar transactions;~~

            ~~(b)   decreased (but not to less than zero) by (i) the aggregate number of Issuer Group Shares issued or sold by the Corporation, for cash, securities or other property, the proceeds of which are attributed to the Investor Group, (ii) the aggregate number of Issuer Group Shares issued or delivered upon conversion, exercise or exchange of Convertible Securities, the proceeds of which are attributed to the Investor Group, (iii) the aggregate number of Issuer Group Shares issued or delivered by the Corporation as a dividend or distribution to holders of shares of the Investor Group, (iv) the aggregate number of Issuer Group Shares issued or delivered upon the conversion, exercise or exchange of any Convertible Securities issued or delivered by the Corporation as a dividend or distribution or by reclassification or exchange to holders of shares of the Investor Group, and (v) the aggregate number of Issuer Group Shares (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board) of assets or properties attributed to the Issuer Group that are transferred from the Issuer Group to the Investor Group in consideration of a reduction in the Number of Shares Issuable with Respect to Inter-Group Interest by the Investor Group in the Issuer Group, divided by the Market Value of one Issuer Group Share as of the date of such transfer;~~

            ~~(c)   increased by (i) the aggregate number of any Issuer Group Shares which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the Investor Group and (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board) of assets or properties theretofore attributed to the Investor Group that are contributed to the Issuer Group in consideration of an increase in the Number of Shares Issuable with Respect to Inter-Group Interest in the Issuer Group by the Investor Group, divided by the Market Value of one Issuer Group Share as of the date of such contribution; and~~

            ~~(d)   adjusted as may be appropriate to reflect other transactions between the Issuer Group and the Investor Group, as determined in good faith by the Board.~~

          ~~Whenever a change in the Number of Shares Issuable with Respect to Inter-Group Interest with respect to any Group occurs, the Corporation shall prepare and file a statement of such change with the Secretary of the Corporation.~~

          ~~"Number of Shares Issuable with Respect to Retained Interest" shall mean the number of shares of a class of Tracking Stock of a Tracking Group (for purposes of this definition, the "Issuer Group") that are attributed to, and could be issued or sold by the Corporation for the account of, the TDS Group in respect of a Retained Interest by the TDS Group in such Issuer Group. The Number of Shares Issuable with Respect to Retained Interest shall initially be determined by the Board, and shall from time to time thereafter, as applicable, be:~~

            ~~(a)   adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Issuer Group Shares, and dividends or distributions of Issuer Group Shares to the holders thereof and other reclassifications of Issuer Group Shares or similar transactions;~~

            ~~(b)   decreased (but not to less than zero) by (i) the aggregate number of Issuer Group Shares issued or sold by the Corporation, for cash, securities or other property, the proceeds of which are attributed to the TDS Group, (ii) the aggregate number of Issuer Group Shares issued or delivered upon conversion, exercise or exchange of Convertible Securities (including Pre-Distribution Convertible Securities), the proceeds of which are attributed to the TDS Group, (iii) the aggregate number of Issuer Group Shares issued or delivered by the Corporation as a dividend or distribution to holders of Common Shares, Series A Common Shares or Special Common Shares, (iv) the aggregate number of Issuer Group Shares issued or delivered upon the conversion, exercise or exchange of any Convertible Securities issued or delivered by the Corporation as a dividend or distribution or by reclassification or exchange to holders of shares of Common Shares, Series A Common Shares or Special Common Shares, and (v) the aggregate number of Issuer Group Shares (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board) of assets or properties attributed to the Issuer Group that are transferred from the Issuer Group to the TDS Group in consideration of a reduction in the Number of Shares Issuable with Respect to Retained Interest in the Issuer Group, divided by the Market Value of one Issuer Group Share as of the date of such transfer;~~

            ~~(c)   increased by (i) the aggregate number of any Issuer Group Shares which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TDS Group and (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board) of assets or properties theretofore attributed to the TDS Group that are contributed to the Issuer Group in consideration of an increase in the Number of Shares Issuable with Respect to Retained Interest in the Issuer Group, divided by the Market Value of one Issuer Group Share as of the date of such contribution; and~~

            ~~(d)   adjusted as may be appropriate to reflect other transactions between the Issuer Group and the TDS Group, as determined in good faith by the Board.~~

          ~~Whenever a change in the Number of Shares Issuable with Respect to Retained Interest in any Tracking Group occurs, the Corporation shall prepare and file a statement of such change with the Secretary of the Corporation.~~

          ~~"Number of Shares Issuable To Third Parties" shall mean, as of any date, the number of shares of any class or series of Common Stock (such shares are herein referred to as "Shares Issuable to Third Parties") which are issuable (a) as Committed Acquisition Shares, (b) pursuant to the conversion, exercise or exchange of Convertible Securities or (c) otherwise, other than shares which are deemed to be issuable with respect to a Retained Interest or with respect to an Inter-Group Interest, as may be determined in good faith by the Board considering any relevant factors, including whether the holders of Convertible Securities would derive an economic benefit from the conversion, exercise or exchange of such Convertible Securities which exceeds the economic cost thereof or the economic benefit of not converting, exercising or exchanging such Convertible Securities.~~

          ~~"Outstanding Interest Fraction," as of any date, shall mean, with respect to any class of Tracking Stock, a fraction the numerator of which is the aggregate number of shares of such class of Tracking Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares, (b) the Number of Shares Issuable with Respect to Retained Interest of such class of Tracking Stock as of such date and (c) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest by all other Tracking Groups in such Tracking Stock, if any, as of such date.~~

          ~~"Pre-81 Preferred Shares," as of any date, shall mean the series of Preferred Shares of the Corporation which are issued in the Merger in exchange for series of Preferred Shares of TDS Iowa that were originally issued before October 31, 1981, as identified in Section A of Article IV.~~

          ~~"Pre-Distribution Convertible Securities" shall mean Convertible Securities that are outstanding on the record date for the Distribution and are, prior to such date, convertible into or exercisable or exchangeable for either Common Shares or Series A Common Shares; provided, if the record date for the Distribution of any of the Cellular Group Shares, Telecom Group Shares or Aerial Group Shares is not the same date, the Board shall determine which, if any, Convertible Securities (or proportion thereof) that are issued after the first record date for any part of the Distribution, shall represent Pre-Distribution Convertible Securities.~~

          ~~"Post-81 Preferred Shares," as of any date, shall mean the series of Preferred Shares of the Corporation which are issued in the Merger in exchange for series of Preferred Shares of TDS Iowa that were originally issued after October 31, 1981, as identified in Section A of Article IV.~~

          ~~"Qualifying Subsidiary" or "Qualifying Subsidiaries," as of any date, shall mean a Subsidiary or Subsidiaries of the Corporation (a) in which (i) the Corporation's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for a distribution of the Corporation's interest in such Subsidiary to the holders of Common Stock of the Corporation that is tax-free to such holders or (ii) the Corporation owns, directly or indirectly, all of the issued and outstanding capital stock and (b) which hold(s) all of the assets and liabilities attributed to a Tracking Group.~~

          ~~"Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of a Tracking Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of such Tracking Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of such Tracking Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Tracking Group prior to such Disposition, as determined in good faith by the Board.~~

          ~~"Retained Interest Available Dividend Amount," as of any date, shall mean, with respect to a Tracking Group, an amount (not less than zero) equal to the product of (a) a fraction, the numerator of which is the Retained Interest Fraction and the denominator of which is the Outstanding Interest Fraction with respect to such Tracking Group multiplied by (b) the Available Dividend Amount of such Tracking Group.~~

          ~~"Retained Interest Fraction," as of any date, shall mean, with respect to any class of Tracking Stock, a fraction the numerator of which is the Number of Shares Issuable with Respect to Retained Interest of such class of Tracking Stock as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to Retained Interest as of such date, (b) the aggregate Number of Shares Issuable with Respect to Inter-Group Interest by all other Tracking Groups in such Tracking Stock, if any, as of such date, and (c) the aggregate number of shares of such class of Tracking Stock outstanding as of such date.~~

          ~~"Shares Issuable to Third Parties" shall have the meaning set forth in the definition of "Number of Shares Issuable to Third Parties."~~

          "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

          ~~"TDS Group" shall mean, as of any date, that any shares of any class or series of Tracking Stock have been issued and continue to be outstanding:~~

            ~~(a)   the interest of the Corporation and all of its subsidiaries, (including any successors thereto by merger, consolidation or sale of all or substantially all of its assets) and their respective properties and assets, other than (except as provided in paragraph (e) of this definition) the interest of the Corporation and its subsidiaries in Aerial and its subsidiaries, TDS Telecom and its subsidiaries, U.S. Cellular and its subsidiaries, and any other subsidiaries attributed by the Board to a Group other than the TDS Group (including any successors thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with Related Business Transactions) and their respective businesses, assets and liabilities;~~

            ~~(b)   all businesses, assets and liabilities of the Corporation or any of its subsidiaries to the extent attributed to the TDS Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of the TDS Group or any of its subsidiaries (or a successor as described in clause (a) of this sentence);~~

            ~~(c)   all businesses, assets and liabilities contributed or otherwise transferred to the TDS Group from any of the Tracking Groups;~~

            ~~(d)   the interest of the Corporation or any of its subsidiaries in the businesses, assets and liabilities acquired by the Corporation or any of its subsidiaries for the TDS Group, as determined by the Board;~~

            ~~(e)   a proportionate undivided interest in each and every business, asset and liability attributed to a Tracking Group equal to the Retained Interest Fraction of the TDS Group in such other Tracking Group; and~~

            ~~(f)    such other businesses, assets and liabilities and such adjustments to the foregoing as may be contemplated hereby or which may be determined in good faith by the Board.~~

          ~~If a Retained Interest in any Tracking Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to holders of Tracking Stock of such Tracking Group payable in cash, securities or other property of the Corporation attributed to such Tracking Group, other than shares of Tracking Stock, the TDS Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is such Tracking Group's Retained Interest Fraction and the denominator of which is such Tracking Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest or dividends are paid or other distributions are made on any securities other than shares of Tracking Stock so distributed to the holders of such shares of Tracking Stock, such Tracking Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as such interest or dividends or other distributions in respect of such securities deemed to be held by the TDS Group.~~

          ~~From and after any transfer of cash, securities or other property from a Tracking Group to the TDS Group, such Tracking Group shall no longer include the cash, securities or other property so transferred and the TDS Group shall include such cash, securities or other property and from and after any transfer of cash, securities or other property from the TDS Group to a Tracking Group, the TDS Group shall no longer include the cash, securities or other property so transferred and such Tracking Group shall include such cash, securities or other property.~~

          ~~"TDS Group Shares" shall mean the Series A Common Shares, Common Shares and any issued Special Common Shares of the Corporation and any other shares of capital stock designated by the Board as TDS Group Shares.~~

          ~~"TDS Iowa" shall mean Telephone and Data Systems, Inc., an Iowa corporation.~~

          ~~"TDS Telecom" shall mean TDS Telecommunications Corporation, a Delaware corporation.~~

          ~~"Telecom Group" shall mean, as of any date, that any shares of Telecom Group Stock have been issued and continue to be outstanding:~~

            ~~(a)   the interest of the Corporation or any of its subsidiaries in TDS Telecom and its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective businesses, assets and liabilities, except any of such businesses, assets or liabilities which have been attributed by the Board to another Group;~~

            ~~(b)   all businesses, assets and liabilities of the Corporation or any of its subsidiaries to the extent attributed to the Telecom Group by the Board, whether or not such businesses, assets or liabilities are businesses, assets and liabilities of TDS Telecom or any of its subsidiaries (or a successor as described in clause (a) of this sentence);~~

            ~~(c)   all businesses, assets and liabilities contributed or otherwise transferred to the Telecom Group from the TDS Group or any of the other Tracking Groups;~~

            ~~(d)   the interest of the Corporation or any of its subsidiaries in the businesses, assets and liabilities acquired by the Corporation or any of its subsidiaries for the Telecom Group, as determined by the Board;~~

            ~~(e)   a proportionate undivided interest in each and every business, asset and liability attributed to another Tracking Group equal to the Inter-Group Interest Fraction, if any, of the Telecom Group in such other Tracking Group; and~~

            ~~(f)    such other businesses, assets and liabilities and such adjustments to the foregoing as may be contemplated hereby or which may be determined in good faith by the Board.~~

          ~~If a Retained Interest in the Telecom Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to Telecom Group Common Shares payable in cash, securities or other property of the Corporation attributed to the Telecom Group, other than Telecom Group Common Shares, the TDS Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is the Telecom Group's Retained Interest Fraction and the denominator of which is the Telecom Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest or dividends are paid or other distributions are made on any securities other than Telecom Group Common Shares so distributed to the holders of Telecom Group Common Shares, the Telecom Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as such interest or dividends or other distributions in respect of such securities deemed to be held by the TDS Group.~~

          ~~If an Inter-Group Interest in the Telecom Group is then existing and if the Corporation shall pay a dividend or make any other distribution with respect to Telecom Group Common Shares payable in cash, securities or other property of the Corporation attributed to the Telecom Group other than Telecom Group Common Shares, the Tracking Group holding the Inter-Group Interest in the Telecom Group shall be deemed to hold an amount or fair value thereof (as determined in good faith by the Board) of such cash, securities or other property equal to the amount or fair value so distributed multiplied by a fraction the numerator of which is the Inter-Group Interest Fraction in the Telecom Group in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Telecom Group's Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and, to the extent interest~~

  ~~or dividends are paid or other distributions are made on any securities other than Telecom Group Common Shares so distributed to the holders of Telecom Group Common Shares, the Telecom Group shall no longer include a corresponding ratable amount or fair value of the kind of assets paid as such interest or dividends or other distributions in respect of such securities deemed to be held by the Tracking Group holding the Inter-Group Interest in the Telecom Group.~~

          ~~From and after any transfer of cash, securities or other property from the Telecom Group to the TDS Group or to another Tracking Group, the Telecom Group shall no longer include the cash, securities or other property so transferred and the TDS Group or such other Tracking Group, as the case may be, shall include such cash, securities or other property, and from and after any transfer of cash, securities or other property from the TDS Group or another Tracking Group to the Telecom Group, the TDS Group or such other Tracking Group, as the case may be, shall no longer include the cash, securities or other property so transferred and the Telecom Group shall include such cash, securities or other property.~~

          ~~"Telecom Group Common Shares" shall mean the TDS Telecommunications Group Common Shares, par value $0.01 per share.~~

          ~~"Tracking Group" shall mean the Aerial Group, the Cellular Group and the Telecom Group, and any other business group designated as a Tracking Group by the Board.~~

          ~~"Tracking Stock" shall mean the Aerial Group Common Shares, the Cellular Group Common Shares and the Telecom Group Common Shares, and any other shares of capital stock of the Corporation which the Board designates as Tracking Stock.~~

          ~~"Trading Day" shall mean each weekday other than a day on which the relevant class of Common Stock of the Corporation is not traded on any national securities exchange or quoted on the Nasdaq Stock Market or on the over-the-counter market.~~

          ~~"U.S. Cellular" shall mean United States Cellular Corporation, a Delaware corporation.~~

        13.    ~~20.~~ Determinations by Board.    The Board ~~of Directors~~ shall make such determinations with respect to ~~the businesses, assets and liabilities to be attributed to the Groups, the items of income and expenses for purposes of determining the Corporation Earnings (Loss) attributable to the Groups,~~ the application of the provisions of this Article IV to transactions to be engaged in by the Corporation and the powers, preferences and relative, participating, optional and other special rights of the holders of the classes of Common Stock, and the qualifications and restrictions thereon, provided by the Restated Certificate of Incorporation of the Corporation, as may be or become necessary or appropriate to the exercise of such powers, preferences and relative, participating, optional and other special rights~~, including, without limiting the foregoing, the determinations referred to in the following paragraphs of this paragraph 20.~~. A record of any such determination shall be filed with the records of the actions of the Board ~~of Directors~~.

          ~~(a)   Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of any then existing Group, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of one Group or that an interest therein shall be partly for the benefit of one or more Groups.~~

          ~~(b)   Upon any issuance of any shares of Tracking Stock at a time when the Number of Shares Issuable with Respect to Retained Interest or the Number of Shares Issuable with Respect to Inter-Group Interest is more than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of such Tracking Stock so issued should reduce the Number of Shares Issuable with Respect to Retained Interest or the Number of Shares Issuable with Respect to Inter-Group Interest, as the case may be.~~

          ~~(c)   Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of a class of Tracking Stock, if at the time such Convertible Securities are issued the Number of Shares Issuable with~~

  ~~Respect to Retained Interest or the Number of Shares Issuable with Respect to Inter-Group Interest is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise of such Convertible Securities, the issuance of shares of such Tracking Stock pursuant thereto shall, in whole or in part, reduce the Number of Shares Issuable with Respect to Retained Interest or the Number of Shares Issuable with Respect to Inter-Group Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities and any other relevant factors.~~

          ~~(d)   Upon any repurchase by the Corporation or any subsidiary thereof of shares of any class of Tracking Stock, the Board of Directors shall determine, based on the source of funds used and any other relevant factors, whether all or any part of the shares of such Tracking Stock so purchased shall increase the Number of Shares Issuable with Respect to Retained Interest or the Number of Shares Issuable with Respect to Inter-Group Interest, as the case may be.~~

        If the Board designates any new class or series of capital stock, the Board shall make such determinations under this Restated Certificate of Incorporation as the Board determines may be necessary or appropriate in connection therewith.

        Subject to applicable law, any determinations made in good faith by the Board under any provision of this Article IV or any certificate of designation filed pursuant hereto, and any determinations with respect to ~~any Group or~~ the rights of holders of any class or series of capital stock made pursuant to or in furtherance of this Article IV, shall be final and binding on all shareholders.

ARTICLE V

        The address of the registered office of the Corporation is ~~Corporation Trust Company, in the County of New Castle, and the name of its registered agent at such address is~~ Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE VI

        A.    Number and Classes of Directors.    The number of directors of the Corporation shall be fixed by or pursuant to the Bylaws of the Corporation, but shall not be less than three. The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of shareholders following such election or appointment. Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification.

        B.    Removal.    Any one or more of or all of the directors may be removed with or without cause only by a vote of the holders of at least a majority of the voting power of shares then entitled to vote in the election of such directors.

        C.    Ballots.    The election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE VII

        To the extent permitted by the DGCL or any other applicable law presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty owed to the Corporation or its shareholders; provided that this provision shall not relieve a director from liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for transactions from which the director derives an improper personal benefit or (d) under Section 174 of the DGCL. This Article shall not apply to acts or omissions occurring prior to its effectiveness. No amendment to, expiration of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, expiration or repeal.

 ARTICLE VIII

        The Board of the Corporation, when evaluating any proposal or offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation; (b) merge or consolidate the Corporation with another corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all factors the directors deem relevant, including without limitation (i) the effects on the customers of the Corporation or any of its subsidiaries or on such other constituencies of the Corporation as the Board considers relevant under the circumstances; (ii) not only the consideration being offered (after taking into account corporate and shareholder taxes) in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also the Board's estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern; (iii) the purpose of the Corporation, and any of its subsidiaries, to provide quality products and services on a long-term basis; and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that such interests may be best served by the continued independence of the Corporation. If, on the basis of such factors, the Board so determines that a proposal or offer to acquire or merge the Corporation, or to sell its assets, is not in the best interests of the Corporation, it may reject the proposal or offer. If the Board determines to reject any such proposal or offer, the Board shall have no obligation to facilitate, to remove any barriers to, or to refrain from impeding the proposal or offer except as may be required by applicable law. Except to the extent required by applicable law, the consideration of any or all of such factors shall not be a violation of the business judgment rule or of any duty of the directors to the shareholders or a group of shareholders, even if the directors reasonably determine that any such factor or factors outweigh the financial or other benefits to the Corporation or a shareholder or group of shareholders.

ARTICLE IX

        In furtherance and not in limitation of the powers conferred by statute, the Board ~~of Directors~~ is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE X

        Subject to the last sentence of this paragraph, each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the DGCL as it may be in effect from time to time. The right of indemnity provided herein shall not be deemed exclusive of any other rights to which any person may be entitled under any Bylaw, agreement, vote of shareholders or directors, or otherwise. The Corporation may provide indemnification to any such person, by agreement or otherwise, on such terms and conditions as the Board ~~of Directors~~ may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise differ from those set forth herein. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation regarding the manner and conditions under which indemnification shall be provided hereunder by the Corporation and the extent thereof from time to time as deemed appropriate by the Board in the best interests of the Corporation.

* * * * * *

        ~~SECOND:    The Board of Directors of the Corporation, at a meeting duly called at which a quorum existed, duly adopted resolutions proposing and approving and declaring advisable this Restated Certificate of Incorporation of the Corporation.~~

        ~~THIRD:    Pursuant to Section 228 of the DGCL, the adoption of this Restated Certificate of Incorporation was consented to in writing by the sole shareholder of the Corporation.~~

        ~~FOURTH:    This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.~~

        IN WITNESS WHEREOF, Telephone and Data Systems, Inc. has caused this Restated Certificate to be signed by its President this ~~22nd~~              day of ~~May~~                          , ~~1998.~~201    .

TELEPHONE AND DATA SYSTEMS, INC.
By:	LeRoy T. Carlson, Jr. President

ATTACHMENT I (13)
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
TELEPHONE AND DATA SYSTEMS, INC.

(13)
This Exhibit A does not include text highlighting the deleted terms of each series of Preferred Shares that would be eliminated by the Ancillary Amendment. To see the current terms of the Preferred Shares that would be eliminated, shareholders may review a copy of the Company's Restated Certificate of Incorporation currently in effect, which is available by reference to Exhibit 3.1 to the Company's Report on Form 8-A/A filed with the SEC on EDGAR on July 10, 1998, at the following URL: http://www.sec.gov/Archives/edgar/data/1051512/0001051512-98-000018.txt.

        INTRODUCTORY NOTE:    This Attachment I to the Restated Certificate of Incorporation of Telephone and Data Systems, Inc., a Delaware corporation (the "Corporation")  ~~("TDS Delaware")~~, describes the designations, rights, privileges and limitations of the series of Preferred Shares of ~~TDS Delaware~~ the Corporation which ~~will be issued in the Merger (as defined in the~~ remain outstanding on the filing of this Restated Certificate of Incorporation~~) in exchange for Preferred Shares~~ and were issued in the merger of Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa") with and into the Corporation. Unless otherwise required by the context, for purposes of this Attachment I, (i) references to dates of issuance of any series of Preferred Shares shall mean the original dates of issuance of the related series of Preferred Shares of TDS Iowa, (ii) references to conversion rates of any series of Preferred Shares shall mean the conversion rates included in the original certificate of designation of such series by TDS Iowa, without giving effect to stock splits or other events after the original dates of issuance requiring adjustment to such conversion rates, and (iii) references to all conversion or redemption dates and periods shall be based on the original issuance date of each series of Preferred Shares ~~by~~ of TDS Iowa.

S.    $10.50/$7.00 Cumulative and Convertible Voting Series S Preferred Shares, $.01 par value, Liquidation Value $100.00 Per Share

        (a)   Designation—The designation of this series of Preferred Shares shall be "$10.50/$7.00 Cumulative and Convertible Voting Series S Preferred Shares" (hereinafter referred to as the "Series S Preferred Shares").

        (b)   Dividends—The rate of dividend payable upon Series S Preferred Shares shall be ten and 50/100 dollars ($10.50) per share per annum during the first year after issuance and seven and no/100 dollars ($7.00) per share per annum thereafter.

        (c)   Voting Rights—

          (1)   With respect to all matters, each holder of Series S Preferred Shares shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation.

          (2)   With respect to the election of directors, the holders of Series S Preferred Shares shall have class voting rights (voting together with the holders of (A) other Preferred Shares that are entitled to vote thereon and that were issued after October 31, 1981, and (B) Series A Common Shares) to the extent provided in Article IV of the Restated Certificate of Incorporation of the Corporation.

        (d)   Conversion—

          (1)   The Series S Preferred Shares shall be convertible into the Corporation's Common Shares as hereinafter provided, and when and as so converted, such Series S Preferred Shares shall be canceled and retired and shall not be reissued as such. Commencing upon issuance and terminating four (4) years thereafter, the Series S Preferred Shares may be converted, upon written notice to the Corporation, into Common Shares of the Corporation at the rate of four (4) Common Shares for each Series S Preferred Share. On presentation and surrender to the Corporation at its offices of the certificate representing the Series S Preferred Shares to be converted, the holder thereof shall be entitled to receive in exchange therefor certificates for the fully paid and non-assessable Common Shares of the Corporation at the rate aforesaid, all under suitable regulations to be prescribed by the board of directors of the Corporation. Conversion of Series S Preferred Shares in the manner aforesaid shall not affect the right of the converting holder thereof to receive dividends accrued but unpaid thereon as of the dividend payment date immediately prior to conversion.

          (2)   The number of Common Shares into which each Series S Preferred Share is convertible shall be subject to adjustment from time to time as set forth in clauses (A) and (B) of this subparagraph (2):

            (A)   In case the Corporation shall (i) pay a dividend on its Common Shares in shares of the Corporation (ii) subdivide its outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares or (iv) issue by reclassification of its Common Shares (whether pursuant to a merger or consolidation or otherwise) any shares of the Corporation, then the holder of each Series S Preferred Share shall be entitled to receive upon the conversion of such share, the number of shares of the Corporation which he would have owned or would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this provision shall become effective retroactively with respect to conversions made subsequently to the record date in the case of a dividend, and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

            (B)   No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease in such rate of at least one-tenth (1/10) of a Common Share; provided, however, that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and taken into account by any subsequent adjustment.

          (3)   The Corporation shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon conversion of Series S Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Series S Preferred Shares.

          (4)   Fractional Common Shares shall not be issued upon conversion of Series S Preferred Shares, nor shall cash adjustments be made for fractional shares upon such conversion.

          (5)   For the purposes of this paragraph (d), the term "Common Shares" shall mean (A) the class of stock designated as the Common Shares of the Corporation ~~at the date of this Restated Certificate of Incorporation,~~ on May 22, 1998, or (B) any other class of stock resulting from successive changes or reclassifications of such class consisting solely of a change in par value, or a change from no par value to par value.

        (e)   Liquidation—The amount payable upon each Series S Preferred Share in the event of either voluntary or involuntary liquidation shall be $100.00, plus a sum equal to the amount of all accumulated and unpaid dividends thereon.

QQ. Redeemable Voting Series QQ Preferred Shares, $.01 par value, Liquidation Value $100.00 Per Share

        (a)   Designation—The designation of the series of Preferred Shares created by this resolution shall be "Redeemable Voting Series QQ Preferred Shares" (hereinafter referred to as the "Series QQ Preferred Shares").

        (b)   Dividends—Each holder of a Series QQ Preferred Share shall be entitled to receive, when, as and if declared by the board of directors of the Corporation, cumulative dividends during each fiscal quarter to the extent set forth below. Such dividends shall commence to accrue (whether or not declared), without interest, with the fiscal quarter ending December 31, 1991, at a per annum rate of four dollars ($4.00) per share and shall be paid (if and when declared) in cash on the first business day after the end of the quarter for which accrued; provided, however, that any dividends accrued with respect to the first thirteen quarters after September 30, 1991, shall be paid by issuing additional Series QQ Preferred Shares at the annual rate of .04 of a share for each outstanding Series QQ Preferred Share; and such dividends shall accrue thereafter at a per annum rate of six dollars ($6.00) per share. If with respect to any of the first thirteen quarters after September 30, 1991, any of the additional Series QQ Preferred Shares to be paid in satisfaction of the dividend then accrued are not issued, then, for the purpose of determining the cumulative dividends to which each holder of Series QQ Preferred Shares shall thereafter be entitled to receive with respect to subsequent fiscal quarters ended on or before December 31, 1994, the additional Series QQ Preferred Shares not so issued shall be deemed to have been issued as of the first business day following the fiscal quarter for which accrued and to accrue dividends commencing with the quarter in which deemed to be issued.

        (c)   Redemption at Election of Corporation—

          (1)   Unless the holder shall have elected to have the Series QQ Preferred Shares redeemed in accordance with subparagraph (d)(1) hereof, the Series QQ Preferred Shares shall thereafter be redeemable in whole but not in part by the Corporation, upon giving notice as provided in subparagraph (c)(2) hereof, by delivering, at the option of the Corporation, on any date set for redemption (the "Redemption Date"), for each Series QQ Share (A) 4.35003 (the "Redemption Ratio") fully paid and non-assessable Common Shares, par value $1.00 per share ("USCC Common Shares"), of United States Cellular Corporation, a Delaware corporation ("USCC"), or (B) that number of Common Shares, par value $1.00 per share, of the Corporation ("TDS Common Shares") having a Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio, or (C) a combination of USCC Common Shares and TDS Common Shares having an aggregate Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio, or (D) cash (paid by certified check) equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio.

          (2)   Notice of an election under the redemption provision in subparagraph (c)(1) above shall be mailed (by first class, postage prepaid) to each holder of Series QQ Preferred Shares to be redeemed at the address appearing on the records of the Corporation not less than thirty (30) days prior to the Redemption Date. If the Corporation elects to redeem any of the Series QQ Preferred Shares in cash and, on or before the Redemption Date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation so as to be available for payment to the holders of Series QQ Preferred Shares so called for redemption upon such holders' surrender of such Series QQ Preferred Shares to the Corporation, then, notwithstanding that any certificate representing Series QQ Preferred Shares so called for redemption shall not have been surrendered for cancellation, all rights with respect to such Series QQ Preferred Shares so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall terminate at the close of business on such Redemption Date, except only the right of the holder to receive the Redemption Price therefor, but without interest.

          (3)   Each notice of redemption shall state:

            (A)   the Redemption Date;

            (B)   the number of Series QQ Preferred Shares to be redeemed;

            (C)  whether the Redemption Price will be paid in cash (by certified check), by the issuance of TDS Common Shares, by the transfer of USCC Common Shares, or by a combination thereof; and

            (D)  the place where certificates for the Series QQ Preferred Shares are to be surrendered for payment of the Redemption Price.

          (4)   Each holder of Series QQ Preferred Shares to be redeemed shall present and surrender his certificate for such shares to the Corporation at the place designated in such notice. Within two business days after the date of such presentation or, if later, upon the Redemption Date, the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date (unless the Corporation shall default in payment of the Redemption Price), all rights of the holders thereof as shareholders of the Corporation, except the right to receive the Redemption Price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate, such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          (5)   For purposes of this Statement, (A) the "Market Value" per share of TDS Common Shares or USCC Common Shares at any time as of which such value is to be determined shall be deemed to be the average "Closing Price" (as defined below) for TDS or USCC Common Shares, as the case may be, for the five trading days ending on the fifth business day preceding the relevant Redemption Date, Accelerated Redemption Date or effective date of a Going Private Transaction of the type referred to in clause (d)(4)(C) below, (B) a "business day" means a day on which the New York Stock Exchange or other principal stock exchange or over-the-counter market on which the TDS or USCC Common Shares, as the case may be, are traded was open for at least one-half of its normal business day, and (C) the "Closing Price" on any day shall be the last sale price of such shares, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which such shares are traded or, if there is no such composite report as to any such day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, National Association of Securities Dealers Automated Quotation System or otherwise) on which such shares are traded.

        (d)   Redemption at Election of Holder—

          (1)   The Series QQ Preferred Shares outstanding on January 1, 1995, shall be redeemable in whole or in part at the option of the holder thereof on January 31, 1995, upon written notice given by such holder at the office or agency maintained by the Corporation for that purpose.

          (2)   Each Series QQ Preferred Share tendered to the Corporation for redemption pursuant to subparagraph (d)(1) above shall be redeemed by the Corporation on the date specified in the notice (and permitted by this Statement) referred to in subparagraph (d)(1) above (which shall be the "Redemption Date" of such shares), by delivering, at the option of the Corporation, (A) that number of fully paid and non-assessable USCC Common Shares determined by multiplying one (1) by the Redemption Ratio, or (B) that number of TDS Common Shares having a Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio, or (C) a combination of USCC Common Shares and TDS Common Shares having an aggregate Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio.

          (3)   Upon presentation and surrender of the certificate representing the Series QQ Preferred Shares to be redeemed, the holder thereof shall be entitled to receive in exchange therefor a certificate or certificates representing the fully paid and non-assessable TDS Common Shares, USCC Common Shares, or a combination thereof, determined in the manner set forth in subparagraph (d)(2) above. In addition, if any additional Series QQ Preferred Shares that were to be issued in payment of dividends accrued with respect to the first thirteen quarters after September 30, 1991, were not issued prior to the Redemption Date, then such holder shall also receive, in satisfaction of such dividends, the additional TDS Common Shares, USCC Common Shares, or a combination thereof, determined in the manner set forth in subparagraph (d)(2) above, which such holder would have received if such additional shares had been issued and had been tendered for redemption.

          (4)   The amount and kind of securities or property to be delivered pursuant to subparagraph (c)(1) or (d)(2) above shall be subject to adjustment from time to time as follows:

            (A)   In case USCC shall (i) take a record of the holders of USCC Common Shares for the purpose of entitling them to receive a dividend payable in USCC Common Shares, (ii) subdivide the outstanding USCC Common Shares, or (iii) combine the outstanding USCC Common

    Shares into a smaller number of shares, the Redemption Ratio shall be adjusted (or further adjusted in the case of successive such events) so that each holder of Series QQ Preferred Shares shall thereafter be entitled upon the redemption of each share thereof held by him to receive for each such share the number of USCC Common Shares which he would have owned or been entitled to receive after the happening of that one of the events described above which shall have happened had such Series QQ Preferred Share been redeemed immediately prior to the happening of such event in exchange for USCC Common Shares, such entitlement to become effective immediately after the opening of business on the day next following (x) the record date for such dividend, or (y) the day upon which such subdivision or combination shall become effective.

            (B)   In case USCC shall take a record of the holders of USCC Common Shares for the purpose of entitling them to receive an Extraordinary Dividend (as hereinafter defined), the holder of each Series QQ Preferred Share shall be entitled in each such case to an additional cash payment upon the redemption of such share in an amount equal to the amount of cash and the fair market value as of such record date of any property other than cash that such holder would have been entitled to receive as a result of such Extraordinary Dividend had such Series QQ Preferred Share been redeemed immediately prior to such record date in exchange for USCC Common Shares. As used herein the term "Extraordinary Dividend" means any dividend upon USCC Common Shares payable in cash and/or in property other than cash if and to the extent that on the record date thereof the amount of such cash and the fair market value of such property per USCC Common Share (when added to all other dividends (other than any dividend referred to in clause (d)(4)(A) above) previously paid on USCC Common Shares during the same Payment Period (as hereinafter defined)) exceeds ten percent of the average Closing Price for USCC Common Shares for the five trading days ending on such record date; provided, however, that the term "Extraordinary Dividend" shall not include any dividend referred to in clause (d)(4)(A) above. As used herein the term "Payment Period" means each consecutive 12-month period commencing on October 1, 1991, and each anniversary thereof.

            (C)  In case USCC shall effect a Going Private Transaction (as hereinafter defined) in which the consideration to be received by the holders of USCC Common Shares consists of equity securities of TDS, then, notwithstanding any provision of this Statement to the contrary, upon the subsequent redemption of the Series QQ Preferred Shares, each Series QQ Preferred Share tendered to the Corporation for redemption pursuant to subparagraph (c)(2) or (d)(1) above shall be redeemed by the Corporation on the Redemption Date specified in the redemption notice (and otherwise permitted by this Statement) by delivering that number of TDS Common Shares having a Market Value as of the effective date of such Going Private Transaction equal to the Market Value on such date of that number of USCC Common Shares for which such Series QQ Preferred Share might have been redeemed immediately prior to such Going Private Transaction, plus that number of USCC Common Shares which the holder of such Series QQ Preferred Share would have been entitled to receive if all of the additional Series QQ Preferred Shares to be issued in payments of accrued dividends for the first thirteen quarters after September 30, 1991, pursuant to the proviso in paragraph (b) above, had been issued and immediately redeemed for USCC Common Shares on the last business day immediately preceding the effective date of such Going Private Transaction. The TDS Common Shares to be delivered pursuant to this clause (d)(4)(C) shall be subject to adjustment from time to time after the effective date of a Going Private Transaction of the type referred to in this clause pursuant to clauses (d)(4)(A) and (B) as if such clauses referred to TDS and TDS Common Shares rather than USCC and USCC Common Shares, respectively.

            (D)  No adjustment in the number of TDS or USCC Common Shares, as the case may be, to which any holder is entitled pursuant to the application of clause (d)(4)(A) above shall be required unless such adjustment would require an increase or decrease of at least 1/10th of a TDS or USCC Common Share, as the case may be; provided, however, that any adjustments which by reason of this clause (D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (5)   Each holder who has given notice pursuant to subparagraph (d)(1) above shall deliver the certificate representing the Series QQ Preferred Shares to be redeemed to the Corporation with the notice of the redemption. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (e)   Redemption in the Event of Organic Change—In case USCC shall propose to effect any reorganization or reclassification of USCC Common Shares, consolidate or merge with another corporation, or sell to another corporation all or substantially all of its assets in such a way that holders of its outstanding USCC Common Shares shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other property with respect to or in exchange for such USCC Common Shares (collectively, any "Organic Change"), and immediately after such Organic Change TDS or USCC would no longer be under common control within the meaning of Rule 405 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (a "Disaffiliation Transaction"), or USCC or TDS shall propose to effect any transaction or series of transactions of the type described in paragraph (a)(3)(i) of Rule 13e-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, in which USCC is the "issuer", which has one of the effects described in paragraph (a)(3)(ii) of such Rule (a "Going Private Transaction"), and in which the consideration to be received by the holders of USCC Common Shares is something other than equity securities of TDS, then TDS shall deliver a notice of redemption (as described in subparagraph (c)(3) above) to each holder of Series QQ Preferred Shares at least ten business days prior to the earliest date (the "Effective Date") on which holders of USCC Common Shares shall become entitled to receive stock, securities, cash or other property in connection with such Disaffiliation Transaction or such Going Private Transaction. Such notice of redemption shall specify the Effective Date and each Series QQ Preferred Share shall be redeemed on a date (the "Accelerated Redemption Date") which is not later than the last business day preceding such Effective Date by the delivery by the Corporation of that number of USCC Common Shares for which such Series QQ Preferred Share might have been redeemed immediately prior to such Disaffiliation Transaction or such Going Private Transaction, plus that number of USCC Common Shares which the holder of such Series QQ Preferred Share would have been entitled to receive if all of the additional Series QQ Preferred Shares to be issued in payment of accrued dividends for the first thirteen fiscal quarters after September 30, 1991, pursuant to the proviso in paragraph (b) above, had been issued and immediately redeemed for USCC Common Shares on the Accelerated Redemption Date.

        (f)    No Fractional Shares—No fractional TDS Common Shares or USCC Common Shares shall be issued upon the redemption of Series QQ Preferred Shares, nor shall cash adjustments be made for fractional shares upon such redemption.

        (g)   Terminology—For purposes of this Statement, the term "TDS Common Shares" and the term "USCC Common Shares" shall mean (A) the class of stock designated as the Common Shares of the Corporation and the Common Shares of USCC, respectively, on ~~the date this Statement is filed with the Delaware Secretary of State,~~ May 22, 1998, or (B) any other class of stock resulting from successive changes or reclassifications of such class consisting solely of a change in par value, or a change from no par value to par value.

        (h)   Voting Rights—

          (1)   With respect to all matters, each holder of Series QQ Preferred Shares shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation.

          (2)   With respect to the election of directors, the holders of Series QQ Preferred Shares shall have class voting rights (voting together with the holders of (A) other Preferred Shares that are entitled to vote thereon and that were issued after October 31, 1981, and (B) Series A Common Shares) to the extent provided in Article IV of the Restated Certificate of Incorporation of the Corporation.

        (i)    Preference Value in Liquidation—The amount payable upon each Series QQ Preferred Share in the event of either voluntary or involuntary liquidation shall be $100.00.

EXHIBIT B

388 Greenwich Street
New York, NY 10013

Citigroup Global Markets Inc.

November 28, 2011

The Board of Directors
Telephone and Data Systems, Inc.
30 North LaSalle Street, Suite 4000
Chicago, Illinois 60602

Members of the Board:

        We understand that Telephone and Data Systems, Inc. (the "Company") is proposing to reclassify (the "Share Consolidation") (i) each outstanding special common share, par value $.01 per share, of the Company (the "Special Common Shares") as one new common share, par value $.01 per share, of the Company (the "New Common Shares"), (ii) each outstanding common share, par value $.01 per share, of the Company (the "Existing Common Shares") as 1.087 New Common Shares (we refer to the ratio by which the Special Common Shares and the Existing Common Shares are proposed to be reclassified as New Common Shares as the "Listed Share Reclassification Ratio") and (iii) each outstanding Series A common share, par value $.01 per share, of the Company (the "Existing Series A Common Shares") as 1.087 new Series A common shares, par value $.01 per share, of the Company (the "New Series A Common Shares"), each as further set forth in the draft of the proposed amendment (as such draft proposed amendment relates to the Share Consolidation, the "Share Consolidation Amendment") to the restated certificate of incorporation of the Company (as amended, the "TDS Charter"), the proxy statement of the Company dated August 31, 2011 (the "Proxy Statement") and the draft of the supplement to the Proxy Statement to be issued by the Company in connection with the Share Consolidation (the "Draft Proxy Supplement," and together with the Proxy Statement, the "Proxy Disclosure"). You have requested our opinion as to the fairness, from a financial point of view, of the Listed Share Reclassification Ratio to both the holders of the Existing Common Shares and the holders of the Special Common Shares (solely in their capacity as holders of the Existing Common Shares or holders of the Special Common Shares, as the case may be, and disregarding any interest any holder of Existing Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of the Company).

        In arriving at our opinion, we reviewed the TDS Charter (as it relates to the rights and privileges of the Existing Common Shares and the Special Common Shares (together, the "Existing Shares") and the Existing Series A Common Shares), the factors considered by the TDS Board in determining to issue the Special Common Shares in 2005, the Share Consolidation Amendment and the Proxy Disclosure and held discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of the Company concerning the foregoing. We also held discussions with certain senior officers, directors and other representatives and advisors (including outside counsel) of the Company concerning the Company and its financial and operating performance, the pro forma economic and voting impact of the Share Consolidation and the strategic and other considerations behind the decision of the Company to propose the initially-proposed share consolidation contemplated by the Proxy Statement and the decision of the Company to subsequently propose the Share Consolidation. We examined certain publicly available business and financial information relating to the Company and to the existing voting control of the Voting Trust (the "TDS Voting Trust") under the Amendment and Restatement (dated as of April 22, 2005) of Voting Trust Agreement dated as of June 30, 1989 with respect to the Company (as to matters other than the election of a minority of the Company's directors) and reviewed the financial terms of the Share Consolidation as set forth in the Share Consolidation Amendment in relation to, among other things, current and historical market prices, trading volumes and trading liquidities of the Existing Shares and the capitalization of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Share Consolidation and the Listed Share Reclassification Ratio and analyzed certain financial, stock market and other publicly available information relating to other companies with multiple classes of publicly traded equity securities that we considered relevant in evaluating the Share Consolidation and the Listed Share Reclassification Ratio. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have also relied upon the advice of counsel to the Company as to legal matters in respect of the TDS Charter and the Share Consolidation Amendment.

        We have assumed, with your consent, that the Share Consolidation will be consummated in accordance with the terms of the Share Consolidation Amendment, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining any necessary regulatory and shareholder approvals, consents and releases for the Share Consolidation, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Share Consolidation. Representatives of the Company have advised us, and we further have assumed, that the final form of the Share Consolidation Amendment will not vary materially from the draft thereof that has been provided to us. We also have assumed, with your consent, that the Share Consolidation will have the federal income tax consequences set forth in the Proxy Disclosure.

        Our opinion, as set forth herein, relates solely to the Listed Share Reclassification Ratio and we are not expressing any opinion as to the price at which the Existing Shares will trade at any time prior to the time the Share Consolidation is consummated (including the relative trading prices of the Existing Common Shares and the Special Common Shares) or the price at which the New Common Shares will trade at any time following the consummation of the Share Consolidation. In addition, we note that, as part of the Share Consolidation, the Company is proposing to reclassify (the "Series A Share Reclassification") each outstanding Existing Series A Common Share (which are currently convertible into Special Common Shares or Existing Common Shares on a one-for-one basis) as 1.087 New Series A Common Shares (which will be convertible into New Common Shares on a one-for-one basis), the same ratio as is being proposed in connection with the reclassification of the Existing Common Shares as New Common Shares; however, we express no view as to, and our opinion does not address, the Series A Share Reclassification. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. While we advised TDS in connection with the structuring of the Share Consolidation and the establishment of the Listed Share Reclassification Ratio, we note that the final structure of the Share Consolidation and the final Listed Share Reclassification Ratio were determined by TDS based on a variety of factors as set forth under "Proposals—Charter Amendments—Charter Amendments Generally—Background and Reasons for the Charter Amendments and Related Transactions; Recommendation of the TDS Board" in the Proxy Statement and "Background and Reasons for Changes to Proposals; Recommendation of TDS Board" in the Draft Proxy Supplement, of which our advice and opinion was only one factor. We express no view as to, and our opinion does not address, the underlying business decision of the Company to effect the Share Consolidation, the relative merits of the Share Consolidation as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of the Company, or any class of such persons, relative to the Listed Share Reclassification Ratio. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

        Our opinion expressed below relates solely to the fairness of the Listed Share Reclassification Ratio to the holders of Special Common Shares and the holders of Existing Common Shares, and we express no view as to, and our opinion does not address, the fairness of the Vote Amendment (as defined in the Draft Proxy Statement) to the holders of the Special Common Shares or the holders of the Existing Common Shares because, in our judgment, there were not financial or other trading metrics sufficient to permit us to form an opinion as to the fairness, from a financial point of view, of the Vote Amendment. In this regard, we note that the TDS Voting Trust, which currently holds a controlling interest in the Company, would, following the effectiveness of the Share Consolidation Amendment and the Vote Amendment (assuming it retains its current ownership interest in the Company until such effectiveness), continue to hold a controlling interest in the Company (as to matters other than the election of a minority of the Company's directors) immediately following such effectiveness (and thereafter, unless and until a substantial number of New Series A Common Shares are exchanged for New Common Shares). Furthermore, we understand from the TDS Voting Trust's public filings that the trustees of the TDS Voting Trust intend to maintain the ability to keep or dispose of the TDS Voting Trust's current voting control of the Company. We also understand that representatives of the TDS Voting Trust have advised the Company that the TDS Voting Trust would not approve the Share Consolidation Amendment or the Vote Amendment if they were not supported by the independent directors of the Board of Directors of the Company and that the Company intends to make the effectiveness of the Share Consolidation Amendment conditional on shareholder approval and effectiveness of the Vote Amendment as the Company believes such conditionality will be necessary to obtain the TDS Voting Trust's support for the Share Consolidation (which is necessary for its approval).

        Citigroup Global Markets Inc. has acted as financial advisor to the Company with respect to this opinion and received a fee for our services in connection with the delivery of the opinion delivered on August 7, 2011 set forth in the Proxy Statement and has received fees and will continue to receive fees for certain other services provided in connection with the Share Consolidation. We and our affiliates in the past have provided services to the Company unrelated to the proposed Share Consolidation, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted as joint bookrunner in connection with certain debt offerings of the Company and United States Cellular Corporation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. However, at this time, neither we nor any of our affiliates hold any material amount of equity securities of the Company for our own account. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may have further relationships with the Company and its affiliates.

        Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in its consideration of the Share Consolidation, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the Share Consolidation.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Listed Share Reclassification Ratio is fair, from a financial point of view, to both the holders of the Existing Common Shares and the holders of the Special Common Shares (solely in their capacity as holders of the Existing Common Shares or holders of the Special Common Shares, as the case may be, and disregarding any interest any holder of Existing Common Shares or Special Common Shares, as the case may be, may have in any other equity securities of the Company).

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

CH1 6332391v.1 C123456789 IMPORTANT ADJOURNED SPECIAL MEETING INFORMATION ENDORSEMENT_LINE _________________ SACKPACK _____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 13, 2012. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by Telephone • Call toll free [-800-652-VOTE (8683) within the USA territories and Canada any time on a touch tone telephone. There is NO CHARGE for the call. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message. Adjourned Special Meeting Proxy Card – Common . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . A Proposals — The Board of Directors unanimously recommends a vote FOR all of the Proposals. For Against Abstain For Against Abstain 1. Revised Share Consolidation Amendment - Statutory Vote 2. Revised Share Consolidation Amendment - Ratification Vote For Against Abstain For Against Abstain 3. Revised Vote Amendment - Statutory Vote 4. Revised Vote Amendment – Ratification Vote For Against Abstain For Against Abstain 5. Ancillary Amendment 6. Revised 2011 Long-Term Incentive Plan For Against Abstain For Against Abstain 7. Compensation Plan for Non-Employee Directors 8. Revised Proposal to Adjourn the Special Meeting, if elected 9. In accordance with their discretion, to vote upon all other matters that may properly come before the Adjourned Special Meeting, including matters incidental to the conduct of the meeting. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

CH1 6332391v.1 The proxy statement and supplement to the proxy statement are available at www.teldta.com/proxyvote. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy - Telephone and Data Systems, Inc. Proxy for COMMON SHARES Solicited on Behalf of the Board of Directors for the Adjourned Special Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held January 13, 2012 The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the Adjourned Special Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, January 13, 2012, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Adjourned Special Meeting of Shareholders and Supplement dated November 29, 2011 to Proxy Statement dated August 31, 2011, a copy of which is also enclosed. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Adjourned Special Meeting of Shareholders and any adjournment, postponement, continuation or rescheduling thereof. The Board of Directors unanimously recommends a vote “FOR” all of the Proposals. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” all of the Proposals. Whether or not you are able to attend the Adjourned Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of Telephone and Data Systems, Inc. stock allocated to your TDS Tax- Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before January 9, 2012 in order to be counted. Internet or telephone voting for shares held in your 401(k) Plan will be available until 1:00 a.m., Central Time on January 10, 2012. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, the Investment Management Committee for the TDS 401(k) Plan has determined that shares allocated to your account for the TDS 401(k) Plan will be voted proportionately in the same manner as the shares that are voted by Plan participants. (Continued and to be signed on Reverse Side)

C123456789 IMPORTANT ADJOURNED SPECIAL MEETING INFORMATION ENDORSEMENT_LINE _________________ SACKPACK _____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 13, 2012. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by Telephone • Call toll free 1-800-652-VOTE (8683] within the USA territories and Canada any time on a touch tone telephone. There is NO CHARGE for the call. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message. Adjourned Special Meeting Proxy Card – Series A Common . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . A Proposals — The Board of Directors unanimously recommends a vote FOR all of the following Proposals. For Against Abstain For Against Abstain 1. Revised Share Consolidation Amendment - Statutory Vote 3. Revised Vote Amendment - Statutory Vote For Against Abstain For Against Abstain 5. Ancillary Amendment 6. Revised 2011 Long-Term Incentive Plan For Against Abstain For Against Abstain 7. Compensation Plan for Non-Employee Directors 8. Revised Proposal to Adjourn the Special Meeting, if elected 9. In accordance with their discretion, to vote upon all other matters that may properly come before the Adjourned Special Meeting, including matters incidental to the conduct of the meeting. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box.

The proxy statement and supplemnet to the proxy statement are available at www.teldta.com/proxyvote. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy - Telephone and Data Systems, Inc. Proxy for SERIES A COMMON SHARES Solicited on Behalf of the Board of Directors for the Adjourned Special Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held January 13, 2012 The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the Adjourned Special Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, January 13, 2012, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Adjourned Special Meeting of Shareholders and Supplement dated November 29, 2011 to Proxy Statement dated August 31, 2011, a copy of which is also enclosed. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Adjourned Special Meeting of Shareholders and any adjournment, postponement, continuation or rescheduling thereof. The Board of Directors unanimously recommends a vote “FOR” all of the Proposals on the Reverse Side hereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” all of the Proposals on the Reverse Side hereof. Whether or not you are able to attend the Adjourned Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. (Continued and to be signed on Reverse Side)

CH1 6332392v.1 C1234569789 IMPORTANT AJOURNED SPECIAL MEETING INFORMATION ENDORSEMENT_LINE _________________ SACKPACK _____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 13, 2012. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by Telephone • Call toll free 1-800-652-VOTE (8683) within the USA territories and Canada any time on a touch tone telephone. There is NO CHARGE for the call. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message. Adjourned Special Meeting Proxy Card – Preferred . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . A Proposals — The Board of Directors unanimously recommends a vote FOR all of the following Proposals. For Against Abstain For Against Abstain 1. Revised Share Consolidation Amendment - Statutory Vote 3. Revised Vote Amendment - Statutory Vote For Against Abstain For Against Abstain 5. Ancillary Amendment 6. Revised 2011 Long-Term Incentive Plan For Against Abstain For Against Abstain 7. Compensation Plan for Non-Employee Directors 8. Revised Proposal to Adjourn the Special Meeting, if elected 9. In accordance with their discretion, to vote upon all other matters that may properly come before the Adjourned Special Meeting, including matters incidental to the conduct of the meeting. BB B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box.

The proxy statement and supplement to the proxy statement are available at www.teldta.com/proxyvote. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy - Telephone and Data Systems, Inc. Proxy for PREFERRED SHARES Solicited on Behalf of the Board of Directors for the Adjourned Special Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held January 13, 2012 The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the Adjourned Special Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, January 13, 2012, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Adjourned Special Meeting of Shareholders and Supplement dated November 29, 2011 to Proxy Statement dated August 31, 2011, a copy of which is also enclosed. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Adjourned Special Meeting of Shareholders and any adjournment, postponement, continuation or rescheduling thereof. The Board of Directors unanimously recommends a vote “FOR” all of the Proposals on the Reverse Side hereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” all of the Proposals on the Reverse Side hereof. Whether or not you are able to attend the Adjourned Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. (Continued and to be signed on Reverse Side)

C123456789 IMPORTANT ADJOURNED SPECIAL MEETING INFORMATION ENDORSEMENT_LINE _________________ SACKPACK _____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 13, 2012. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by Telephone • Call toll free 1-800-652-VOTE (8683) within the USA territories and Canada any time on a touch tone telephone. There is NO CHARGE for the call. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message. Adjourned Special Meeting Proxy Card – Special Common 1234 5678 9012 345. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . A Proposals — The Board of Directors unanimously recommends a vote FOR all of the following Proposals. For Against Abstain 1. Revised Share Consolidation Amendment - Statutory Vote For Against Abstain 2. Revised Share Consolidation Amendment - Ratification Vote For Against Abstain 4. Revised Vote Amendment – Ratification Vote B Non-Voting Items Change of Address — Please print new address below C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box.

The proxy statement and supplement to the proxy statement are available at www.teldta.com/proxyvote. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy - Telephone and Data Systems, Inc. Proxy for SPECIAL COMMON SHARES Solicited on Behalf of the Board of Directors for the Adjourned Special Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held January 13, 2012 The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Special Common Shares that the undersigned would be entitled to vote if then personally present at the Adjourned Special Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, January 13, 2012, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Adjourned Special Meeting of Shareholders and Supplement dated November 29, 2011 to Proxy Statement dated August 31, 2011, a copy of which is also enclosed. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Adjourned Special Meeting of Shareholders and any adjournment, postponement, continuation or rescheduling thereof. The Board of Directors unanimously recommends a vote “FOR” all of the Proposals on the Reverse Side hereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” all of the Proposals on the Reverse Side hereof. Whether or not you are able to attend the Adjourned Special Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of Telephone and Data Systems, Inc. stock allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before January 9, 2012 in order to be counted. Internet or telephone voting for shares held in your 401(k) Plan will be available until 1:00 a.m., Central Time on January 10, 2012. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, the Investment Management Committee for the TDS 401(k) Plan has determined that shares allocated to your account for the TDS 401(k) Plan will be voted proportionately in the same manner as the shares that are voted by Plan participants. (Continued and to be signed on Reverse Side)